SPRINT CORPORATION
Index to Consolidated Financial Statements

Page Reference
Sprint Consolidated Financial Statements

Reports of Independent Registered Public Accounting Firms	F-2

Successor Consolidated Balance Sheets as of March 31, 2014, December 31, 2013 and 2012 and Predecessor Consolidated Balance Sheet as of December 31, 2012	F-4

Successor Consolidated Statements of Comprehensive Loss for the three months ended March 31, 2014 and 2013 (unaudited), year ended December 31, 2013, and 87 days ended December 31, 2012 and Predecessor Consolidated Statements of Comprehensive Loss for the 191 days ended July 10, 2013, three months ended March 31, 2013 (unaudited) and years ended December 31, 2012 and 2011
F-5

Successor Consolidated Statements of Cash Flows for the three months ended March 31, 2014 and 2013 (unaudited), year ended December 31, 2013, and 87 days ended December 31, 2012 and Predecessor Consolidated Statements of Cash Flows for the 191 days ended July 10, 2013, three months ended March 31, 2013 (unaudited), and years ended December 31, 2012 and 2011
F-6

Successor Consolidated Statements of Stockholders' Equity for the three months ended March 31, 2014, year ended December 31, 2013 and 87 days ended December 31, 2012 and Predecessor Consolidated Statements of Stockholders' Equity for the 191 days ended July 10, 2013 and years ended December 31, 2012 and 2011
F-8

Notes to the Consolidated Financial Statements	F-9

Clearwire Consolidated Financial Statements

Independent Auditor's Report	F-67

Report of Independent Registered Public Accounting Firm	F-68

Consolidated Balance Sheets as of July 9, 2013 and December 31, 2012	F-69

Consolidated Statements of Operations for the 190 days ended July 9, 2013 and years ended December 31, 2012 and 2011	F-70

Consolidated Statements of Comprehensive Loss for the 190 days ended July 9, 2013 and years ended December 31, 2012 and 2011	F-71

Consolidated Statements of Cash Flows for the 190 days ended July 9, 2013 and years ended December 31, 2012 and 2011	F-72

Consolidated Statements of Stockholders' Equity and Comprehensive Loss for the 190 days ended July 9, 2013 and years ended December 31, 2012 and 2011	F-73

Notes to the Consolidated Financial Statements	F-74

Index to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders of
Sprint Corporation
Overland Park, Kansas
We have audited the accompanying Successor consolidated balance sheets of Sprint Corporation and subsidiaries (the “Company”) as of March 31, 2014, December 31, 2013 and 2012, and the related Successor consolidated statements of comprehensive loss, cash flows and stockholders’ equity for the period from October 5, 2012 (date of incorporation) through December 31, 2012, the year ended December 31, 2013, and the three-month period ended March 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Sprint Corporation and subsidiaries as of March 31, 2014, December 31, 2013 and 2012, and the related Successor results of their operations and their cash flows for the period from October 5, 2012 (date of incorporation) through December 31, 2012, the year ended December 31, 2013, and the three-month period ended March 31, 2014 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Notes 1 and 3 to the consolidated financial statements, on July 10, 2013, SoftBank Corp. completed a merger with Sprint Communications, Inc. (formerly Sprint Nextel Corporation) by which Sprint Corporation was the acquiring company of Sprint Communications, Inc. and applied the acquisition method of accounting as of the merger date.

/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
May 23, 2014
(June 18, 2014 as to Note 19)

Index to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Sprint Corporation:
We have audited the accompanying consolidated balance sheet of Sprint Communications, Inc. (formerly Sprint Nextel Corporation) and subsidiaries (the Predecessor Company) as of December 31, 2012, and the related consolidated statements of comprehensive loss, cash flows and stockholders’ equity for the 191 day period ended July 10, 2013, and each of the years in the two-year period ended December 31, 2012. These consolidated financial statements are the responsibility of the Predecessor Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Clearwire Corporation and its consolidated subsidiary Clearwire Communications, LLC (collectively, "Clearwire") as of December 31, 2012 and for the two-year period ended December 31, 2012 and 2011. The Predecessor Company’s investment in Clearwire included $674 million at December 31, 2012 and its equity in losses of Clearwire included $1.1 billion and $1.7 billion for the years 2012 and 2011, respectively. The financial statements of Clearwire as of December 31, 2012 and for the two-year period ended December 31, 2012 and 2011 were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to those amounts included for Clearwire, is based solely on the report of the other auditors.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Predecessor Company as of December 31, 2012, and the results of their operations and their cash flows for the 191 day period ended July 10, 2013, and each of the years in the two-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.
Sprint Communications, Inc. adopted accounting guidance regarding the presentation of the consolidated statement of comprehensive loss in 2011 and testing indefinite-lived intangible assets for impairment in 2012.

/s/ KPMG LLP
Kansas City, Missouri
October 21, 2013, except for
Note 19 as to which the date is
June 18, 2014

Index to Consolidated Financial Statements

SPRINT CORPORATION
CONSOLIDATED BALANCE SHEETS

	Successor			Predecessor
	March 31,	December 31,		December 31,
	2014	2013	2012	2012
	(in millions, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$4,970	$6,364	$5	$6,351
Short-term investments	1,220	1,105	—	1,849
Accounts and notes receivable, net	3,607	3,570	6	3,658
Device and accessory inventory	982	1,205	—	1,200
Deferred tax assets	128	186	—	1
Prepaid expenses and other current assets	672	628	—	700
Total current assets	11,579	13,058	11	13,759
Investments	146	143	3,104	1,053
Property, plant and equipment, net	16,299	16,164	—	13,607
Intangible assets
Goodwill	6,383	6,434	—	359
FCC licenses and other	41,978	41,824	—	20,677
Definite-lived intangible assets, net	7,558	8,014	—	1,335
Other assets	746	458	—	780
Total assets	$84,689	$86,095	$3,115	$51,570
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,163	$3,312	$—	$3,487
Accrued expenses and other current liabilities	5,544	6,363	4	5,008
Current portion of long-term debt, financing and capital lease obligations	991	994	—	379
Total current liabilities	9,698	10,669	4	8,874
Long-term debt, financing and capital lease obligations	31,787	32,017	—	23,962
Deferred tax liabilities	14,207	14,227	1	7,047
Other liabilities	3,685	3,598	—	4,600
Total liabilities	59,377	60,511	5	44,483
Commitments and contingencies
Stockholders' equity:
Common stock (Successor), voting, par value $0.01 per share, 9.0 billion authorized, 3.941 billion and 3.934 billion issued at March 31, 2014 and December 31, 2013	39	39	—	—
Class B common stock (Successor), voting, par value $0.01 per share, 25.0 million authorized, 3.106 million issued at December 31, 2012	—	—	—	—
Common stock (Predecessor), voting, par value $2.00 per share, 6.5 billion authorized, 3.010 billion issued at December 31, 2012	—	—	—	6,019
Paid-in capital	27,354	27,330	3,137	47,016
Accumulated deficit	(2,038)	(1,887)	(27)	(44,815)
Accumulated other comprehensive (loss) income	(43)	102	—	(1,133)
Total stockholders' equity	25,312	25,584	3,110	7,087
Total liabilities and stockholders' equity	$84,689	$86,095	$3,115	$51,570
See Notes to the Consolidated Financial Statements

Index to Consolidated Financial Statements

SPRINT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Successor				Predecessor
	Three Months Ended March 31,		Year Ended December 31,	87 Days Ended December 31,	191 Days Ended July 10,	Three Months Ended March 31,	Year Ended December 31,
	2014	2013 (Unaudited)	2013	2012	2013	2013 (Unaudited)	2012	2011
	(in millions, except per share amounts)
Net operating revenues	$8,875	$—	$16,891	$—	$18,602	$8,793	$35,345	$33,679
Net operating expenses:
Cost of services and products (exclusive of depreciation and amortization included below)	4,660	—	9,777	—	10,545	4,933	20,841	19,015
Selling, general and administrative	2,371	14	4,841	33	5,067	2,336	9,765	9,592
Severance, exit costs and asset impairments	127	—	309	—	652	25	298	106
Depreciation	868	—	2,026	—	3,098	1,422	6,240	4,455
Amortization	429	—	908	—	147	70	303	403
Other, net	—	—	—	—	(22)	(22)	(282)	—
	8,455	14	17,861	33	19,487	8,764	37,165	33,571
Operating income (loss)	420	(14)	(970)	(33)	(885)	29	(1,820)	108
Other (expense) income:
Interest expense	(516)	—	(918)	—	(1,135)	(432)	(1,428)	(1,011)
Equity in losses of unconsolidated investments, net	—	—	—	—	(482)	(202)	(1,114)	(1,730)
Gain on previously-held equity interests	—	—	—	—	2,926	—	—	—
Other income (expense), net	1	6	73	10	19	—	190	(3)
	(515)	6	(845)	10	1,328	(634)	(2,352)	(2,744)
(Loss) income before income taxes	(95)	(8)	(1,815)	(23)	443	(605)	(4,172)	(2,636)
Income tax expense	(56)	(1)	(45)	(4)	(1,601)	(38)	(154)	(254)
Net loss	(151)	(9)	(1,860)	(27)	(1,158)	(643)	(4,326)	(2,890)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	1	—	3	—	(8)	(2)	(4)	2
Unrealized holding gains (losses) on securities:
Unrealized holding gains (losses) on securities	1	—	6	—	(4)	1	5	6
Less: Reclassification adjustment for realized gains included in net loss	—	—	—	—	—	—	(3)	(4)
Net unrealized holding gains (losses) on securities	1	—	6	—	(4)	1	2	2
Unrecognized net periodic pension and other postretirement benefits:
Net actuarial (loss) gain	(147)	—	93	—	—	—	(404)	(349)
Less: Amortization of actuarial loss included in net loss	—	—	—	—	35	15	65	55
Net unrecognized net periodic pension and other postretirement benefits	(147)	—	93	—	35	15	(339)	(294)
Other comprehensive (loss) income	(145)	—	102	—	23	14	(341)	(290)
Comprehensive loss	$(296)	$(9)	$(1,758)	$(27)	$(1,135)	$(629)	$(4,667)	$(3,180)

Basic and diluted net loss per common share	$(0.04)		$(0.54)		$(0.38)	$(0.21)	$(1.44)	$(0.96)
Basic and diluted weighted average common shares outstanding	3,949		3,475		3,027	3,013	3,002	2,995
See Notes to the Consolidated Financial Statements

Index to Consolidated Financial Statements

SPRINT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor				Predecessor
	Three Months Ended March 31,		Year Ended December 31,	87 Days Ended December 31,	191 Days Ended July 10,	Three Months Ended March 31,	Years Ended December 31,
	2014	2013 (Unaudited)	2013	2012	2013	2013 (Unaudited)	2012	2011
	(in millions)
Cash flows from operating activities:
Net loss	$(151)	$(9)	$(1,860)	$(27)	$(1,158)	$(643)	$(4,326)	$(2,890)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Asset impairments	75	—	—	—	—	—	102	78
Depreciation and amortization	1,297	—	2,934	—	3,245	1,492	6,543	4,858
Provision for losses on accounts receivable	153	—	261	—	194	83	561	559
Share-based and long-term incentive compensation expense	35	—	98	—	37	17	82	73
Deferred income tax expense (benefit)	46	(1)	32	1	1,586	24	209	231
Equity in losses of unconsolidated investments, net	—	—	—	—	482	202	1,114	1,730
Gain on previously-held equity interests	—	—	—	—	(2,926)	—	—	—
Interest expense related to beneficial conversion feature on convertible bond	—	—	—	—	247	—	—	—
Gains from asset dispositions and exchanges	—	—	—	—	—	—	(29)	—
Contribution to pension plan	(10)	—	(7)	—	—	—	(108)	(136)
Spectrum hosting contract termination	—	—	—	—	—	—	(236)	—
Call premiums paid on debt redemptions	—	—	(180)	—	—	—	—	—
Amortization and accretion of long-term debt premiums and discounts	(74)	—	(160)	—	9	14	4	(12)
Other changes in assets and liabilities:
Accounts and notes receivable	(232)	(11)	(558)	(6)	150	215	(892)	(729)
Inventories and other current assets	173	—	(391)	—	298	243	(486)	(238)
Accounts payable and other current liabilities	(490)	8	25	3	280	(734)	577	90
Non-current assets and liabilities, net	(340)	—	(379)	—	207	16	(11)	48
Other, net	40	11	124	29	20	11	(105)	29
Net cash provided by (used in) operating activities	522	(2)	(61)	—	2,671	940	2,999	3,691
Cash flows from investing activities:
Capital expenditures	(1,488)	—	(3,847)	—	(3,140)	(1,381)	(4,261)	(3,130)
Expenditures relating to FCC licenses	(152)	—	(146)	—	(125)	(55)	(198)	(258)
Reimbursements relating to FCC licenses	—	—	—	—	—	—	—	135
Acquisitions, net of cash acquired	—	—	(14,112)	—	(4,039)	—	—	—
Investment in Clearwire (including debt securities)	—	—	—	—	(308)	(80)	(228)	(331)
Investment and derivative in Sprint Communications, Inc.	—	—	—	(3,100)	—	—	—	—
Proceeds from sales and maturities of short-term investments	920	—	1,715	—	2,445	1,281	1,513	980
Purchases of short-term investments	(1,035)	—	(1,719)	—	(1,221)	(926)	(3,212)	(830)
Other, net	(1)	—	1	—	3	3	11	(9)
Net cash used in investing activities	(1,756)	—	(18,108)	(3,100)	(6,385)	(1,158)	(6,375)	(3,443)

Index to Consolidated Financial Statements

SPRINT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Successor				Predecessor
	Three Months Ended March 31,		Year Ended December 31,	87 Days Ended December 31,	191 Days Ended July 10,	Three Months Ended March 31,	Years Ended December 31,
	2014	2013 (Unaudited)	2013	2012	2013	2013 (Unaudited)	2012	2011
	(in millions)
Cash flows from financing activities:
Proceeds from debt and financings	—	—	9,500	—	204	204	9,176	4,000
Repayments of debt and capital lease obligations	(159)	—	(3,378)	—	(362)	(59)	(4,791)	(3,906)
Debt financing costs	(1)	—	(147)	—	(11)	(10)	(134)	(86)
Proceeds from issuance of common stock and warrants, net	—	—	18,567	3,105	60	7	29	18
Other, net	—	—	(14)	—	—	—	—	—
Net cash (used in) provided by financing activities	(160)	—	24,528	3,105	(109)	142	4,280	26
Net (decrease) increase in cash and cash equivalents	(1,394)	(2)	6,359	5	(3,823)	(76)	904	274
Cash and cash equivalents, beginning of period	6,364	5	5	—	6,351	6,351	5,447	5,173
Cash and cash equivalents, end of period	$4,970	$3	$6,364	$5	$2,528	$6,275	$6,351	$5,447
See Notes to the Consolidated Financial Statements

Index to Consolidated Financial Statements

SPRINT CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(in millions)

	Predecessor
	Common Stock		Paid-in Capital	Treasury Shares		Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total
	Shares	Amount		Shares	Amount
Balance, December 31, 2010	3,008	$6,016	$46,841	20	$(227)	$(37,582)	$(502)	$14,546
Net loss						(2,890)		(2,890)
Other comprehensive loss, net of tax							(290)	(290)
Issuance of common shares, net	7	14	—	(1)	21	(17)		18
Share-based compensation expense			43					43
Conversion of series 2 to series 1 common shares	(19)	(38)	(168)	(19)	206			—
Balance, December 31, 2011	2,996	$5,992	$46,716	—	$—	$(40,489)	$(792)	$11,427
Net loss						(4,326)		(4,326)
Other comprehensive loss, net of tax							(341)	(341)
Issuance of common shares, net	14	27	2					29
Share-based compensation expense			44					44
Beneficial conversion feature on convertible bond			254					254
Balance, December 31, 2012	3,010	$6,019	$47,016	—	$—	$(44,815)	$(1,133)	$7,087
Net loss						(1,158)		(1,158)
Other comprehensive income, net of tax							23	23
Issuance of common stock, net	16	33	27					60
Share-based compensation expense			18					18
Conversion of convertible debt	590	1,181	1,919					3,100
Balance, July 10, 2013	3,616	$7,233	$48,980	—	$—	$(45,973)	$(1,110)	$9,130

	Successor
	Common Stock		Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total
	Shares	Amount
Balance, October 5, 2012 (1)	—	$—	$—	$—	$—	$—
Capital contribution by SoftBank			3,105			3,105
Net loss				(27)		(27)
Expenses incurred by SoftBank for the benefit of Sprint			32			32
Balance, December 31, 2012 (1)	—	$—	$3,137	$(27)	$—	$3,110
Net loss				(1,860)		(1,860)
Expenses incurred by SoftBank for the benefit of Sprint			97			97
Other comprehensive income, net of tax					102	102
Issuance of common stock to SoftBank upon acquisition	3,076	31	18,370			18,401
Issuance of common stock to Sprint stockholders upon acquisition	851	8	5,336			5,344
Conversion of Sprint vested stock-based awards upon acquisition			193			193
Issuance of warrant to SoftBank prior to acquisition			139			139
Return of capital to SoftBank prior to acquisition			(14)			(14)
Issuance of common stock, net	7	—	27	—		27
Share-based compensation expense			45			45
Balance, December 31, 2013	3,934	$39	$27,330	$(1,887)	$102	$25,584
Net loss				(151)		(151)
Other comprehensive loss, net of tax					(145)	(145)
Issuance of common stock, net	7	—	—			—
Share-based compensation expense			24			24
Balance, March 31, 2014	3,941	$39	$27,354	$(2,038)	$(43)	$25,312
_________________

(1)
For the successor period beginning October 5, 2012 and ending December 31, 2012, there were approximately 3 million shares of Class B common stock of Starburst II, Inc. issued and outstanding with an immaterial value. These shares were exchanged in connection with the issuance of common stock to SoftBank upon completion of the Merger.

See Notes to the Consolidated Financial Statements

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Description of Operations
Sprint Corporation, including its consolidated subsidiaries, is a communications company offering a comprehensive range of wireless and wireline communications products and services that are designed to meet the needs of individual consumers, businesses, government subscribers and resellers. We have organized our operations to meet the needs of our targeted subscriber groups through focused communications solutions that incorporate the capabilities of our wireless and wireline services.
The Wireless segment includes retail, wholesale, and affiliate service revenue from a wide array of wireless voice and data transmission services and equipment revenue from the sale of wireless devices and accessories in the U.S., Puerto Rico and the U.S. Virgin Islands.
The Wireline segment includes revenue from domestic and international wireline voice and data communication services, including services to the cable multiple systems operators that resell our local and long distance services and use our back office systems and network assets in support of their telephone service provided over cable facilities primarily to residential end-use subscribers.
On July 10, 2013, SoftBank Corp. and certain of its wholly-owned subsidiaries (together, "SoftBank") completed the merger (SoftBank Merger) with Sprint Nextel Corporation (Sprint Nextel) contemplated by the Agreement and Plan of Merger, dated as of October 15, 2012 (as amended, the Merger Agreement), and the Bond Purchase Agreement, dated as of October 15, 2012 (as amended, the Bond Agreement). As a result of the SoftBank Merger, Starburst II, Inc. (Starburst II), a wholly-owned subsidiary of SoftBank became the parent company of Sprint Nextel. Immediately thereafter, Starburst II changed its name to Sprint Corporation and Sprint Nextel changed its name to Sprint Communications, Inc. In addition, in connection with the closing of the SoftBank Merger, Sprint Corporation became the successor registrant to Sprint Nextel under Rule 12g-3 of the Securities Exchange Act of 1934 (Exchange Act) and is the entity subject to the reporting requirements of the Exchange Act for filings with the Securities and Exchange Commission (SEC) subsequent to the close of the SoftBank Merger. In addition, in order to align with SoftBank’s reporting schedule, our Board of Directors approved a change in our fiscal year end to March 31, effective March 31, 2014. As a result, this transition report is for the three-month period of January 1, 2014 through March 31, 2014. References herein to fiscal year 2014 refer to the twelve-month period ending March 31, 2015. See Note 3. Significant Transactions for additional information regarding the SoftBank Merger and related transactions. Unless the context otherwise requires, references to "Sprint," "we," "us," "our" and the "Company" mean Sprint Corporation and its consolidated subsidiaries for all periods presented, inclusive of Successor and Predecessor periods described below, and references to "Sprint Communications" are to Sprint Communications, Inc. and its consolidated subsidiaries.
In connection with the change of control, as a result of the SoftBank Merger, Sprint Communications' assets and liabilities were adjusted to fair value on the closing date of the SoftBank Merger. The consolidated financial statements distinguish between the predecessor period (Predecessor) relating to Sprint Communications for periods prior to the SoftBank Merger and the successor period (Successor) relating to Sprint Corporation, formerly known as Starburst II, for periods subsequent to the incorporation of Starburst II on October 5, 2012. The Successor financial information includes the activity and accounts of Sprint Corporation as of and for the three-month transition period ended March 31, 2014 and the year ended December 31, 2013, which includes the activity and accounts of Sprint Communications, inclusive of the consolidation of Clearwire Corporation (Clearwire), prospectively following completion of the SoftBank Merger (Post-merger period), beginning on July 11, 2013 and the three-month transition period ended March 31, 2014. The accounts and operating activity for the Successor periods from October 5, 2012 (date of inception) to December 31, 2012, the three-month period ended March 31, 2013, and from January 1, 2013 to July 10, 2013 consist solely of the activity of Starburst II prior to the close of the SoftBank Merger, which primarily related to merger expenses that were incurred in connection with the SoftBank Merger (recognized in selling, general and administrative expense) and interest related to the $3.1 billion convertible bond (Bond) Sprint Communications, Inc. issued to Starburst II. The Predecessor financial information represents the historical basis of presentation for Sprint Communications for all periods prior to the SoftBank Merger. As a result of the preliminary valuation of assets acquired and liabilities assumed at fair value at the time of the SoftBank Merger, the financial statements for the Successor period are presented on a measurement basis different than the Predecessor period (Sprint Communications historical cost) and are, therefore, not comparable. See Note 3. Significant Transactions for additional information regarding the SoftBank Merger.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On July 9, 2013, Sprint Communications completed the acquisition of the remaining equity interests in Clearwire that it did not already own for approximately $3.5 billion, net of cash acquired, or $5.00 per share (Clearwire Acquisition). The consideration paid was allocated to assets acquired and liabilities assumed based on their estimated preliminary fair values at the time of the Clearwire Acquisition. The effects of the Clearwire Acquisition are included in the Predecessor period financial information and are therefore included in the allocation of the consideration transferred at the closing date of the SoftBank Merger.

Note 2.	Summary of Significant Accounting Policies and Other Information
Consolidation Policies and Estimates
The consolidated financial statements include our accounts, those of our 100% owned subsidiaries, and subsidiaries we control or in which we have a controlling financial interest. All intercompany transactions and balances have been eliminated in consolidation. Prior to the close of the Clearwire Acquisition, we applied the equity method of accounting to the investment in Clearwire because we did not have a controlling vote or the ability to control operating and financial policies.
The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (U.S. GAAP). This requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements. Significant estimates and assumptions are used for, but are not limited to, depreciable lives of assets, fair value of identified purchased tangible and intangible assets in a business combination, fair value assessments for purposes of impairment testing, and litigation reserves.
We completed several significant transactions in 2013 (See Note 3. Significant Transactions). Estimating fair value of assets acquired and liabilities assumed at the date of an acquisition or merger requires the use of significant judgments. While the ultimate responsibility resides with management, for material acquisitions or mergers we retain the services of certified valuation specialists to assist with estimating the fair value of certain acquired assets and assumed liabilities, including intangible assets.
Acquired intangible assets, excluding goodwill, were valued using a discounted cash flow methodology based on future cash flows specific to the type of intangible asset purchased. Net property, plant and equipment was valued using a cost approach, which estimates the fair value of property, plant and equipment needed to replace the functionality provided by the existing property, plant and equipment. Assumed liabilities were valued based on estimates of fair value, which is generally equal to anticipated expenditures to be incurred to satisfy the assumed obligations, including contractual liabilities assumed, which require the exercise of professional judgment.
These estimates are inherently subject to judgment and actual results could differ. Allocations of the purchase price for acquisitions or mergers are based on estimates of the fair value of the net assets acquired as discussed above, and are subject to finalization of the purchase price allocation during the measurement period. During the measurement period, the Company will adjust assets and liabilities if new information is obtained about facts or circumstances that existed as of the acquisition date that, if known, would have changed the recognition and/or measurement of those assets and liabilities as of that date.
Certain prior period amounts have been reclassified to conform to the current period presentation.
Summary of Significant Accounting Policies
Cash and Cash Equivalents
Cash equivalents generally include highly liquid investments with maturities at the time of purchase of three months or less. These investments may include money market funds, certificates of deposit, U.S. government and government-sponsored debt securities, corporate debt securities, municipal securities, bank-related securities, and credit and debit card transactions in process.
Allowance for Doubtful Accounts
An allowance for doubtful accounts is established to cover probable and reasonably estimable losses. Because of the number of subscriber accounts, it is not practical to review the collectability of each of those accounts individually to

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

determine the amount of allowance for doubtful accounts each period, although some account level analysis is performed with respect to large wireless and wireline subscribers. The estimate of allowance for doubtful accounts considers a number of factors, including collection experience, installment billing arrangements, aging of the accounts receivable portfolios, credit quality of the subscriber base and other qualitative considerations, including macro-economic factors. Amounts written off against the allowance for doubtful accounts, net of recoveries and other adjustments, were $106 million and $98 million for the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013, and $374 million, $105 million, $549 million, and $519 million for the Predecessor 191-day period ended July 10, 2013, the unaudited three-month period ended March 31, 2013, and years ended December 31, 2012 and 2011, respectively. See Note 4. Installment Receivables for additional information as it relates to the allowance for doubtful accounts specifically attributable to installment receivables.
Device and Accessory Inventory
Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Costs of devices and related revenues generated from device sales (equipment net subsidy) are recognized at the time of sale. Expected equipment net subsidy is not recognized prior to the time of sale because the promotional discount decision is generally made at the point of sale and because the equipment net subsidies are expected to be recovered through service revenues.
The net realizable value of devices and other inventory is analyzed on a regular basis. This analysis includes assessing obsolescence, sales forecasts, product life cycle, marketplace and other considerations. If assessments regarding the above factors adversely change, we may be required to sell devices at a higher subsidy or potentially record expense in future periods prior to the point of sale.
Property, Plant and Equipment
Property, plant and equipment (PP&E), including improvements that extend useful lives, are recognized at cost. Depreciation on property, plant and equipment is generally calculated using the straight-line method based on estimated economic useful lives of 3 to 30 years for buildings and improvements and network equipment, site costs and related software and 3 to 12 years for non-network internal use software, office equipment and other. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the respective assets. We calculate depreciation on certain network assets using the group life method. Accordingly, ordinary asset retirements and disposals on those assets are charged against accumulated depreciation with no gain or loss recognized. Gains or losses associated with all other asset retirements or disposals are recognized in the consolidated statements of comprehensive loss. Depreciation rates for assets are revised periodically to account for changes, if any, related to management's strategic objectives, technological changes or obsolescence. Repair and maintenance costs and research and development costs are expensed as incurred.
We capitalize costs for network and non-network software developed or obtained for internal use during the application development stage. These costs are included in PP&E and, when the software is placed in service, are depreciated over estimated useful lives of 3 to 5 years. Costs incurred during the preliminary project and post-implementation stage, as well as maintenance and training costs, are expensed as incurred.
Investments
Short-term investments are recognized at amortized cost and classified as current assets on the consolidated balance sheets when the original maturities at purchase are greater than three months but less than one year. Certain investments are accounted for using the equity method based on the Company's ownership interest and ability to exercise significant influence. Accordingly, the initial investment is recognized at cost and subsequently adjusted to recognize the Company's share of earnings or losses of the investee in each reporting period subsequent to the investment date.
Long-Lived Asset Impairment
Sprint evaluates long-lived assets, including intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Asset groups are determined at the lowest level for which identifiable cash flows are largely independent of cash flows of other groups of assets and liabilities. When the carrying amount of a long-lived asset group is not recoverable and exceeds its fair value, an

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

impairment loss is recognized equal to the excess of the asset group’s carrying value over the estimated fair value. See Note 10. Severance, Exit Costs and Asset Impairments for additional information on asset impairments.
Certain assets that have not yet been deployed in the business, including network equipment, cell site development costs and software in development, are periodically assessed to determine recoverability. Network equipment and cell site development costs are expensed whenever events or changes in circumstances cause the Company to conclude the assets are no longer needed to meet management's strategic network plans and will not be deployed. Software development costs are expensed when it is no longer probable that the software project will be deployed. Network equipment that has been removed from the network is also periodically assessed to determine recoverability. If we experience significant operational challenges, including retaining and attracting subscribers, future cash flows of the Company may not be sufficient to recover the carrying value of our wireless asset group, and we could record asset impairments that are material to Sprint's consolidated results of operations and financial condition.
Indefinite-Lived Intangible Assets
Our indefinite-lived intangible assets primarily consist of goodwill, certain of our trademarks and FCC licenses. Goodwill represents the excess of consideration paid over the estimated fair value of the net tangible and identifiable intangible assets acquired in business combinations. In determining whether an intangible asset, other than goodwill, is indefinite-lived, we consider the expected use of the assets, the regulatory and economic environment within which they are being used, and the effects of obsolescence on their use. We assess our indefinite-lived intangible assets, including goodwill, for impairment at least annually or, if necessary, more frequently, whenever events or changes in circumstances indicate the asset may be impaired.
As a result of the remeasurement of assets acquired and liabilities assumed in connection with the SoftBank Merger, Sprint recognized goodwill and other indefinite-lived intangible assets at their estimated fair value as of the SoftBank Merger Date. Consequently, there is no excess fair values over carrying values as of the SoftBank Merger Date, and the risk associated with potential impairment of goodwill and other indefinite-lived intangible assets in future reporting periods is heightened. Differences in the Company's actual future cash flows, operating results, growth rates, capital expenditures, cost of capital, discount rates and other assumptions as compared to the estimates utilized for the purpose of valuing indefinite-lived intangible assets as a result of the SoftBank Merger, as well as a significant adverse change in legal factors or in the business climate, unanticipated competition, a significant decline in the Company's stock price and related market capitalization, and/or slower growth rates, could affect the results of our impairment assessment and potentially lead to a future material impairment of our indefinite-lived intangible assets, including goodwill.
Guarantee Liabilities
Under one of our wireless service plans, we offer an option to our subscribers to purchase, on a monthly basis, access to unlimited data coupled with an annual trade-in right (the option). At the trade-in date, a subscriber, who has elected to purchase a device in an installment billing arrangement, will receive a credit in the amount of the outstanding balance of the remaining installment payments provided the subscriber trades-in an eligible used device in good working condition and purchases a new device from Sprint. Additionally, the subscriber must have purchased the option for the 12 consecutive months preceding the trade-in. When a subscriber elects the option, the total estimated arrangement proceeds associated with the subscriber are reduced by the estimated fair value of the fixed-price trade-in credit (guarantee liability) and the remaining proceeds are allocated amongst the other deliverables in the arrangement. The guarantee liability is estimated based on assumptions, including, but not limited to, the expected fair value of the used device at trade-in, subscribers’ estimated remaining balance of the installment receivable, and the probability and timing of the trade-in. When the subscriber elects to exercise the trade-in right, the difference between the outstanding balance of the installment receivable and the estimated fair value of the returned device is recorded as a reduction of the guarantee liability. If the subscriber elects to stop purchasing the option prior to, or after, becoming eligible to exercise the trade-in right, we recognize the amount of the associated guarantee liability as operating revenue. At each reporting date, we reevaluate our estimate of the guarantee liability. If all subscribers, who elected the option, were to claim their benefit at the earliest contractual time of eligible trade-in, the maximum amount of the guarantee liability (i.e., the estimated unpaid balance of the subscribers' installment contracts) would be approximately $265 million as of March 31, 2014. This amount is not an indication of the Company's expected loss exposure because it does not consider the expected fair value of the used handset, which is required to be returned to us in good working condition at

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

trade-in, nor does it consider the probability and timing of trade-in. The total guarantee liabilities associated with the option, which are recorded in "Accrued expenses and other current liabilities" in the consolidated balance sheets, were immaterial.
Benefit Plans
We provide a defined benefit pension plan and certain other postretirement benefits to certain employees, and we sponsor a defined contribution plan for all employees.
As of March 31, 2014 (Successor), December 31, 2013 (Successor) and December 31, 2012 (Predecessor), the fair value of our pension plan assets and certain other postretirement benefit plan assets in aggregate was $1.8 billion, $1.8 billion and $1.6 billion, respectively, and the fair value of our projected benefit obligations in aggregate was $2.4 billion, $2.3 billion and $2.7 billion, respectively. As a result, the plans were underfunded by approximately $600 million, $500 million and $1.1 billion at March 31, 2014, December 31, 2013, and December 31, 2012, respectively, and were recorded as a net liability in our consolidated balance sheets. A cash contribution of $10 million was made to the defined benefit pension plan in the Successor three-month transition period ended March 31, 2014, and future contributions totaling approximately $68.5 million are expected to be paid during the fiscal year 2014.
The offset to the pension liability is recorded in equity as a component of "Accumulated other comprehensive income (loss)," net of tax, including $147 million, $93 million and $404 million for the Successor three-month transition period ended March 31, 2014, year ended December 31, 2013, and Predecessor year ended December 31, 2012, respectively, which is amortized to "Selling, general and administrative" in Sprint's consolidated statements of comprehensive loss. The change in the net liability of the plan in the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013 was affected primarily by a change in the discount rate used to estimate the projected benefit obligation, decreasing from 5.3% to 4.9% for the Successor three-month transition period ended March 31, 2014 and increasing from 4.3% to 5.3% for the Successor year ended December 31, 2013. We intend to make future cash contributions to the pension plan in an amount necessary to meet minimum funding requirements according to applicable benefit plan regulations.
As of December 31, 2005, the pension plan was amended to freeze benefit plan accruals for participants. The objective for the investment portfolio of the pension plan is to achieve a long-term nominal rate of return, net of fees, which exceeds the plan's long-term expected rate of return on investments for funding purposes which was 7.75% at March 31, 2014 and December 31, 2013. To meet this objective, our investment strategy for most of the year ended December 31, 2013 was governed by an asset allocation policy, whereby a targeted allocation percentage is assigned to each asset class as follows: 41% to U.S. equities; 18% to international equities; 21% to fixed income investments; 10% to real estate investments; and 10% to other investments including hedge funds. Actual allocations are allowed to deviate from target allocation percentages by plus or minus 5%. As of December 1, 2013, the target allocation percentage assigned to each asset class was revised as follows: 38% to U.S. equities; 16% to international equities; 28% to fixed income investments; 9% to real estate investments; and 9% to other investments including hedge funds and remains consistent at March 31, 2014. The long-term expected rate of return on investment for funding purposes is 7.75% for the fiscal year 2014.
Investments of the pension plan are measured at fair value on a recurring basis which is determined using quoted market prices or estimated fair values. As of March 31, 2014, 48% of the investment portfolio was valued at quoted prices in active markets for identical assets; 33% was valued using quoted prices for similar assets in active or inactive markets, or other observable inputs; and 19% was valued using unobservable inputs that are supported by little or no market activity.
Under our defined contribution plan, participants may contribute a portion of their eligible pay to the plan through payroll withholdings. For the Successor year ended December 31, 2013 and the three-month transition period ended March 31, 2014, the Company matched 100% of the participants' pre-tax and Roth contribution (in aggregate) on the first 3% of eligible compensation and 50% of the participants' pre-tax and Roth (in aggregate) contribution on the next 2% of eligible compensation up to a maximum matching contribution of 4%. For the Predecessor years ended 2012 and 2011, the Company matched 50% of participants' contributions up to 2% of their eligible compensation. Fixed matching contributions totaled approximately $15 million and $35 million for the Successor three-month transition period ended March 31, 2014 and year ended 2013, respectively, and $32 million, $15 million, $30 million and $31 million for the Predecessor 191-day period ended July 10, 2013, unaudited three-month period ended March 31, 2013, and years ended December 31, 2012 and 2011, respectively. Prior to 2013, the Company also made discretionary matching contributions, as determined by the Board of Directors of the Company, equal to 100% of participants' contributions up to 3.95% of eligible compensation, or $60 million,

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

in the Predecessor year ended December 31, 2012, and 1.2% of eligible compensation, or $20 million in the Predecessor year ended December 31, 2011, based upon the attainment of certain profitability levels.
Revenue Recognition
Operating revenues primarily consist of wireless service revenues, revenues generated from device and accessory sales, revenues from wholesale operators and third-party affiliates, as well as long distance voice, data and Internet revenues. Service revenues consist of fixed monthly recurring charges, variable usage charges and miscellaneous fees such as activation fees, directory assistance, roaming, equipment protection, late payment and early termination charges, interest, and certain regulatory related fees, net of service credits and other adjustments. We generally recognize service revenues as services are rendered, assuming all other revenue recognition criteria are met. We recognize revenue for access charges and other services charged at fixed amounts ratably over the service period, net of credits and adjustments for service discounts, billing disputes and fraud or unauthorized usage. As a result of the cutoff times of our multiple billing cycles each month, we are required to estimate the amount of subscriber revenues earned but not billed from the end of each billing cycle to the end of each reporting period. These estimates are based primarily on rate plans in effect and our historical usage and billing patterns. Regulatory fees and costs are recorded gross. The largest component of the regulatory fees is the universal service fund, which represented no more than 2% for all periods presented in the consolidated statements of comprehensive loss.
We recognize equipment revenue and corresponding costs of devices when title and risk of loss passes to the indirect dealer or end-use subscriber. For arrangements involving multiple deliverables such as equipment and service, revenue is allocated to the deliverables based on their relative selling price. Equipment revenue is limited to the amount of non-contingent consideration received when the device is sold to a subscriber. Equipment revenue is also reduced by the estimated amount of imputed interest associated with installment receivables for subscribers who elect to finance the purchase of a device over a 24-month period. Often, we subsidize the cost of the device as an incentive to retain and acquire subscribers. The cost of these incentives are recorded as a reduction to equipment revenue upon activation of the device and a service contract.
If a multiple-element arrangement includes an option to purchase, on a monthly basis, access to unlimited data coupled with an annual trade-in right, the amount of the total arrangement consideration is reduced by the estimated fair value of the trade-in right or the guarantee and the remaining proceeds are then allocated amongst the other deliverables in the arrangement.
The accounting estimates related to the recognition of revenue require us to make assumptions about numerous factors such as future billing adjustments for disputes with subscribers, unauthorized usage, future returns, mail-in rebates on device sales, the fair value of a trade-in right and the total arrangement consideration.
Dealer Commissions
Cash consideration given by us to a dealer or end-use subscriber is presumed to be a reduction of revenue unless we receive, or will receive, an identifiable benefit in exchange for the consideration, and the fair value of such benefit can be reasonably estimated, in which case the consideration will be recorded as a selling expense. We compensate our dealers using specific compensation programs related to the sale of our devices and our subscriber service contracts, or both. When a commission is earned by a dealer solely due to a selling activity relating to wireless service, the cost is recorded as a selling expense. When a commission is earned by a dealer due to the dealer selling one of our devices, the cost is recorded as a reduction to equipment revenue. Commissions are generally earned upon sale of device, service, or both, to an end-use subscriber. Incentive payments to dealers for sales associated with devices and service contracts are classified as contra-revenue, to the extent the incentive payment is reimbursement of loss on the device, and selling expense for the amount associated with the selling effort. Incentive payments to certain indirect dealers who purchase the iPhone® directly from Apple are recognized as selling expense when the device is activated with a Sprint service plan because Sprint does not recognize any equipment revenue or cost of products for those transactions.
Severance and Exit Costs
Liabilities for severance and exit costs are recognized based upon the nature of the cost to be incurred. For involuntary separation plans that are completed within the guidelines of our written involuntary separation plan, a liability is recognized when it is probable and reasonably estimable. For voluntary separation plans (VSP) a liability is recognized when

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

the VSP is irrevocably accepted by the employee. For one-time termination benefits, such as additional severance pay or benefit payouts, and other exit costs, such as lease termination costs, the liability is measured and recognized initially at fair value in the period in which the liability is incurred, with subsequent changes to the liability recognized as adjustments in the period of change. Severance and exit costs associated with business combinations are recorded in the results of operations when incurred.
Compensation Plans
As of March 31, 2014, Sprint sponsored three incentive plans: the 2007 Omnibus Incentive Plan (2007 Plan); the 1997 Long-Term Incentive Program (1997 Program); and the Nextel Incentive Equity Plan (Nextel Plan) (together, "Compensation Plans"). Sprint previously also sponsored the Management Incentive Stock Option Plan (MISOP), which was deregistered in the first quarter 2012 after all outstanding options under the MISOP expired. Sprint also sponsors an Employee Stock Purchase Plan (ESPP). Under the 2007 Plan, we may grant share and non-share based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other equity-based and cash awards to employees, outside directors and other eligible individuals as defined by the plan. As of March 31, 2014, the number of shares available and reserved for future grants under the 2007 Plan and ESPP totaled approximately 198 million common shares. The Compensation Committee of our board of directors, or one or more executive officers should the Compensation Committee so authorize, as provided in the 2007 Plan, will determine the terms of each share and non-share based award. No new grants can be made under the 1997 Program or the Nextel Plan. We use new shares to satisfy share-based awards or treasury shares, if available.
The fair value of each option award is estimated on the grant date using the Black-Scholes option valuation model, based on several assumptions including the risk-free interest rate, volatility, expected dividend yield and expected term. No options were granted during the Successor three-month transition period ended March 31, 2014. During the Successor year ended December 31, 2013, the Company granted 1.7 million stock options with weighted average grant date fair value of $3.63 per share based upon assumptions of a risk free interest rate of 2.01%, weighted average expected volatility of 42.3%, expected dividend yield of 0% and expected term of 7.5 years. In general, options are granted with an exercise price equal to the market value of the underlying shares on the grant date, vest on an annual basis over three or four years, and have a contractual term of ten years. As of March 31, 2014, 43 million options were outstanding, of which 37 million options were exercisable.
The fair value of each restricted stock unit award is calculated using the share price at the date of grant. Restricted stock units generally have performance and service requirements or service requirements only with vesting periods ranging from one to three years. Employees and directors who are granted restricted stock units are not required to pay for the shares but generally must remain employed with us, or continue to serve as a member of our board of directors, until the restrictions lapse, which is typically three years for employees and one year for directors. Certain restricted stock units outstanding as of March 31, 2014, are entitled to dividend equivalents paid in cash, if dividends are declared and paid on common shares, but performance-based restricted stock units are not entitled to dividend equivalent payments until the applicable performance and service criteria have been met. During the Successor three-month transition period ended March 31, 2014, an insignificant number of service-only restricted stock units were granted. During the Successor year ended December 31, 2013, the Company granted 18 million service only and performance-based restricted stock units with a weighted average grant date fair value of $6.23 per share. During the Predecessor 191-day period ended July 10, 2013, approximately 2 million service only and performance-based restricted stock units were granted with a weighted average grant date fair value of $5.96 per share. At March 31, 2014, 28 million restricted stock unit awards were outstanding.
Compensation Costs
The cost of employee services received in exchange for share-based awards classified as equity is measured using the estimated fair value of the award on the date of the grant, and that cost is recognized over the period that the award recipient is required to provide service in exchange for the award. Awards of instruments classified as liabilities are measured at the estimated fair value at each reporting date through settlement. Share-based compensation cost related to awards with graded vesting is recognized using the straight-line method.
Pre-tax share and non-share based compensation charges from our incentive plans included in net loss were $35 million and $98 million for the Successor three-month transition period ended March 31, 2014 and year ended December 31,

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2013, respectively, $37 million and $17 million for the Predecessor 191-day period ended July 10, 2013 and unaudited three month-period ended March 31, 2013, respectively, and $82 million and $73 million for the Predecessor years ended December 31, 2012 and 2011, respectively. The net income tax benefit (expense) recognized in the consolidated financial statements for share-based compensation awards was $12 million and $34 million for the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013, respectively, $2 million and $(1) million for the Predecessor 191-day period ended July 10, 2013 and unaudited three-month period March 31, 2013, respectively, and $14 million and $13 million for the Predecessor years ended December 31, 2012 and 2011, respectively. As of March 31, 2014, there was $101 million of total unrecognized compensation cost related to non-vested incentive awards that are expected to be recognized over a weighted average period of 2.03 years.
Advertising Costs
We recognize advertising expense when incurred as selling, general and administrative expense. Advertising expenses totaled $408 million and $697 million for the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013, respectively, $858 million and $409 million for the Predecessor 191-day period ended July 10, 2013 and unaudited three-month period March 31, 2013, respectively, and $1.4 billion for each of the Predecessor years ended December 31, 2012 and 2011, respectively.
New Accounting Pronouncements
In July 2013, the Financial Accounting Standards Board (FASB) issued authoritative guidance regarding Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force), which amends existing guidance related to the financial presentation of unrecognized tax benefits by requiring an entity to net its unrecognized tax benefits against the deferred tax assets for all available same-jurisdiction loss or other tax carryforwards that would apply in settlement of the uncertain tax positions. The amendments were effective January 1, 2014, were applied prospectively to all unrecognized tax benefits that existed at the effective date, and did not have a material effect on our consolidated financial statements.
In April 2014, the FASB issued authoritative guidance regarding Reporting of Discontinued Operations and Disclosures of Disposals of Components of an Entity, which changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. The updated guidance defines discontinued operations as a disposal of a component or group of components that is disposed of or is classified as held for sale and represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results. Additionally, the disclosure requirements for discontinued operations were expanded and new disclosures for individually significant dispositions that do not qualify as discontinued operations are required. The guidance is effective prospectively for fiscal years and interim reporting periods within those years beginning after December 15, 2014, with early adoption permitted for transactions that have not been reported in financial statements previously issued or available for issuance. The standard will be effective for the Company's fiscal year beginning April 1, 2015 and will be applied to relevant future transactions.

Note 3.	Significant Transactions
Acquisition of Assets from U.S. Cellular
On November 6, 2012, Sprint Communications entered into a definitive agreement with United States Cellular Corporation (U.S. Cellular) to acquire personal communications services (PCS) spectrum and subscribers in parts of Illinois, Indiana, Michigan, Missouri and Ohio, including the Chicago and St. Louis markets, for $480 million in cash. Sprint Communications agreed, in connection with the acquisition, to reimburse U.S. Cellular for certain network shut-down costs in these markets. These costs are expected to be approximately $160 million on a net present value basis, but in no event will Sprint Communications' reimbursement obligation exceed $200 million on an undiscounted basis. The additional spectrum will be used to supplement Sprint's coverage in these areas. In addition, Sprint Communications and U.S. Cellular entered into transition services agreements for services to be provided by U.S. Cellular during the period after closing and prior to the transfer of the acquired subscribers to Sprint's network. The transaction closed on May 17, 2013. Of the total purchase price, approximately $605 million and $32 million was allocated to spectrum and customer relationships, respectively.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of Remaining Interest in Clearwire
On July 9, 2013 (Clearwire Acquisition Date), Sprint Communications completed the Clearwire Acquisition. Immediately prior to the completion of the Clearwire Acquisition, Sprint Communications owned 739,010,818 shares of Clearwire Common Stock representing approximately 50.1% of a non-controlling voting interest of the total issued and outstanding common stock. As a result of the Clearwire Acquisition, each share of common stock of Clearwire, par value $0.0001 per share, other than shares owned by Sprint Communications, was converted into the right to receive $5.00 per share in cash. The cash consideration paid totaled approximately $3.5 billion, net of cash acquired of $198 million. Approximately $125 million of the cash consideration was accrued as "Accrued expenses and other current liabilities" on the consolidated balance sheet for dissenting shares relating to stockholders who exercised their appraisal rights.
Consideration
The fair value of consideration, which is measured at the estimated fair value of each element of consideration transferred as of the Clearwire Acquisition Date, was determined as the sum of (a) cash transferred to Clearwire stockholders, which included $125 million of cash, which was held in escrow for dissenting shares, (b) the estimated fair value of Clearwire shares held by Sprint Communications immediately preceding the acquisition and (c) share-based payment awards (replacement awards) exchanged for awards held by Clearwire employees. The fair value of the consideration transferred was based on the most reliable measure for each element of consideration, which was determined to be the market price of Clearwire common shares as of the Clearwire Acquisition Date for all non-cash consideration.
The estimated fair value of the consideration transferred, based on the market price of Clearwire common shares, as determined using the closing price on the NASDAQ as of the Clearwire Acquisition Date, consisted of the following:

Consideration:
Cash to acquire the remaining equity interests of Clearwire	$3,681
Estimated value of Sprint's previously-held equity interests(1)	3,251
Liability to holders of Clearwire equity awards for services provided in the pre-acquisition period(2)	59
Total purchase price to be allocated	$6,991
 _________________

(1)
Equals the estimated fair value of Sprint Communications' previously-held equity interest in Clearwire valued at $4.40 per share, which represented an approximate 12% discount to Sprint Communications' acquisition price for shares not held by Sprint Communications prior to the Clearwire Acquisition Date. The difference between $4.40 and the per share merger consideration of $5.00 represents an estimate of a control premium, which would not generally be included in the valuation of Sprint Communications' non-controlling interest.

(2)	$47 million of the liability was paid in cash pursuant to the Clearwire Merger Agreement.
Acquisition-related costs (included in selling, general and administrative in the results of operations) for the Clearwire Acquisition totaled approximately $19 million, of which $2 million were recognized in the Predecessor year ended December 31, 2012 and $17 million and $1 million were recognized in the Predecessor 191-day period ended July 10, 2013 and unaudited three-month period ended March 31, 2013, respectively.
Preliminary Purchase Price Allocation
The consideration transferred has been preliminarily allocated to assets acquired and liabilities assumed based on their estimated fair values at the time of the Clearwire Acquisition. The preliminary allocation of consideration transferred was based on management's judgment after evaluating several factors, including a preliminary valuation assessment. Additional analysis, including, but not limited to, the value of intangible assets, and any associated tax impacts, could result in a change in the total amount of goodwill. The preliminary allocation represents management's current best estimate of fair value, but these amounts could change as additional information is obtained and evaluated. Adjustments made since the initial purchase price allocation decreased recorded goodwill by approximately $273 million and are primarily attributable to a reduction of approximately $270 million made to deferred tax liabilities as a result of additional analysis. The remaining adjustments were insignificant.
Of the total acquisition-related costs, the contingent acquisition-related costs paid by, or incurred by, Sprint Communications, approximately $7 million were recorded as an expense in the Predecessor period. The following table summarizes the preliminary purchase price allocation of consideration in the Clearwire Acquisition:

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Preliminary Purchase Price Allocation (in millions):
Current assets	$778
Property, plant and equipment	1,245
Identifiable intangibles	12,870
Goodwill	433
Other assets	25
Current liabilities	(1,070)
Long-term debt	(4,288)
Deferred tax liabilities	(2,130)
Other liabilities	(872)
Net assets acquired	$6,991
The excess of the consideration transferred over the estimated fair values of assets acquired and liabilities assumed was recorded as goodwill. Goodwill includes expected synergies from combining the businesses such as cost synergies from reduced network-related expenses through the elimination of redundant assets and enhanced spectrum positions, which are expected to provide greater network coverage. None of the goodwill resulting from the acquisition, which is allocated to the Wireless segment, is deductible for income tax purposes.
Identifiable intangible assets acquired in the Clearwire Acquisition include the following:

	Estimated Fair Value	Weighted Average Useful Life
	(in millions)	(in years)
Indefinite-lived intangible assets:
Federal Communications Commission (FCC) licenses	$11,884	n/a

Intangible assets subject to amortization:
Favorable spectrum and tower leases	986	21
	$12,870
FCC licenses consist of the 2.5 gigahertz (GHz) spectrum acquired. Favorable spectrum and tower leases resulted from the favorable difference between the terms of the Clearwire tower and spectrum leases acquired and the current market terms for those leases at the Clearwire Acquisition Date (see Note 8. Intangible Assets).
Consolidated Statement of Comprehensive Loss for the period from July 10, 2013 to December 31, 2013
The following supplemental information presents the financial results of Clearwire operations included in the Consolidated Statement of Comprehensive Loss for the period from July 10, 2013 through December 31, 2013:

From July 10, 2013 through December 31, 2013
(in millions)
Total revenues	$340
Net loss	$(1,017)
SoftBank Transaction
As discussed above, the SoftBank Merger was completed on July 10, 2013 (SoftBank Merger Date). Sprint Communications, Inc. stockholders received consideration in a combination of both cash and stock, subject to proration. Cash consideration paid in the SoftBank Merger was $14.1 billion, net of cash acquired of $2.5 billion and the estimated fair value of the 22% interest in Sprint Corporation issued to the then existing stockholders of Sprint Communications, Inc. SoftBank provided an equity contribution of $1.9 billion to Sprint at the close of the SoftBank Merger, which was not distributed to the then existing stockholders and is intended to be used for general corporate purposes.
In addition, pursuant to the Bond Agreement, on October 15, 2012, Sprint Communications, Inc. issued a Bond to Starburst II with a principal amount of $3.1 billion, interest rate of 1%, and maturity date of October 15, 2019, which was converted into 590,476,190 shares of Sprint Communications, Inc. common stock at $5.25 per share immediately prior to the close of the SoftBank Merger. As a result of the completion of the SoftBank Merger and subsequent open market stock

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

purchases, SoftBank owns approximately 80% of the outstanding voting common stock of Sprint Corporation and other Sprint stockholders own the remaining approximately 20% as of March 31, 2014, which consisted of common shares issued pursuant to the Merger Agreement.
Consideration Transferred
The fair value of consideration transferred, which is measured at the estimated fair value of each element of consideration transferred as of the SoftBank Merger Date, was determined as the sum of (a) cash transferred to Sprint Communications stockholders, (b) the number of shares of Sprint issued to Sprint Communications stockholders and (c) share-based payment awards (replacement awards) exchanged for awards held by Sprint employees. The fair value of the consideration transferred was based on the most reliable measure for each element of consideration, which was determined to be the market price of Sprint common shares as of July 11, 2013 for all non-cash consideration.
The estimated fair value of the consideration transferred, based on the market price of Sprint common stock, as determined using the closing price of Sprint common stock on the New York Stock Exchange as of July 11, 2013, and the investments by SoftBank consisted of the following:

Consideration transferred and investments by SoftBank (in millions):
Cash consideration paid to Sprint Communications stockholders	$16,640
Issuance of Sprint Corporation common stock to former Sprint Communications stockholders	5,344
Estimated value of Sprint Corporation equity awards issued to holders of Sprint Communications equity awards for service provided in the pre-combination period	193
Total purchase price to be allocated	22,177
Convertible Bond	3,100
Additional capital contribution made by SoftBank	1,900
Total consideration transferred and investments by SoftBank	$27,177
The fair value of the investments by SoftBank was determined based on the cash transferred, including $3.1 billion to purchase the Bond and $1.9 billion at the close of the SoftBank Merger. Merger-related costs (included in selling, general and administrative in the results of operations) for the SoftBank Merger totaled approximately $129 million, of which $32 million were recognized in the Predecessor year ended December 31, 2012 and $97 million ($9 million for the unaudited three-month Successor period ended March 31, 2013) were recognized in the Successor year ended December 31, 2013.
Preliminary Purchase Price Allocation
The consideration transferred has been preliminarily allocated to assets acquired and liabilities assumed based on their estimated fair values as of the SoftBank Merger Date, inclusive of the Clearwire Acquisition described above. The preliminary allocation of consideration transferred was based on management's judgment after evaluating several factors, including a preliminary valuation assessment. Additional analysis, including, but not limited to, the value of intangible assets, and any associated tax impacts, could result in a change in the total amount of goodwill. The preliminary allocation represents management's current best estimate of fair value, but these amounts could change as additional information is obtained and evaluated. In addition, because approximately $46 million of certain merger-related fees of Sprint Communications, the acquiree, were contingent upon the closing of the SoftBank Merger, these fees were not recorded as an expense subsequent to the close of the transaction. However, these fees are reflected in the preliminary purchase price allocation. Of the total acquisition-related costs, approximately $73 million of contingent merger-related costs paid by, or incurred by SoftBank on behalf of, the accounting acquirer, formerly Starburst II, were recorded as an expense in the Successor year ended December 31, 2013. Adjustments made since the initial purchase price allocation decreased recorded goodwill by approximately $436 million. Indefinite-lived intangible assets increased by approximately $254 million due to additional analysis performed by management during the fourth quarter of 2013 related to the value assigned to certain FCC licenses. Deferred tax liabilities decreased approximately $135 million primarily due to adjustments related to FCC licenses. The remaining adjustments were insignificant.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the preliminary purchase price allocation of consideration transferred:

Preliminary Purchase Price Allocation (in millions):
Current assets	$8,475
Investments	133
Property, plant and equipment	14,558
Identifiable intangibles	50,626
Goodwill	6,383
Other assets	227
Current liabilities	(10,636)
Long-term debt	(29,481)
Deferred tax liabilities	(14,122)
Other liabilities	(3,986)
Net assets acquired, prior to conversion of the Bond	22,177
Conversion of Bond	3,100
Net assets acquired, after conversion of the Bond	$25,277
The excess of the consideration transferred over the estimated fair values of assets acquired and liabilities assumed was recorded as goodwill. Goodwill includes expected synergies such as cost synergies related to scaled purchasing and other additional cost savings. Goodwill resulting from the SoftBank Merger is allocated to the Wireless segment, substantially all of which is not expected to be deductible for income tax purposes. Gross contractual receivables acquired and included within current assets above totaled approximately $3.4 billion for which the estimated fair value is $3.2 billion. The difference is the estimated amount of Sprint Communication's allowance for doubtful accounts at the SoftBank Merger Date.
Identifiable intangible assets acquired in the SoftBank Merger include the following:

	Estimated Fair Value	Weighted Average Useful Life
	(in millions)
Indefinite-lived intangible assets:
FCC licenses	$35,723	n/a
Trademarks	5,935	n/a
Intangible assets subject to amortization:
Customer relationships	6,923	8
Other definite-lived intangible assets
Favorable spectrum leases	884	23
Favorable tower leases	589	6
Trademarks	520	34
Other	52	10
	$50,626
Indefinite-lived intangible assets consist of 1.9 GHz, 800 megahertz (MHz), 900 MHz, and 2.5 GHz FCC licenses as well as the Sprint and Boost Mobile trademarks. Intangible assets subject to amortization consist of customer relationships, favorable spectrum and tower leases resulting from the favorable difference between the terms of the tower and spectrum leases acquired and the current market terms for those leases at the SoftBank Merger date, and the Virgin Mobile trade name (see Note 8. Intangible Assets).

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Financial Information
The following unaudited pro forma consolidated results of operations assume that the SoftBank Merger and Clearwire Acquisition were completed as of January 1, 2012 for 2013 and 2012, respectively.

	Years Ended December 31,
	2013	2012
	(in millions)
Net operating revenues	$35,953	$35,918
Net loss	$(4,290)	$(5,141)
Basic loss per common share	$(1.12)	$(1.35)
The unaudited pro forma financial information was prepared to illustrate the pro forma effect of the combination of Sprint, Sprint Communications and Clearwire using the consideration transferred as of each acquisition date as though the acquisition date for each transaction occurred on January 1, 2012. The preparation of the pro forma financial information also assumed a preliminary purchase price allocation of the consideration transferred among the assets acquired and liabilities assumed for each acquiree. The pro forma financial information adjusts the actual combined results for items that are recurring in nature and directly attributable to the Clearwire Acquisition and SoftBank Merger. The pro forma net loss provided excludes certain non-recurring items such as Sprint's gain on its previously held interest in Clearwire and transaction costs associated with the Clearwire Acquisition and SoftBank Merger. As a result, the pro forma financial information presented above excludes a net gain of $1.4 billion (See Note 5. Investments) and acquisition related costs of approximately $169 million.
This pro forma financial information has been prepared based on estimates and assumptions, which management believes are reasonable, and is not necessarily indicative of the consolidated financial position or results of operations that Sprint would have achieved had the Clearwire Acquisition and/or the SoftBank Merger actually occurred at January 1, 2012 or at any other historical date, nor is it reflective of our expected actual financial positions or results of operations for any future period.

Note 4.	Installment Receivables
Certain subscribers have the option to purchase their devices in installments over a 24-month period. The carrying value of installment receivables approximate fair value as the receivables are recorded at their present value, net of the deferred interest and allowance for credit losses. At the time of sale, we impute the interest on the installment receivable and record it as a reduction to equipment revenue and as a reduction to the face amount of the related receivable. Interest income is recognized over the term of the installment contract as operating revenue. Short-term installment receivables are recorded in "Accounts and notes receivable, net" and long-term installment receivables are recorded in "Other assets" in the consolidated balance sheets.
The following table summarizes the installment receivables:

	Successor
	March 31, 2014	December 31, 2013
	(in millions)
Installment receivables, gross	$740	$201
Deferred interest	(77)	(10)
Installment receivables, net of deferred interest	663	191
Allowance for credit losses	(47)	(3)
Installment receivables, net	$616	$188

Classified on the consolidated balance sheets as:
Accounts and notes receivable, net	$299	$95
Other assets	317	93
Installment receivables, net	$616	$188

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

We categorize our installment receivables as prime and subprime based upon subscriber credit profiles. We use proprietary scoring systems that measure the credit quality of our receivables using several factors, such as credit bureau information, subscriber credit risk scores and service plan characteristics. Payment history is subsequently monitored to further evaluate credit profiles. Prime subscriber receivables are those with lower delinquency risk and subprime subscriber receivables are those with higher delinquency risk. Subscribers within the subprime category may be required to pay a down payment on their equipment purchases. In addition, certain subscribers within the subprime category are required to pay an advance deposit. The balance of installment receivables on a gross basis by credit category as of March 31, 2014 were approximately 65% prime and 35% subprime. As of December 31, 2013, the total installment receivables balance related to prime subscribers since the installment billing program was not available to subprime subscribers until the beginning of 2014. As of March 31, 2014 and December 31, 2013, the amount of past due installment receivables were immaterial for both credit categories.
Activity in the deferred interest and allowance for credit losses for the installment receivables since the inception of the program in September 2013 was as follows:

	Successor
	Three Months Ended March 31,	Year Ended December 31,
	2014	2013
	(in millions)
Deferred interest and allowance for credit losses, beginning of period	$13	$—
Bad debt expense	44	3
Write-offs, net of recoveries	—	—
Change in deferred interest on short-term and long-term installment receivables	67	10
Deferred interest and allowance for credit losses, end of period	$124	$13

Note 5.	Investments
The components of investments were as follows:

	Successor			Predecessor
	March 31, 2014	December 31, 2013	December 31, 2012	December 31, 2012
	(in millions)
Marketable equity securities	$50	$49	$—	$45
Equity method and other investments	96	94	—	1,008
Bond investment	—	—	2,929	—
Bond derivative	—	—	175	—
	$146	$143	$3,104	$1,053
The bond investment, together with the bond derivative, for the Successor period relate to the convertible bond issued by Sprint Communications, Inc. (See Note 9. Long-term debt, financing and capital lease obligations) to Starburst II in connection with the Bond Agreement (See Note 3. Significant Transactions), which was accounted for as an available-for-sale investment carried at its estimated fair value by Starburst II.
Marketable equity securities
Investments in marketable equity securities are recognized at fair value and are considered available-for-sale securities. Accordingly, unrealized holding gains and losses on these securities are recognized in accumulated other comprehensive loss, net of related income tax. Realized gains or losses are measured and reclassified from accumulated other comprehensive loss into "Other income (expense), net" in Sprint's consolidated statements of comprehensive loss based on identifying the specific investments sold or where an other-than-temporary impairment exists.
Consolidation of Clearwire
Sprint's Ownership Interest and Equity in Earnings/Losses

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Immediately prior to the Clearwire Acquisition, Sprint Communications held approximately 50.1% of non-controlling voting interest and a 6.0% non-controlling economic interest in Clearwire Corporation as well as a 44.1% non-controlling economic interest in Clearwire Communications LLC, a wholly-owned subsidiary of Clearwire Corporation, (together, "Clearwire") for which the carrying value totaled $325 million. Prior to the close of the Clearwire Acquisition, we applied equity method accounting to the investment in Clearwire.
Equity in losses from Clearwire were $482 million, $202 million, $1.1 billion, and $1.7 billion for the 191-day Predecessor period ended July 9, 2013, Predecessor three-month period ended March 31, 2013 (unaudited), and Predecessor years ended December 31, 2012 and 2011, respectively. The equity in losses from our investment in Clearwire consisted of our share of Clearwire's net loss and other adjustments, if any, such as non-cash impairment of our investment, gains or losses associated with the dilution of our ownership interest resulting from Clearwire's equity issuances, derivative losses associated with the change in fair value of the embedded derivative included in exchangeable notes between Clearwire and Sprint, and other items recognized by Clearwire Corporation that did not affect our economic interest. Sprint's equity in losses for the Predecessor period ended July 9, 2013, includes a $65 million derivative loss associated with the change in fair value of the embedded derivative. Equity in losses from Clearwire for the Predecessor years ended December 31, 2012 and 2011 included a $204 million and $135 million, respectively, pre-tax impairment reflecting a reduction in the carrying value of the investment in Clearwire to an estimated fair value and pre-tax dilution loss of $27 million for the year ended December 31, 2011. The Predecessor years ended December 31, 2012 and 2011 also included charges of approximately $41 million and $361 million, respectively, which were associated with Clearwire's write-off of certain network and other assets that no longer met its strategic plans.
Subsequent to the Clearwire Acquisition, Clearwire is consolidated as a wholly-owned subsidiary of Sprint. In connection with the acquisition, Sprint recorded a pre-tax gain of approximately $2.9 billion to "Gain on previously-held equity interests" in its Predecessor consolidated statement of comprehensive loss immediately preceding the Clearwire Acquisition resulting from the difference between the estimated fair value of the interests owned prior to the acquisition ($5.00 per share offer price less an estimated control premium of approximately $0.60) and the carrying value of approximately $325 million for those previously-held equity interests.
Summarized financial information for Clearwire for the periods preceding the Clearwire Acquisition is as follows:

	January 1 - July 9,	Years Ended December 31,
	2013	2012	2011
	(in millions)
Revenues	$666	$1,265	$1,254
Operating expenses	(1,285)	(2,644)	(3,645)
Operating loss	$(619)	$(1,379)	$(2,391)
Net loss from continuing operations before non-controlling interests	$(1,102)	$(1,744)	$(2,856)
Net loss from discontinued operations before non-controlling interests	$—	$(168)	$(82)

Note 6.	Financial Instruments
Cash and cash equivalents, accounts and notes receivable, and accounts payable are carried at cost, which approximates fair value. Short-term investments (consisting primarily of time deposits, commercial paper, and Treasury securities), totaling approximately $1.2 billion and $1.1 billion as of the Successor periods ended March 31, 2014 and December 31, 2013, respectively, and $1.8 billion as of the Predecessor period ended December 31, 2012, are recorded at amortized cost, and the respective carrying amounts approximate fair value using quoted prices in active markets. The fair value of marketable equity securities totaling $50 million and $49 million as of the Successor periods ended March 31, 2014 and December 31, 2013, and $45 million as of the Predecessor period ended December 31, 2012, are measured on a recurring basis using quoted prices in active markets.
The estimated fair value of the majority of our current and long-term debt, excluding the Bond and our credit facilities, is determined based on quoted prices in active markets or by using other observable inputs that are derived principally from or corroborated by observable market data. At March 31, 2013 (Predecessor), the outstanding carrying value

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

under our credit facilities, which totaled $945 million (unaudited) and approximated fair value at the time of transfer, was transferred out of estimated fair value using observable inputs and into estimated fair value using unobservable inputs due to the lack of an available pricing source. To estimate the fair value of Bond issued by Sprint Communications, Inc. to Starburst II (see Note 3. Significant Transactions) and its related bond derivative, a convertible bond pricing model was used based on the relevant interest rates, conversion feature and other significant inputs not observable in the market. The significant unobservable inputs used in the fair value measurement of the Bond and its related bond derivative are the credit condition of the companies, probability and timing of conversion, and discount for lack of marketability. Significant increases or decreases in any of those inputs, in isolation, would result or could have resulted in a significantly lower or higher fair value measurement. Immediately preceding the close of the SoftBank Merger on July 10, 2013, the Bond was converted into shares of Sprint Communications. As a result, there is no balance for the Bond or its related bond derivative as of December 31, 2013 or thereafter.
The following table presents carrying amounts and estimated fair values of current and long-term debt, and the available-for-sale bond investment and its related bond derivative:

	Predecessor
	Carrying amount at December 31, 2012	Estimated Fair Value Using Input Type
		Quoted prices in active markets	Observable	Unobservable	Total estimated fair value
	(in millions)
Current and long-term debt	$23,569	$17,506	$6,118	$3,104	$26,728

	Successor
	Carrying amount at December 31, 2012	Estimated Fair Value Using Input Type
		Quoted prices in active markets	Observable	Unobservable	Total estimated fair value
	(in millions)
Bond investment	$2,929	$—	$—	$2,929	$2,929
Bond derivative	$175	$—	$—	$175	$175

	Carrying amount at December 31, 2013	Estimated Fair Value Using Input Type
		Quoted prices in active markets	Observable	Unobservable	Total estimated fair value
	(in millions)
Current and long-term debt	$32,485	$27,000	$5,356	$1,389	$33,745

	Carrying amount at March 31, 2014	Estimated Fair Value Using Input Type
		Quoted prices in active markets	Observable	Unobservable	Total estimated fair value
	(in millions)
Current and long-term debt	$32,277	$27,516	$5,421	$1,262	$34,199
The following is a reconciliation of recurring unobservable assets:

	Successor
	Balances as of December 31, 2012	Net purchases	Conversion of Convertible Bond	Accretion of bond discount recognized as interest income	Change in value of derivative	Realization of Gain on Bond recognized in other income, net	Transfers In (Out) of Unobservable Inputs	Balances as of December 31, 2013
	(in millions)
Bond investment	$2,929	$—	$(3,100)	$12	$—	$159	$—	$—
Bond derivatives	$175	$—	$—	$—	$(175)	$—	$—	$—

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 7.	Property, Plant and Equipment
Property, plant and equipment consists primarily of network equipment and other long-lived assets used to provide service to our subscribers. As a result of our network modernization and shut-down of the Nextel platform, estimated useful lives of related equipment were shortened, causing incremental depreciation charges during this period of implementation. The incremental effect of accelerated depreciation expense totaled approximately $800 million and $360 million for the Predecessor 191-day period ended July 10, 2013 and unaudited three month-period March 31, 2013, respectively, and $2.1 billion for the Predecessor year ended December 31, 2012, of which the majority related to shortened useful lives of Nextel platform assets for all periods.
The components of property, plant and equipment, and the related accumulated depreciation for the Predecessor and Successor periods were as follows:

	Successor		Predecessor
	March 31, 2014	December 31, 2013	December 31, 2012
	(in millions)
Land	$265	$265	$330
Network equipment, site costs and related software	14,902	13,524	37,692
Buildings and improvements	745	725	4,893
Non-network internal use software, office equipment and other	866	794	1,860
Construction in progress	1,970	2,677	3,123
Less: accumulated depreciation	(2,449)	(1,821)	(34,291)
Property, plant and equipment, net	$16,299	$16,164	$13,607
Network equipment, site costs and related software includes switching equipment, cell site towers, site development costs, radio frequency equipment, network software, digital fiber optic cable, transport facilities and transmission-related equipment. Buildings and improvements principally consists of owned general office facilities, retail stores and leasehold improvements. Non-network internal use software, office equipment and other primarily consists of furniture, information technology systems and equipment and vehicles. Construction in progress, which is not depreciated until placed in service, primarily includes materials, transmission and related equipment, labor, engineering, site development costs, interest and other costs relating to the construction and development of our network.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 8.	Intangible Assets
Indefinite-Lived Intangible Assets
Our indefinite-lived intangible assets consists of FCC licenses, which were acquired primarily through FCC auctions and business combinations, certain of our trademarks, and goodwill. At March 31, 2014, we held 1.9 GHz, 800 MHz, 900 MHz and 2.5 GHz FCC licenses authorizing the use of radio frequency spectrum to deploy our wireless services. As long as the Company acts within the requirements and constraints of the regulatory authorities, the renewal and extension of these licenses is reasonably certain at minimal cost. Accordingly, we have concluded that FCC licenses are indefinite-lived intangible assets.

	Predecessor
	December 31, 2012	Net Additions	July 10, 2013
	(in millions)
FCC licenses	$20,268	$12,580	$32,848
Trademarks	409	—	409
Goodwill	359	715	1,074
	$21,036	$13,295	$34,331

	Successor
	July 11, 2013	Net Additions		December 31, 2013
	(in millions)
FCC licenses	$35,723	$166	(1)	$35,889
Trademarks	5,935	—		5,935
Goodwill	6,434	—		6,434
	$48,092	$166		$48,258

	December 31, 2013	Net Additions		March 31, 2014
	(in millions)
FCC licenses	$35,889	$154		$36,043
Trademarks	5,935	—		5,935
Goodwill	6,434	(51)	(2)	6,383
	$48,258	$103		$48,361
 _________________

(1)	Net additions for the Successor period ended December 31, 2013 consisted of approximately $62 million in deposits made to acquire additional FCC licenses that are pending FCC approval.

(2)
Net reduction to goodwill for the Successor three-month transition period ended March 31,2014 of approximately $51 million was the result of purchase price allocation adjustments associated with the SoftBank Merger.

During the Predecessor period from January 1, 2013 through July 10, 2013, Sprint acquired approximately $605 million of 1.9 GHz spectrum and $11.9 billion of 2.5 GHz spectrum from U.S. Cellular and Clearwire, respectively (see Note 3. Significant Transactions). The net additions during the Predecessor 191-day period ended July 10, 2013 and the unaudited three-month period ended March 31, 2013, also included approximately $91 million and $45 million, respectively, of costs related to our 2004 FCC Report and Order to reconfigure the 800 MHz band (Report and Order) (see Note 13. Commitments and Contingencies).
The amounts reflected in the July 11, 2013 column represents the preliminary estimated fair value of each class of indefinite-lived intangible assets resulting from the SoftBank Merger (see Note 3. Significant Transactions). Trademarks, which include our Sprint and Boost Mobile tradenames, have also been identified as indefinite-lived intangible assets. The net additions for FCC licenses during the period from July 11, 2013 through March 31, 2014 were primarily as a result of work related to our Report and Order (see Note 13. Commitments and Contingencies).

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Goodwill represents the excess of consideration paid over the estimated fair value of net tangible and identifiable intangible assets acquired in business combinations. We recognized $6.4 billion of goodwill associated with the SoftBank Merger in the Successor period (see Note 3. Significant Transactions).
Intangible Assets Subject to Amortization
Customer relationships are amortized using the sum-of-the-months' digits method, while all other definite-lived intangible assets are amortized using the straight line method over the estimated useful lives of the respective assets. We reduce the gross carrying value and associated accumulated amortization when specified intangible assets become fully amortized. Amortization expense related to favorable spectrum and tower leases are recognized in cost of services. During the quarter ended September 30, 2013, we recorded $6.9 billion of customer relationships, $884 million of favorable spectrum leases, $589 million of favorable tower leases, $520 million for trademarks and $52 million of other intangible assets as a result of the preliminary allocation of the SoftBank Merger and Clearwire Acquisition (see Note 3. Significant Transactions).

		Successor						Predecessor
		March 31, 2014			December 31, 2013			December 31, 2012
	Useful Lives	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
		(in millions)
Customer relationships	4 to 8 years	$6,923	$(1,289)	$5,634	$6,923	$(875)	$6,048	$234	$(230)	$4
Other intangible assets:
Favorable spectrum leases	23 years	884	(30)	854	884	(20)	864	—	—	—
Favorable tower leases	3 to 7 years	589	(80)	509	589	(52)	537	—	—	—
Trademarks	34 years	520	(12)	508	520	(8)	512	1,168	(681)	487
Reacquired rights	9 to 14 years	—	—	—	—	—	—	1,571	(785)	786
Other	4 to 10 years	60	(7)	53	58	(5)	53	138	(80)	58
Total other intangible assets		2,053	(129)	1,924	2,051	(85)	1,966	2,877	(1,546)	1,331
Total definite-lived intangible assets		$8,976	$(1,418)	$7,558	$8,974	$(960)	$8,014	$3,111	$(1,776)	$1,335

	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2018
	(in millions)
Estimated amortization expense	$1,676	$1,426	$1,161	$881	$664

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 9.	Long-Term Debt, Financing and Capital Lease Obligations

							Successor		Predecessor
	Interest Rates			Maturities			March 31, 2014	December 31, 2013	December 31, 2012
							(in millions)
Notes
Senior notes
Sprint Corporation	7.13	-	7.88%	2021	-	2024	$9,000	$9,000	$—
Sprint Communications, Inc.	6.00	-	11.50%	2016	-	2022	9,280	9,280	9,280
Sprint Capital Corporation	6.88	-	8.75%	2019	-	2032	6,204	6,204	6,204
Guaranteed notes
Sprint Communications, Inc.	7.00	-	9.00%	2018	-	2020	4,000	4,000	4,000
Secured notes
iPCS, Inc.	3.49%			2014			181	181	481
Clearwire Communications LLC (1)	14.75%			2016			300	300	—
Exchangeable notes
Clearwire Communications LLC (1)	8.25%			2040			629	629	—
Convertible bonds
Sprint Communications, Inc.	1.00%			2019			—	—	3,100
Credit facilities
Bank credit facility	2.75%			2018			—	—	—
Export Development Canada	3.58%			2015			500	500	500
Secured equipment credit facility	2.03%			2017			762	889	296
Vendor financing notes	5.74	-	7.24%	2015			13	20	—
Financing obligation	6.09%			2021			327	339	698
Capital lease obligations and other	2.35	-	10.52%	2014	-	2023	174	187	74
Net discount from beneficial conversion feature on convertible bond							—	—	(247)
Net premiums (discounts)							1,408	1,482	(45)
							32,778	33,011	24,341
Less current portion							(991)	(994)	(379)
Long-term debt, financing and capital lease obligations							$31,787	$32,017	$23,962
________

(1)	Notes of Clearwire Communications LLC are also direct obligations of Clearwire Finance, Inc. and are guaranteed by certain Clearwire subsidiaries.
As of March 31, 2014, Sprint Corporation, the parent corporation, had $9.0 billion in principal amount of senior notes outstanding. In addition, as of March 31, 2014, the outstanding principal amount of senior notes issued by Sprint Communications, Inc. and Sprint Capital Corporation, guaranteed notes issued by Sprint Communications, Inc., secured notes issued by iPCS, Inc. (iPCS), and exchangeable notes issued by Clearwire Communications LLC, totaling $20.3 billion in principal amount of our long-term debt issued by 100% owned subsidiaries, was fully and unconditionally guaranteed by Sprint Corporation. The indentures and financing arrangements governing certain of our subsidiaries' debt contain provisions that limit cash dividend payments on subsidiary common stock. Except in the case of notes issued by and secured by assets of Clearwire Communications LLC and iPCS, Inc., the transfer of cash in the form of advances from subsidiaries to the parent corporation generally is not restricted.
As of March 31, 2014, approximately $1.7 billion aggregate principal amount of our outstanding debt, comprised of certain notes, financing and capital lease obligations and mortgages, was secured by $15.6 billion of property, plant and equipment and other assets, net. Cash interest payments, net of amounts capitalized of $13 million, totaled $559 million during the Successor three-month transition period ended March 31, 2014. Cash interest payments, net of amounts capitalized

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

of $30 million, $278 million, and $413 million, totaled $1.0 billion, $1.4 billion, and $1.0 billion during each of the years ended December 31, 2013 (Successor), 2012 (Predecessor), and 2011 (Predecessor), respectively. Cash interest payments, net of amounts capitalized of $29 million and $15 million, totaled $814 million and $305 million during the Predecessor 191-day period ended July 10, 2013 and unaudited three-month period ended March 31, 2013, respectively. Our weighted average effective interest rate related to our notes and credit facilities was 6.2% and 6.4% for the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013, and 8.9%, 7.1%, and 7.5% for the Predecessor 191-day period ended July 10, 2013, unaudited three-month period ended March 31, 2013 and year ended December 31, 2012.
Notes
As of March 31, 2014, our outstanding notes consist of senior notes, guaranteed notes, and exchangeable notes of Clearwire Communications LLC, all of which are unsecured, as well as secured notes of iPCS and Clearwire Communications LLC, which are secured solely by the respective underlying assets of iPCS and Clearwire Communications LLC. Cash interest on all of the notes is generally payable semi-annually in arrears. As of March 31, 2014, approximately $28.8 billion aggregate principal amount of the notes were redeemable at the Company's discretion at the then-applicable redemption prices plus accrued interest.
As of March 31, 2014, approximately $20.1 billion aggregate principal amount of our senior notes and guaranteed notes provide holders with the right to require us to repurchase the notes if a change of control triggering event (as defined in the applicable indentures and supplemental indentures) occurs. As of March 31, 2014, approximately $300 million aggregate principal amount of Clearwire Communications LLC notes and approximately $181 million aggregate principal amount of iPCS secured notes provide holders with the right to require us to repurchase the notes if a change of control occurs. If we are required to make such a change of control offer, we will offer a cash payment equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest.
Upon the close of the Clearwire Acquisition, the Clearwire Communications, LLC 8.25% Exchangeable Notes due 2040 became exchangeable at any time, at the holder’s option, for a fixed amount of cash equal to $706.21 for each $1,000 principal amount of notes surrendered. As a result, $444 million, which is the total cash consideration payable upon an exchange of all $629 million principal amount of notes outstanding, is now classified as a current debt obligation. The remaining carrying value of these notes is classified as a long-term debt obligation.
Debt Issuances
On September 11, 2013, Sprint Corporation issued $2.25 billion aggregate principal amount of 7.250% notes due 2021 and $4.25 billion aggregate principal amount of 7.875% notes due 2023 in a private placement (144A) transaction with registration rights. Interest on the notes is payable semi-annually on March 15 and September 15. The notes are guaranteed by Sprint Communications, Inc.
On December 12, 2013, Sprint Corporation issued $2.5 billion aggregate principal amount of 7.125% notes due 2024 in a private placement (144A) transaction with registration rights. Interest on the notes is payable semi-annually on June 15 and December 15. The notes are guaranteed by Sprint Communications, Inc.
Debt Retirements
On May 1, 2013, the Company paid $300 million in principal amount upon maturity of its outstanding iPCS, Inc. First Lien Secured Floating Rate Notes due 2013.
From September 11, 2013 through December 1, 2013, approximately $2.8 billion in principal amount of Clearwire Communications LLC's 12% Senior Secured Notes due 2015 were retired. From October 30, 2013 to December 1, 2013, $500 million in principal amount of Clearwire Communications LLC's 12% Second-Priority Secured Notes due 2017 were retired. In addition, we paid approximately $180 million in call premiums associated with these retirements.
Credit Facilities
On February 10, 2014, the Company amended its unsecured revolving bank credit facility to provide additional lender commitments to bring the total capacity from $3.0 billion to $3.3 billion. The unsecured revolving bank credit facility expires in February 2018. Borrowings under the revolving bank credit facility bear interest at a rate equal to the London Interbank Offered Rate (LIBOR) plus a spread that varies depending on the Company’s credit ratings. As of March 31, 2014, approximately $914 million in letters of credit were outstanding under this credit facility, including the letter of credit

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

required by the Report and Order (see Note 13. Commitments and Contingencies). As a result of the outstanding letters of credit, which directly reduce the availability of borrowings under this facility, the Company had approximately $2.4 billion of borrowing capacity available as of March 31, 2014. The unsecured loan agreement with Export Development Canada (EDC Agreement) and secured equipment credit facility were amended on March 12, 2013, and June 24, 2013, respectively to provide for terms similar to those of the revolving bank credit facility, except that under the terms of the EDC Agreement and the secured equipment credit facility, repayments of outstanding amounts cannot be re-drawn. As of March 31, 2014, the EDC Agreement was fully drawn.
As of December 31, 2013, we had fully drawn the first and second tranche of the secured equipment credit facility totaling $1.0 billion and made two equal regularly scheduled principal repayments (one in the Predecessor 191-day period ended July 10, 2013 and the other in the Successor year ended December 31, 2013) totaling $111 million during 2013. We made another regularly scheduled principal repayment of $127 million during the Successor three-month transition period ended March 31, 2014. The cost of funds under this facility includes a fixed interest rate of 2.03%, and export credit agency premiums and other fees that, in total, equate to an expected effective interest rate of approximately 6%. The facility is secured by a lien on the equipment purchased from Ericsson, Inc. and is fully and unconditionally guaranteed by Sprint Communications, Inc.
Financing, Capital Lease and Other Obligations
We have approximately 3,000 cell sites that we sold and subsequently leased back. Terms extend through 2021, with renewal options for an additional 20 years. These cell sites continue to be reported as part of our property, plant and equipment due to our continued involvement with the property sold and the transaction is accounted for as a financing. Our capital lease and other obligations are primarily for the use of wireless network equipment.
Covenants
Certain indentures that govern our outstanding notes also require compliance with various covenants, including covenants that limit the ability of the Company and its subsidiaries to sell all or substantially all of its assets, and limit the ability of the Company and its subsidiaries to incur indebtedness and liens, each as defined by the terms of the indentures and supplemental indentures.
As of March 31, 2014, the Company was in compliance with all restrictive and financial covenants associated with its borrowings. A default under any of our borrowings could trigger defaults under certain of our other debt obligations, which in turn could result in the maturities being accelerated.
Under our revolving bank credit facility and other bank agreements, we are currently restricted from paying cash dividends because our ratio of total indebtedness to adjusted EBITDA (each as defined in the applicable agreement) exceeds 2.5 to 1.0.
Future Maturities of Long-Term Debt, Financing Obligation and Capital Lease Obligations
Aggregate amount of maturities for long-term debt, financing obligation and capital lease obligations outstanding as of March 31, 2014, were as follows (in millions):

Fiscal year 2014	$991
Fiscal year 2015	845
Fiscal year 2016	3,622
Fiscal year 2017	1,358
Fiscal year 2018	3,047
Fiscal year 2019 and thereafter	21,507
31,370
Net premiums	1,408
$32,778

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10.	Severance, Exit Costs and Asset Impairments
Severance and Exit Costs Activity
For the Successor three-month transition period ended March 31, 2014, we recognized lease exit costs primarily associated with retail store closures. For the Successor year ended December 31, 2013 as well as for the Predecessor 191-day period ended July 10, 2013, unaudited three-month period ended March 31, 2013, and year ended December 31, 2012, we recognized lease exit costs associated with the decommissioning of the Nextel Platform and access exit costs related to payments that will continue to be made under our backhaul access contracts for which we will no longer be receiving any economic benefit.
For the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013 as well as the Predecessor 191-day period ended July 10, 2013, unaudited three-month period ended March 31, 2013, and year ended 2011, we also recognized severance costs associated with reductions in our work force. During December 2013, the Company recorded a $165 million severance charge associated with a workforce reduction plan in order to reduce operating costs. We incurred additional charges totaling $14 million for the Successor three-month transition period ended March 31, 2014 as certain parts of the plan were finalized. The majority of the cash payments associated with the workforce reduction plan are expected to be made by December 31, 2014.
As a result of our network modernization and the completion of the Significant Transactions (see Note 3. Significant Transactions), we expect to incur additional exit costs in the future related to the transition of our existing backhaul architecture to a replacement technology for our network and the efforts associated with the integration of our Significant Transactions, such as the evaluation of future use of the Clearwire 4G broadband network, among other initiatives. These additional exit costs are expected to range between approximately $175 million to $275 million, of which the majority are expected to be incurred through March 31, 2016.
The following provides the activity in the severance and exit costs liability included in "Accounts payable," "Accrued expenses and other current liabilities" and "Other liabilities" within the consolidated balance sheets:

	Predecessor
	December 31, 2011	Net Expense		Cash Payments and Other	December 31, 2012
	(in millions)
Lease exit costs	$58	$196	(1)	$(64)	$190
Severance costs	21	—		(10)	11
Access exit costs	—	44	(2)	(1)	43
	$79	$240		$(75)	$244
_________________

(1)	For the year ended December 31, 2012, we recognized costs of $196 million (solely attributable to our Wireless segment).

(2)	For the year ended December 31, 2012, we recognized costs of $44 million ($21 million Wireless; $23 million Wireline) as "Cost of services and products."

	Predecessor
	December 31, 2012	Purchase Price Adjustments	Net Expense		Cash Payments and Other	July 10, 2013
	(in millions)
Lease exit costs	$190	$131	$478	(3)	$(33)	$766
Severance costs	11	—	58	(4)	(15)	54
Access exit costs	43	—	151	(5)	(5)	189
	$244	$131	$687		$(53)	$1,009
 _________________

(3)
For the 191-day period ended July 10, 2013, we recognized net costs of $478 million (solely attributable to our Wireless segment). For the unaudited three-month period ended March 31, 2013, we recognized net costs of $8 million (solely attributable to our Wireless segment).

(4)
For the 191-day period ended July 10, 2013, we recognized costs of $58 million ($55 million Wireless, and $3 million was Wireline). For the unaudited three-month period ended March 31, 2013, we recognized net costs of $17 million ($14 million Wireless, and $3 million Wireline).

(5)
Of the $151 million ($133 million Wireless; $18 million Wireline) recognized for the 191-day period ended July 10, 2013, $35 million was recognized as "Cost of services and products" and $116 million was recognized in "Severance, exit costs and asset impairments." For the unaudited three-month period ended March 31, 2013, we recognized $7 million ($4 million Wireless; $3 million Wireline) all as "Cost of services and products."

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	Successor
	July 11, 2013		Net Expense		Cash Payments and Other	December 31, 2013
	(in millions)
Lease exit costs	$933	(6)	$56	(7)	$(225)	$764
Severance costs	54		219	(8)	(48)	225
Access exit costs	189	(6)	53	(9)	(93)	149
	$1,176		$328		$(366)	$1,138
 _________________

(6)	The July 11, 2013 opening balance takes into account purchase price adjustments as it relates to the SoftBank Merger.

(7)	For the year ended December 31, 2013, we recognized costs of $56 million ($54 million Wireless, $2 million Wireline).

(8)	For the year ended December 31, 2013, we recognized costs of $219 million ($191 million Wireless, $28 million Wireline).

(9)
For the year ended December 31, 2013, $19 million (solely attributable to Wireline) was recognized as "Cost of services and products" and $34 million (solely attributable to Wireless) was recognized in "Severance, exit costs and assets impairments."

	Successor
	December 31, 2013	Net Expense		Cash Payments and Other	March 31, 2014
	(in millions)
Lease exit costs	$764	$11	(10)	$(125)	$650
Severance costs	225	14	(11)	(42)	197
Access exit costs	149	31	(12)	(56)	124
	$1,138	$56		$(223)	$971
 _________________

(10)	For the three-month transition period ended March 31, 2014, we recognized costs of $11 million (solely attributable to Wireless).

(11)	For the three-month transition period ended March 31, 2014, we recognized costs of $14 million ($12 million Wireless, $2 million Wireline).

(12)
For the three-month transition period ended March 31, 2014, $4 million (solely attributable to Wireline) was recognized as "Cost of services and products" and $27 million (solely attributable to Wireless) was recognized in "Severance, exit costs and assets impairments."

Asset Impairments
We recorded asset impairments of $75 million for the Successor three-month transition period ended March 31, 2014 and $102 million and $78 million for the Predecessor years ended December 31, 2012 and 2011, respectively. For the Successor three-month transition period ended March 31, 2014, and the Predecessor year ended December 31, 2011, asset impairments were recorded primarily due to network equipment assets that were no longer necessary as a result of changes in management's strategic plans. Asset impairments in the year ended December 31, 2012 consisted of $18 million of assets associated with a decision to utilize fiber backhaul, which we expect to be more cost effective, rather than microwave backhaul, $66 million of capitalized assets that we no longer intend to deploy as a result of the termination of the spectrum hosting arrangement with LightSquared, and $18 million related to network asset equipment ($13 million Wireless; $5 million Wireline) that is no longer necessary for management's strategic plans. There were no significant asset impairments recorded during any of the other periods presented in the consolidated statements of comprehensive loss.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 11.	Supplemental Financial Information

	Successor(1)		Predecessor
	March 31,	December 31,	December 31,
	2014	2013	2012
	(in millions)
Accounts and notes receivable, net
Trade	$3,271	$3,400	$3,239
Unbilled trade and other	533	326	602
Less allowances for doubtful accounts and deferred interest	(197)	(156)	(183)
	$3,607	$3,570	$3,658
Prepaid expenses and other current assets
Prepaid expenses	$451	$480	$370
Deferred charges and other	221	148	330
	$672	$628	$700
Other assets
Unbilled trade installment receivables, net	317	93	—
Other	429	365	780
	$746	$458	$780
Accounts payable(2)
Trade	$2,492	$2,475	$2,521
Accrued interconnection costs	316	386	393
Capital expenditures and other	355	451	573
	$3,163	$3,312	$3,487
Accrued expenses and other current liabilities
Deferred revenues	$1,286	$1,339	$1,540
Accrued taxes	306	291	303
Payroll and related	290	591	512
Severance, lease and other exit costs	555	682	140
Accrued interest	515	491	328
Accrued capital expenditures	1,247	1,438	939
Other	1,345	1,531	1,246
	$5,544	$6,363	$5,008
Other liabilities
Deferred rental income-communications towers	$240	$242	$700
Deferred rent	179	121	1,431
Asset retirement obligations	651	688	609
Unfavorable lease liabilities	1,068	1,122	—
Post-retirement benefits and other non-current employee related liabilities	647	538	1,141
Other	900	887	719
	$3,685	$3,598	$4,600
______________________

(1)	Successor balances at December 31, 2012 primarily consisted of interest receivable and accrued taxes and were insignificant, therefore, they are excluded from the table.

(2)
Includes liabilities in the amounts of $91 million, $134 million and $117 million as of the Successor periods ended March 31, 2014 and December 31, 2013 and Predecessor period ended December 31, 2012, respectively, for checks issued in excess of associated bank balances but not yet presented for collection.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12.	Income Taxes
Income tax expense consists of the following:

	Successor				Predecessor
	Three Months Ended March 31,		Year Ended December 31,	87 Days Ended December 31,	191 Days Ended July 10,	Three Months Ended March 31,	Years Ended December 31,
	2014	2013 (Unaudited)	2013	2012	2013	2013 (Unaudited)	2012	2011
	(in millions)
Current income tax (expense) benefit
Federal	$—	$(2)	$1	$(3)	$2	$(8)	$34	$(1)
State	(10)	—	(13)	—	(17)	(6)	22	(20)
Total current income tax (expense) benefit	(10)	(2)	(12)	(3)	(15)	(14)	56	(21)
Deferred income tax (expense) benefit
Federal	(48)	1	(46)	(1)	(1,402)	(19)	(199)	(136)
State	2	—	14	—	(184)	(5)	(10)	(95)
Total deferred income tax expense	(46)	1	(32)	(1)	(1,586)	(24)	(209)	(231)
Foreign income tax expense	—		(1)	—	—	—	(1)	(2)
Total income tax expense	$(56)	$(1)	$(45)	$(4)	$(1,601)	$(38)	$(154)	$(254)
The differences that caused our effective income tax rates to vary from the 35% U.S. federal statutory rate for income taxes were as follows:

	Successor				Predecessor
	Three Months Ended March 31,		Year Ended December 31,	87 Days Ended December 31,	191 Days Ended July 10,	Three Months Ended March 31,	Years Ended December 31,
	2014	2013 (Unaudited)	2013	2012	2013	2013 (Unaudited)	2012	2011
	(in millions)
Income tax (expense) benefit at the federal statutory rate	$33	$3	$635	$8	$(155)	$212	$1,460	$923
Effect of:
State income taxes, net of federal income tax effect	(4)	—	47	—	(18)	16	137	80
State law changes, net of federal income tax effect	5	—	10	—	—	—	(5)	(38)
Reduction (increase) in liability for unrecognized tax benefits	—	—	2	—	(7)	—	38	(1)
Tax expense related to equity awards	—	—	—	—	—	—	(15)	(13)
Change in valuation allowance	(82)	—	(708)	(4)	(1,410)	(265)	(1,756)	(1,221)
Other, net	(8)	(4)	(31)	(8)	(11)	(1)	(13)	16
Income tax expense	$(56)	$(1)	$(45)	$(4)	$(1,601)	$(38)	$(154)	$(254)
Effective income tax rate	(58.9)%	(12.5)%	(2.5)%	(17.4)%	361.4%	(6.3)%	(3.7)%	(9.6)%

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income tax (expense) benefit allocated to other items was as follows:

	Successor		Predecessor
	Three Months Ended March 31,	Year Ended December 31,	191 Days Ended July 10,	Three Months Ended March 31,	Years Ended December 31,
	2014	2013	2013	2013 (Unaudited)	2012	2011
	(in millions)
Unrecognized net periodic pension and other postretirement benefit cost(1)	$—	$(58)	$(18)	$(10)	$—	$—
Unrealized holding gains/losses on securities(1)	$(1)	$(3)	$—	$(1)	$—	$(1)
_______________

(1)	These amounts have been recognized in accumulated other comprehensive income (loss).
Deferred income taxes are recognized for the temporary differences between the carrying amounts of our assets and liabilities for financial statement purposes and their tax bases. Deferred tax assets are also recorded for operating loss, capital loss and tax credit carryforwards. The sources of the differences that give rise to the deferred income tax assets and liabilities as of March 31, 2014, December 31, 2013 and 2012, along with the income tax effect of each, were as follows:

	Successor (1)				Predecessor
	March 31, 2014		December 31, 2013		December 31, 2012
	Current	Long-Term	Current	Long-Term	Current	Long-Term
	(in millions)
Deferred tax assets
Net operating loss carryforwards	$—	$7,264	$—	$6,908	$—	$4,398
Tax credit carryforwards	—	374	—	374	—	431
Capital loss carryforwards	—	82	—	82	—	126
Property, plant and equipment	—	500	—	762	—	—
Debt obligations	—	598	—	633	—	—
Deferred rent	—	474	—	473	—	562
Pension and other postretirement benefits	—	252	—	194	—	430
Accruals and other liabilities	738	601	857	616	577	499
	738	10,145	857	10,042	577	6,446
Valuation allowance	(522)	(7,175)	(594)	(7,004)	(472)	(5,183)
	216	2,970	263	3,038	105	1,263
Deferred tax liabilities
Property, plant and equipment	—	—	—	—	—	420
FCC licenses	—	12,158	—	12,089	—	6,313
Trademarks	—	2,461	—	2,459	—	188
Intangibles	—	2,248	—	2,407	—	354
Investments	—	—	—	—	—	802
Other	88	310	77	310	104	233
	88	17,177	77	17,265	104	8,310
Current deferred tax asset	$128		$186		$1
Long-term deferred tax liability		$14,207		$14,227		$7,047
_______________

(1)	Deferred tax assets and liabilities for the Successor year ended December 31, 2012 were considered immaterial.
The realization of deferred tax assets, including net operating loss carryforwards, is dependent on the generation of future taxable income sufficient to realize the tax deductions, carryforwards and credits. However, our history of annual losses reduces our ability to rely on expectations of future income in evaluating the ability to realize our deferred tax assets. Valuation allowances on deferred tax assets are recognized if it is determined that it is more likely than not that the asset will not be realized. As a result, the Company recognized income tax expense to increase the valuation allowance of $82 million and $708 million for the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013,

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

respectively, and $1.4 billion, $265 million, and $1.8 billion for the Predecessor 191-day period ended July 10, 2013, unaudited three-month period ended March 31, 2013, and year ended December 31, 2012, respectively, on deferred tax assets primarily related to losses incurred during the period that are not currently realizable and expenses recorded during the period that are not currently deductible for income tax purposes. The remaining decrease in the carrying amount of the valuation allowance for the Successor year ended December 31, 2013 is primarily related to the net impact of acquisition accounting for the SoftBank Merger and Clearwire Acquisition. For the Predecessor year ended December 31, 2012 the remaining increase in the carrying amount of the valuation allowance is primarily associated with the tax effect of items reflected in other comprehensive income (loss) and other accounts. We do not expect to record significant tax benefits on future net operating losses until our circumstances justify the recognition of such benefits.
We believe it is more likely than not that our remaining deferred income tax assets, net of the valuation allowance, will be realized based on current income tax laws and expectations of future taxable income stemming from the reversal of existing deferred tax liabilities. Uncertainties surrounding income tax law changes, shifts in operations between state taxing jurisdictions and future operating income levels may, however, affect the ultimate realization of all or some of these deferred income tax assets.
Income tax expense of $56 million and $45 million for the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013, respectively, and $38 million, $154 million and $254 million for the Predecessor unaudited three-month period ended March 31, 2013 and years ended December 31, 2012 and 2011, respectively, is primarily attributable to taxable temporary differences from amortization of FCC licenses. Income tax expense of $1.6 billion for the Predecessor 191-day period ended July 10, 2013, is primarily attributable to taxable temporary differences from the $2.9 billion gain on the previously-held equity interests in Clearwire. The gain on the previously-held equity interests in Clearwire was principally attributable to the increase in the fair value of FCC licenses held by Clearwire. FCC licenses are amortized over 15 years for income tax purposes but, because these licenses have an indefinite life, they are not amortized for financial statement reporting purposes. These temporary differences result in net deferred income tax expense since they cannot be scheduled to reverse during the loss carryforward period. In addition, during the year ended December 31, 2012, a $69 million tax benefit was recorded as a result of the successful resolution of various state income tax uncertainties. During 2011, a $59 million expense was recorded as a result of the effect of changes in corporate state income tax laws.
During the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013, and Predecessor 191-day period ended July 10, 2013, unaudited three-month period ended March 31, 2013, and years ended December 31, 2012 and 2011, we generated $110 million, $263 million, $238 million, $96 million, $319 million, and $194 million, respectively, of foreign income, which is included in loss before income taxes. We have no material unremitted earnings of foreign subsidiaries. Cash paid or received for income taxes was insignificant for all Successor and Predecessor periods presented.
As of March 31, 2014, we had federal operating loss carryforwards of $17.5 billion, state operating loss carryforwards of $19.4 billion and foreign net operating loss carryforwards of $834 million. Related to these loss carryforwards, we have recorded federal tax benefits of $6.1 billion, net state tax benefits of $885 million and foreign tax benefits of $277 million before consideration of the valuation allowances. Approximately $981 million of the federal net operating loss carryforwards expire between 2016 and 2020. The remaining $16.5 billion expire in varying amounts between 2021 and 2034. The state operating loss carryforwards expire in varying amounts through 2034. Foreign operating loss carryforwards of $460 million do not expire. The remaining foreign operating loss carryforwards expire in varying amounts starting in 2015.
In addition, we had available, for income tax purposes, federal alternative minimum tax net operating loss carryforwards of $18.0 billion and state alternative minimum tax net operating loss carryforwards of $4.1 billion. The loss carryforwards expire in varying amounts through 2034. We also had available capital loss carryforwards of $216 million. Related to these capital loss carryforwards are tax benefits of $82 million. The capital loss carryforwards expire between 2015 and 2017.
We also had available $447 million of federal and state income tax credit carryforwards as of March 31, 2014. Included in this amount are $7 million of income tax credits which expire prior to 2016 and $317 million which expire in varying amounts between 2016 and 2034. The remaining $123 million do not expire.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Unrecognized tax benefits are established for uncertain tax positions based upon estimates regarding potential future challenges to those positions at the largest amount that is greater than fifty percent likely of being realized upon ultimate settlement. These estimates are updated at each reporting date based on the facts, circumstances and information available. Interest related to these unrecognized tax benefits is recognized in interest expense. Penalties are recognized as additional income tax expense. The total unrecognized tax benefits attributable to uncertain tax positions were $160 million and $166 million, for the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013, respectively, and $182 million, $180 million and $171 million, for the Predecessor 191-day period ended July 10, 2013, unaudited three-month period ended March 31, 2013, and year ended December 31, 2012, respectively. As of March 31, 2014, the total unrecognized tax benefits included items that would favorably affect the income tax provision by $148 million, if recognized without an offsetting valuation allowance adjustment. The accrued liability for income tax related interest and penalties was insignificant for all periods presented.
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	Successor		Predecessor
	Three Months Ended March 31,	Year Ended December 31,	191 Days Ended July 10,	Three Months Ended March 31,	Years Ended December 31,
	2014	2013	2013	2013 (Unaudited)	2012	2011
	(in millions)
Balance at beginning of period	$166	$—	$171	$171	$225	$228
Predecessor balance acquired in the SoftBank Merger	—	182	—	—	—	—
Additions based on current year tax positions	—	10	4	2	1	4
Additions based on prior year tax positions	1	—	7	7	1	4
Reductions for prior year tax positions	(1)	—	—	—	(1)	(1)
Reductions for settlements	—	(23)	—	—	(52)	(2)
Reductions for lapse of statute of limitations	(6)	(3)	—	—	(3)	(8)
Balance at end of period	$160	$166	$182	$180	$171	$225
We file income tax returns in the U.S. federal jurisdiction and each state jurisdiction which imposes an income tax. We also file income tax returns in a number of foreign jurisdictions. However, our foreign income tax activity has been immaterial.
Settlement agreements were reached with the Appeals or Exam division of the Internal Revenue Service (IRS) for examination issues in dispute for years prior to 2010. The issues were immaterial to our consolidated financial statements. As of March 31, 2014, there are no federal income tax examinations being handled by the IRS Exam division nor are there any issues being handled by the IRS Appeals division.
We are involved in multiple state income tax examinations related to various years beginning with 1996, which are in various stages of the examination, administrative review or appellate process. Based on our current knowledge of the examinations, administrative reviews and appellate processes, we believe it is reasonably possible a number of our uncertain tax positions may be resolved during the next twelve months which could result in a reduction of up to $20 million in our unrecognized tax benefits.
The federal and state statutes of limitations for assessment of tax liability generally lapse three and four years, respectively, after the date the tax returns are filed. However, income tax attributes that are carried forward, such as net operating loss carryforwards, may be challenged and adjusted by taxing authorities at any time prior to the expiration of the statute of limitations for the tax year in which they are utilized.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13.	Commitments and Contingencies
Litigation, Claims and Assessments
In March 2009, a stockholder brought suit, Bennett v. Sprint Nextel Corp., in the U.S. District Court for the District of Kansas, alleging that Sprint Communications and three of its former officers violated Section 10(b) of the Exchange Act and Rule 10b-5 by failing adequately to disclose certain alleged operational difficulties subsequent to the Sprint-Nextel merger, and by purportedly issuing false and misleading statements regarding the write-down of goodwill. The plaintiff seeks class action status for purchasers of Sprint Communications common stock from October 26, 2006 to February 27, 2008. On January 6, 2011, the Court denied the motion to dismiss. Subsequently, our motion to certify the January 6, 2011 order for an interlocutory appeal was denied, and discovery is continuing. The plaintiff moved to certify a class of bondholders as well as owners of common stock, and on March 27, 2014, the court certified a class including bondholders as well as stockholders. On April 11, 2014, we filed a petition to appeal that certification order to the Tenth Circuit Court of Appeals. Sprint Communications believes the complaint is without merit and intends to continue to defend the matter vigorously. We do not expect the resolution of this matter to have a material adverse effect on our financial position or results of operations.
In addition, five related stockholder derivative suits were filed against Sprint Communications and certain of its present and/or former officers and directors. The first, Murphy v. Forsee, was filed in state court in Kansas on April 8, 2009, was removed to federal court, and was stayed by the court pending resolution of the motion to dismiss the Bennett case; the second, Randolph v. Forsee, was filed on July 15, 2010 in state court in Kansas, was removed to federal court, and was remanded back to state court; the third, Ross-Williams v. Bennett, et al., was filed in state court in Kansas on February 1, 2011; the fourth, Price v. Forsee, et al., was filed in state court in Kansas on April 15, 2011; and the fifth, Hartleib v. Forsee, et. al., was filed in federal court in Kansas on July 14, 2011. These cases are essentially stayed while the Bennett case is in the discovery phase. We do not expect the resolution of these matters to have a material adverse effect on our financial position or results of operations.
On April 19, 2012, the New York Attorney General filed a complaint alleging that Sprint Communications has fraudulently failed to collect and pay more than $100 million in New York sales taxes on receipts from its sale of wireless telephone services since July 2005. The complaint seeks recovery of triple damages as well as penalties and interest. Sprint Communications moved to dismiss the complaint on June 14, 2012. On July 1, 2013, the court entered an order denying the motion to dismiss in large part, although it did dismiss certain counts or parts of certain counts. Sprint Communications has appealed that order and the intermediate appellate court affirmed the order of the trial court. We have sought leave to bring an interlocutory appeal to the highest court in New York. We believe the complaint is without merit and intend to continue to defend this matter vigorously. We do not expect the resolution of this matter to have a material adverse effect on our financial position or results of operations.
Eight related stockholder derivative suits have been filed against Sprint Communications and certain of its current and former officers and directors. Each suit alleges generally that the individual defendants breached their fiduciary duties to Sprint Communications and its stockholders by allegedly permitting, and failing to disclose, the actions alleged in the suit filed by the New York Attorney General. One suit, filed by the Louisiana Municipal Police Employees Retirement System, was dismissed by a federal court; two suits are pending in state court in Johnson County, Kansas; and five suits are pending in federal court in Kansas. The Kansas suits have been stayed. We do not expect the resolution of these matters to have a material adverse effect on our financial position or results of operations.
In addition, Sprint Communications, Inc. has received several complaints purporting to assert claims on behalf of Sprint Communications stockholders, alleging that members of the board of directors breached their fiduciary duties in agreeing to the SoftBank Merger, and otherwise challenging that transaction. There are five cases consolidated in state court in Johnson County, Kansas: UFCW Local 23 and Employers Pension Fund, et al. v. Bennett, et al., filed on October 25, 2012; Iron Workers Mid-South Pension Fund, et al. v. Hesse, et al., filed on October 25, 2012; City of Dearborn Heights Act 345 Police and Fire Retirement System v. Sprint Nextel Corp., et al., filed on October 29, 2012; Testani, et al. v. Sprint Nextel Corp., et al., filed on November 1, 2012; and Patten, et al. v. Sprint Nextel Corp., et al., filed on November 1, 2012. Plaintiffs did not challenge the amended SoftBank Merger transaction, but sought an award of attorneys fees for their challenge of the original SoftBank Merger transaction. The court denied that motion and the consolidated state cases were dismissed with prejudice. There are two cases filed in federal court in the District of Kansas, entitled Gerbino, et al. v. Sprint Nextel Corp., et

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

al., filed on November 15, 2012, and Steinberg, et al. v. Bennett, et al., filed on May 16, 2013 (and now consolidated with Gerbino); those cases were dismissed on May 16, 2014.
Sprint Communications, Inc. is also a defendant in a complaint filed by stockholders of Clearwire Corporation asserting claims for breach of fiduciary duty by Sprint Communications, and related claims and otherwise challenging the Clearwire Acquisition. ACP Master, LTD, et al. v. Sprint Nextel Corp., et al., was filed April 26, 2013, in Chancery Court in Delaware. We have moved to dismiss the suit, and a decision on that motion is pending. Plaintiffs in the ACP Master, LTD suit have also filed suit requesting an appraisal of the fair value of their Clearwire stock, and discovery is proceeding in that case. Sprint Communications intends to defend the ACP Master, LTD case vigorously, and, because this case is still in the preliminary stage, we have not yet determined what effect the lawsuit will have, if any, on our financial position or results of operations.
Sprint is currently involved in numerous court actions alleging that Sprint is infringing various patents. Most of these cases effectively seek only monetary damages. A small number of these cases are brought by companies that sell products and seek injunctive relief as well. These cases have progressed to various degrees and a small number may go to trial if they are not otherwise resolved. Adverse resolution of these cases could require us to pay significant damages, cease certain activities, or cease selling the relevant products and services. In many circumstances, we would be indemnified for monetary losses that we incur with respect to the actions of our suppliers or service providers. We do not expect the resolution of these cases to have a material adverse effect on our financial position or results of operations.
In October 2013, the FCC Enforcement Bureau began to issue notices of apparent liability (NALs) to other Lifeline providers, imposing fines for intracarrier duplicate accounts identified by the government during its audit function. Those audits also identified a small percentage of potentially duplicative intracarrier accounts related to our Assurance Wireless business. No NAL has yet been issued with respect to Sprint and we do not know if one will be issued. Further, we are not able to reasonably estimate the amount of any claim for penalties that might be asserted. However, based on the information currently available, if a claim is asserted by the FCC, Sprint does not believe that any amount ultimately paid would be material to the Company’s results of operations or financial position.
Various other suits, inquiries, proceedings and claims, either asserted or unasserted, including purported class actions typical for a large business enterprise and intellectual property matters, are possible or pending against us or our subsidiaries. If our interpretation of certain laws or regulations, including those related to various federal or state matters such as sales, use or property taxes, or other charges were found to be mistaken, it could result in payments by us. While it is not possible to determine the ultimate disposition of each of these proceedings and whether they will be resolved consistent with our beliefs, we expect that the outcome of such proceedings, individually or in the aggregate, will not have a material adverse effect on our financial position or results of operations.
Spectrum Reconfiguration Obligations
In 2004, the FCC adopted a Report and Order that included new rules regarding interference in the 800 MHz band and a comprehensive plan to reconfigure the 800 MHz band. The Report and Order provides for the exchange of a portion of our 800 MHz FCC spectrum licenses, and requires us to fund the cost incurred by public safety systems and other incumbent licensees to reconfigure the 800 MHz spectrum band. Also, in exchange, we received licenses for 10 MHz of nationwide spectrum in the 1.9 GHz band.
The minimum cash obligation is $2.8 billion under the Report and Order. We are, however, obligated to pay the full amount of the costs relating to the reconfiguration plan, even if those costs exceed $2.8 billion. As required under the terms of the Report and Order, a letter of credit has been secured to provide assurance that funds will be available to pay the relocation costs of the incumbent users of the 800 MHz spectrum. Total payments directly attributable to our performance under the Report and Order, from the inception of the program, were approximately $3.4 billion, of which primarily all payments incurred during the Successor three-month transition period ended March 31, 2014 related to FCC licenses. When incurred, these costs are generally accounted for either as property, plant and equipment or as additions to FCC licenses. Although costs incurred through March 31, 2014 have exceeded $2.8 billion, not all of those costs have been reviewed and accepted as eligible by the transition administrator.
Completion of the 800 MHz band reconfiguration was initially required by June 26, 2008. The FCC continues to grant 800 MHz public safety licensees additional time to complete their band reconfigurations which, in turn, delays our access to some of our 800 MHz replacement channels. Accordingly, we will continue to transition to our 800 MHz

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

replacement channels consistent with public safety licensees' reconfiguration progress. On May 24, 2012, the FCC revised its rules to authorize Sprint to deploy wireless broadband services, such as CDMA and LTE, on its 800 MHz spectrum, including channels that become available to Sprint upon completion of the 800 MHz band reconfiguration program. We anticipate that the continuing reconfiguration progress will be sufficient to support the 800 MHz portion of our network modernization. In January 2013, we submitted a Request for Declaratory Ruling to the FCC requesting two items: (i) that it declare that Sprint will not owe any anti-windfall payment to the US Treasury, because we have exceeded the $2.8 billion of required expenditures, and (ii) that the FCC remove the $850 million minimum for the letter of credit and allow further reductions based on quarterly estimates of remaining obligations. This Request for Declaratory Ruling is pending before the FCC.
Future Minimum Commitments
As of March 31, 2014, the minimum estimated amounts due under operating leases, spectrum leases and service credits, and purchase orders and other commitments were as follows:

	Total	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2018	Fiscal Year 2019 and thereafter
	(in millions)
Operating leases	$16,641	$2,197	$2,047	$1,952	$1,888	$1,840	$6,717
Spectrum leases and service credits	6,887	188	191	203	211	213	5,881
Purchase orders and other commitments	23,206	13,398	4,346	2,651	783	610	1,418
Total	$46,734	$15,783	$6,584	$4,806	$2,882	$2,663	$14,016
Operating Leases
We lease various equipment, office facilities, retail outlets and kiosks, switching facilities and cell sites under operating leases. The non-cancelable portion of these leases generally ranges from monthly up to 15 years. These leases, with few exceptions, provide for automatic renewal options and escalations that are either fixed or based on the consumer price index. Any rent abatements, along with rent escalations, are included in the computation of rent expense calculated on a straight-line basis over the lease term. Our lease term for most leases includes the initial non-cancelable term plus at least one renewal period, if the non-cancelable term is less than ten years, as the exercise of the related renewal option or options is reasonably assured. Our cell site leases generally provide for an initial non-cancelable term of five to twelve years with up to 5 renewal options for five years each.
During 2011 and 2012, we renegotiated cell site leases in connection with our network modernization and the shutdown of the Nextel platform. Our rental commitments for operating leases, including lease renewals that are reasonably assured, consisted mainly of leases for cell and switch sites, real estate, information technology and network equipment and office space. Total rental expense was $653 million and $1.3 billion for the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013, respectively, and $2.0 billion and $1.9 billion for the Predecessor years ended in December 31, 2012 and 2011, respectively. Rental expense for the Predecessor 191-day period ended July 10, 2013 and unaudited three-month period ended March 31, 2013 was $1.0 billion and $483 million, respectively. Total rent expense increased in 2012 as compared to 2011 primarily as a result of rent leveling charges associated with renegotiated cell site leases in 2011 and 2012.
Spectrum Leases and Service Credits
Certain of the spectrum leases provide for minimum lease payments, additional charges and escalation clauses. Leased spectrum agreements have terms of up to 30 years and the weighted average remaining lease term at March 31, 2014 was approximately 23 years, including renewal terms. We expect that all renewal periods in our spectrum leases will be renewed by us.
We also have commitments to provide services to certain lessors, and to reimburse lessors for certain capital equipment and third-party service expenditures over the term of the lease. We accrue a monthly obligation for the services and equipment based on the total estimated available service credits divided by the term of the lease. The obligation is reduced by services provided and as actual invoices are presented and paid to the lessors. During the Successor three-month transition period ended March 31, 2014, we satisfied $1 million related to these commitments. The maximum remaining

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

commitment at March 31, 2014 was $100 million and is expected to be incurred over the term of the related lease agreements, which generally range from 15 to 30 years.
Purchase Orders and Other Commitments
We are a party to other commitments, which includes, among other things, service, spectrum, network equipment, devices, asset retirement obligations and other executory contracts in connection with conducting our business. Amounts actually paid under some of these agreements will likely be higher due to variable components of these agreements. The more significant variable components that determine the ultimate obligation owed include such items as hours contracted, subscribers and other factors. In addition, we are a party to various arrangements that are conditional in nature and obligate us to make payments only upon the occurrence of certain events, such as the delivery of functioning software or a product. Because it is not possible to predict the timing or amounts that may be due under these conditional arrangements, no such amounts have been included in the table above.

Note 14.	Stockholders' Equity and Per Share Data
Our certificate of incorporation authorizes 10,020,000,000 shares of capital stock as follows:

•	9,000,000,000 shares of common stock, par value $0.01 per share;

•	1,000,000,000 shares of non-voting common stock, par value $0.01 per share; and

•	20,000,000 shares of preferred stock, par value $0.0001 per share.
Classes of Common Stock
Voting Common Stock
The holders of our common stock are entitled to one vote per share on all matters submitted for action by the stockholders. There were approximately 3.9 billion shares of common stock outstanding as of March 31, 2014.
Treasury Shares
Shares of common stock repurchased by us are recorded at cost as treasury shares and result in a reduction of stockholders' equity. We reissue treasury shares as part of our stockholder approved stock-based compensation programs, as well as upon conversion of outstanding securities that are convertible into common stock. When shares are reissued, we determine the cost using the FIFO method.
Dividends
We did not declare any dividends on our common shares for all periods presented in the consolidated financial statements. We are currently restricted from paying cash dividends by the terms of our revolving bank credit facility (See Note 9. Long-Term Debt, Financing and Capital Lease Obligations).
Accumulated Other Comprehensive Income (Loss)
The components of accumulated other comprehensive (loss) income, net of tax are as follows:

	Successor		Predecessor
	March 31, 2014	December 31, 2013	December 31, 2012
	(in millions)
Unrecognized net periodic pension and postretirement benefit cost	$(54)	$93	$(1,169)
Unrealized net gains related to investments	7	6	9
Foreign currency translation adjustments	4	3	27
Accumulated other comprehensive (loss) income	$(43)	$102	$(1,133)

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Per Share Data
Basic net loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share adjusts basic net loss per common share, computed using the treasury stock method, for the effects of potentially dilutive common shares, if the effect is not antidilutive. Outstanding options and restricted stock units (exclusive of participating securities) that had no effect on our computation of dilutive weighted average number of shares outstanding as their effect would be antidilutive were approximately 60 million and 70 million as of the Successor periods ended March 31, 2014 and December 31, 2013, respectively, and 61 million, 74 million, 78 million, and 71 million shares for the Predecessor 191-day period ended July 10, 2013, unaudited three-month period ended March 31, 2013, and years ended December 31, 2012 and 2011, respectively. In addition, as of the Successor period ended March 31, 2014, all 55 million shares issuable under the warrant which was issued to SoftBank at the close of the SoftBank Merger were treated as potentially dilutive securities. The warrant is exercisable at $5.25 per share at the option of Softbank, in whole or in part, at any time within the five-year term.

Note 15.	Segments
Sprint operates two reportable segments: Wireless and Wireline.

•
Wireless primarily includes retail, wholesale, and affiliate revenue from a wide array of wireless voice and data transmission services and equipment revenue from the sale of wireless devices and accessories in the U.S., Puerto Rico and the U.S. Virgin Islands.

•
Wireline primarily includes revenue from domestic and international wireline voice and data communication services, including services to the cable multiple systems operators that resell our local and long distance services and use our back office systems and network assets in support of their telephone services provided over cable facilities primarily to residential end-use subscribers.

We define segment earnings as wireless or wireline operating (loss) income before other segment expenses such as depreciation, amortization, severance, exit costs, goodwill impairments, asset impairments, and other items, if any, solely and directly attributable to the segment representing items of a non-recurring or unusual nature. Expense and income items excluded from segment earnings are managed at the corporate level. Transactions between segments are generally accounted for based on market rates, which we believe approximate fair value. The Company generally re-establishes these rates at the beginning of each calendar year. Over the past several years, there has been an industry-wide trend of lower rates due to increased competition from other wireline and wireless communications companies as well as cable and Internet service providers.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Segment financial information is as follows:

Predecessor
Statement of Operations Information	Wireless	Wireline	Corporate, Other and Eliminations	Consolidated
	(in millions)
191 Days Ended July 10, 2013
Net operating revenues	$17,125	$1,471	$6	$18,602
Inter-segment revenues(1)	—	430	(430)	—
Total segment operating expenses	(14,355)	(1,629)	425	(15,559)
Segment earnings	$2,770	$272	$1	3,043
Less:
Depreciation				(3,098)
Amortization				(147)
Other, net(2)				(683)
Operating loss				(885)
Interest expense				(1,135)
Equity in losses of unconsolidated investments, net			$(482)
Gain on previously-held equity interests			2,926	2,444
Other income, net				19
Income before income taxes				$443

Statement of Operations Information	Wireless	Wireline	Corporate, Other and Eliminations	Consolidated
	(in millions)
Three Months Ended March 31, 2013 (unaudited)
Net operating revenues	$8,089	$702	$2	$8,793
Inter-segment revenues(1)	—	191	(191)	—
Total segment operating expenses	(6,694)	(765)	190	(7,269)
Segment earnings	$1,395	$128	$1	1,524
Less:
Depreciation				(1,422)
Amortization				(70)
Other, net(2)				(3)
Operating income				29
Interest expense				(432)
Equity in losses of unconsolidated investments, net			$(202)	(202)
Loss before income taxes				$(605)

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Predecessor
Statement of Operations Information	Wireless	Wireline	Corporate, Other and Eliminations	Consolidated
	(in millions)
2012
Net operating revenues	$32,355	$2,999	$12	$35,366
Inter-segment revenues(1)	—	882	(882)	—
Total segment operating expenses	(28,208)	(3,232)	877	(30,563)
Segment earnings	$4,147	$649	$7	4,803
Less:
Depreciation				(6,240)
Amortization				(303)
Business combination and hurricane-related charges(3)				(64)
Other, net(2)				(16)
Operating loss				(1,820)
Interest expense				(1,428)
Equity in losses of unconsolidated investments, net			$(1,114)	(1,114)
Other income, net				190
Loss before income taxes				$(4,172)

Statement of Operations Information	Wireless	Wireline	Corporate, Other and Eliminations	Consolidated
	(in millions)
2011
Net operating revenues	$30,301	$3,370	$8	$33,679
Inter-segment revenues(1)	—	956	(956)	—
Total segment operating expenses	(26,034)	(3,526)	953	(28,607)
Segment earnings	$4,267	$800	$5	5,072
Less:
Depreciation				(4,455)
Amortization				(403)
Other, net(2)				(106)
Operating income				108
Interest expense				(1,011)
Equity in losses of unconsolidated investments, net			$(1,730)	(1,730)
Other expense, net				(3)
Loss before income taxes				$(2,636)

Other Information	Wireless	Wireline	Corporate and Other	Consolidated
	(in millions)
Capital expenditures for the 191 days ended July 10, 2013	$2,840	$174	$126	$3,140
Capital expenditures for the three months ended March 31, 2013 (unaudited)	$1,270	$64	$47	$1,381

2012
Capital expenditures	$3,753	$240	$268	$4,261
Total assets	$38,297	$2,195	$11,078	$51,570

2011
Capital expenditures	$2,702	$168	$260	$3,130
Total assets	$37,606	$2,355	$9,422	$49,383

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Successor
Statement of Operations Information	Wireless	Wireline	Corporate, Other and Eliminations	Consolidated
	(in millions)
Three Months Ended March 31, 2014
Net operating revenues	$8,254	$617	$4	$8,875
Inter-segment revenues(1)	—	153	(153)	—
Total segment operating expenses	(6,417)	(758)	144	(7,031)
Segment earnings	$1,837	$12	$(5)	1,844
Less:
Depreciation				(868)
Amortization				(429)
Other, net(2)				(127)
Operating income				420
Interest expense				(516)
Other income, net				1
Loss before income taxes				$(95)

Statement of Operations Information	Wireless	Wireline	Corporate, Other and Eliminations	Consolidated
	(in millions)
Three months Ended March 31, 2013 (unaudited)
Net operating revenues	$—	$—	$—	$—
Inter-segment revenues(1)	—	—	—	—
Total segment operating expenses	—	—	(14)	(14)
Segment earnings	$—	$—	$(14)	(14)
Other income, net				6
Loss before income taxes				$(8)

Statement of Operations Information	Wireless	Wireline	Corporate, Other and Eliminations	Consolidated
	(in millions)
2013
Net operating revenues	$15,642	$1,240	$9	$16,891
Inter-segment revenues(1)	—	396	(396)	—
Total segment operating expenses	(13,464)	(1,414)	353	(14,525)
Segment earnings	$2,178	$222	$(34)	2,366
Less:
Depreciation				(2,026)
Amortization				(908)
Other, net(2)				(402)
Operating loss				(970)
Interest expense				(918)
Other income, net				73
Loss before income taxes				$(1,815)

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Successor
Statement of Operations Information	Wireless	Wireline	Corporate, Other and Eliminations	Consolidated
	(in millions)
2012
Net operating revenues	$—	$—	$—	$—
Inter-segment revenues(1)	—	—	—	—
Total segment operating expenses	—	—	(33)	(33)
Segment earnings	$—	$—	$(33)	(33)
Other income, net				10
Loss before income taxes				$(23)

Other Information	Wireless	Wireline	Corporate and Other	Consolidated
	(in millions)
As of and for the three months ended March 31, 2014
Capital expenditures	$1,343	$79	$66	$1,488
Total assets	$75,051	$1,499	$8,139	$84,689

As of March 31, 2013
Total assets	$—	$—	$3,122	$3,122

2013
Capital expenditures	$3,535	$153	$159	$3,847
Total assets	$75,128	$1,548	$9,419	$86,095

2012
Total assets	$—	$—	$3,115	$3,115
 _________________

(1)	Inter-segment revenues consist primarily of wireline services provided to the Wireless segment for resale to or use by wireless subscribers.

(2)
Other, net for the Successor three-month transition period ended March 31, 2014 consists of $127 million of severance, exit costs and asset impairments. Other, net for the Successor year ended December 31, 2013 consists of $309 million of severance and exit costs and $100 million of business combination fees paid to unrelated parties in connection with the transactions with SoftBank and Clearwire ($75 million included in our corporate segment and $25 million included in our wireless segment and classified as selling, general and administrative expenses), partially offset by $7 million of insurance reimbursement towards 2012 hurricane-related charges (included in our wireless segment and classified as a contra-expense in cost of services expense). Other, net for the Predecessor 191-day period ended July 10, 2013 and unaudited three-month period ended March 31, 2013 consists of $652 million and $25 million, respectively, of severance and exit costs, partially offset by $22 million of favorable developments in connection with an E911 regulatory tax-related contingency. Other, net for the Predecessor 191-day period ended July 10, 2013 also includes $53 million of business combination fees paid to unrelated parties in connection with the transactions with SoftBank and Clearwire (included in our corporate segment and classified as selling, general and administrative expenses). Other, net for the Predecessor year ended December 31, 2012 consists of $196 million of lease exit costs and $102 million of asset impairment charges, partially offset by net operating income of $236 million associated with the termination of the spectrum hosting arrangement with LightSquared, a gain of $29 million on spectrum swap transactions, and a benefit of $17 million resulting from favorable developments relating to access cost disputes associated with prior periods. Other, net for the Predecessor year ended December 31, 2011 consists of $106 million of severance, exit costs and asset impairments associated with the shut-down of the Nextel platform.

(3)
Includes $45 million of hurricane-related charges for the Predecessor year ended December 31, 2012, which are classified in our consolidated statements of comprehensive loss as follows: $21 million as contra-revenue in net operating revenues of Wireless, $20 million as cost of services and products ($17 million Wireless; $3 million Wireline), and $4 million as selling, general and administrative expenses in our Wireless segment. Also includes $19 million of business combination charges for fees paid to unrelated parties necessary for the proposed transactions with SoftBank and Clearwire, which is included in our corporate segment and classified as selling, general and administrative expenses.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Predecessor
Operating Revenues by Service and Products	Wireless	Wireline	Corporate, Other and Eliminations(1)	Consolidated
	(in millions)
191 Days Ended July 10, 2013
Wireless services	$15,139	$—	$—	$15,139
Wireless equipment	1,707	—	—	1,707
Voice	—	771	(236)	535
Data	—	188	(93)	95
Internet	—	913	(100)	813
Other	279	29	5	313
Total net operating revenues	$17,125	$1,901	$(424)	$18,602

	Wireless	Wireline	Corporate, Other and Eliminations(1)	Consolidated
	(in millions)
Three Months Ended March 31, 2013 (unaudited)
Wireless services	$7,143	$—	$—	$7,143
Wireless equipment	813	—	—	813
Voice	—	352	(99)	253
Data	—	94	(46)	48
Internet	—	434	(47)	387
Other	133	13	3	149
Total net operating revenues	$8,089	$893	$(189)	$8,793

	Wireless	Wireline	Corporate, Other and Eliminations(1)	Consolidated
	(in millions)
2012
Wireless services(2)	$28,624	$—	$—	$28,624
Wireless equipment	3,248	—	—	3,248
Voice	—	1,627	(515)	1,112
Data	—	398	(176)	222
Internet	—	1,781	(190)	1,591
Other	483	75	11	569
Total net operating revenues	$32,355	$3,881	$(870)	$35,366

	Wireless	Wireline	Corporate, Other and Eliminations(1)	Consolidated
	(in millions)
2011
Wireless services	$27,129	$—	$—	$27,129
Wireless equipment	2,911	—	—	2,911
Voice	—	1,915	(643)	1,272
Data	—	460	(163)	297
Internet	—	1,878	(151)	1,727
Other	261	73	9	343
Total net operating revenues	$30,301	$4,326	$(948)	$33,679

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Successor
Operating Revenues by Service and Products	Wireless	Wireline	Corporate, Other and Eliminations(1)	Consolidated
	(in millions)
Three Months Ended March 31, 2014
Wireless services	$7,096	$—	$—	$7,096
Wireless equipment	999	—	—	999
Voice	—	352	(88)	264
Data	—	62	(26)	36
Internet	—	345	(37)	308
Other	159	11	2	172
Total net operating revenues	$8,254	$770	$(149)	$8,875

	Wireless	Wireline	Corporate, Other and Eliminations(1)	Consolidated
	(in millions)
2013
Wireless services	$13,579	$—	$—	$13,579
Wireless equipment	1,797	—	—	1,797
Voice	—	719	(240)	479
Data	—	138	(69)	69
Internet	—	747	(81)	666
Other	266	32	3	301
Total net operating revenues	$15,642	$1,636	$(387)	$16,891

_______________

(1)	Revenues eliminated in consolidation consist primarily of wireline services provided to the Wireless segment for resale to or use by wireless subscribers.

(2)
Wireless services related to the Wireless segment for the Predecessor year ended December 31, 2012 excludes $21 million of hurricane-related contra-revenue charges reflected in net operating revenues in our consolidated statement of comprehensive loss.

Note 16.	Quarterly Financial Data (Unaudited)

	Predecessor
	Quarter
	1st	2nd	3rd	4th
	(in millions, except per share amounts)
2012
Net operating revenues	$8,734	$8,843	$8,763	$9,005
Operating loss	$(255)	$(629)	$(231)	$(705)
Net loss	$(863)	$(1,374)	$(767)	$(1,322)
Basic and diluted loss per common share(1)	$(0.29)	$(0.46)	$(0.26)	$(0.44)
	Quarter
	1st	2nd	July 10, 2013
	(in millions, except per share amounts)
2013
Net operating revenues	$8,793	$8,877	$932
Operating income (loss)	$29	$(874)	$(40)
Net (loss) income	$(643)	$(1,597)	$1,082
Basic (loss) earnings per common share(1)	$(0.21)	$(0.53)	$0.35
Diluted (loss) earnings per common share(1)	$(0.21)	$(0.53)	$0.30

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	Successor
	Quarter
	1st	2nd	3rd	4th
	(in millions, except per share amounts)
2013
Net operating revenues	$—	$—	$7,749	$9,142
Operating loss	$(14)	$(22)	$(358)	$(576)
Net loss	$(9)	$(114)	$(699)	$(1,038)
Basic and diluted loss per common share(1)	$—	$—	$(0.18)	$(0.26)
_____________

(1)	The sum of the quarterly earnings per share amounts may not equal the annual amounts because of the changes in the weighted average number of shares outstanding during the year.

Note 17.	Related-Party Transactions
Clearwire Related-Party Transactions
Sprint's relationship with Clearwire, which is now a wholly-owned subsidiary, includes agreements by which we resell wireless data services utilizing Clearwire's 4G network. In addition, Clearwire subscribers utilize the third generation (3G) Sprint network which provides dual-mode service to subscribers in those areas where access to its 4G network is not available. Cost of services and products included in our consolidated statements of comprehensive loss related to our agreement to purchase 4G services from Clearwire totaled $207 million and $101 million for the Predecessor 191-day period ended July 10, 2013 and unaudited three-month period ended March 31, 2013, respectively, and $417 million and $405 million for the Predecessor years ended December 31, 2012 and 2011, respectively.
SoftBank Related-Party Transactions
In addition to agreements arising out of or relating to the SoftBank Merger, Sprint and SoftBank have entered into various other arrangements with SoftBank or its controlled affiliates (SoftBank Parties or each a SoftBank Party) or with third parties to which SoftBank Parties are also parties (affiliated third parties), including for international wireless roaming, wireless and wireline call termination, real estate, device and accessory purchasing, and other services. Specifically, we have arrangements with an affiliate controlled by SoftBank whereby it is acting as an agent to procure devices and accessories on our behalf with certain third party vendors under existing purchase arrangements Sprint has with those vendors. These services, which are provided by the SoftBank Party without charge to us, include placing orders, processing invoices, receiving payments from us and making payments to our suppliers on our behalf. Device and accessory purchases associated with these agency arrangements totaled approximately $411 million and $86 million for the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013, respectively. As of March 31, 2014 and December 31, 2013, accounts payable to the SoftBank Party of approximately $205 million and $79 million, respectively, are included in our consolidated balance sheets. All other transactions under agreements with SoftBank Parties or affiliated third-parties, in the aggregate, were immaterial through the Successor period ended March 31, 2014.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 18.	Subsequent Events
Accounts Receivable Facility
On May 16, 2014, certain wholly owned subsidiaries of Sprint entered into a two-year committed facility (Receivables Facility) to sell certain accounts receivable on a revolving basis, subject to a maximum funding limit of $1.3 billion. In connection with the Receivables Facility, Sprint formed wholly-owned subsidiaries which are bankruptcy remote special purpose entities (SPEs). Pursuant to the Receivables Facility, certain Sprint subsidiaries (Originators) will transfer selected receivables to the SPEs. The SPEs will then sell the receivables to a bank agent on behalf of unaffiliated multi-seller asset-backed commercial paper conduits (Conduits) or their sponsoring banks. Sales of eligible receivables to the Conduits occur daily and are settled on a monthly basis. Sprint pays a fee for the drawn and undrawn portions of the Receivables Facility, respectively. The receivables primarily consist of wireless service charges currently due from subscribers and are short-term in nature. A subsidiary of Sprint will service the receivables in exchange for a monthly servicing fee, and Sprint will guarantee the performance of obligations of the servicer and the Originators under the Receivables Facility.
The Receivables Facility will be treated as a sale for accounting and legal purposes and as debt for federal and state tax purposes. The expected accounting impacts include the de-recognition of receivables sold by the SPEs to the Conduits, recognition of cash received in exchange for the sale and recognition at fair value of a receivable due to Sprint from the Conduits for the difference between the receivables sold and the cash received, less estimated fees and other items.
Each SPE’s sole business consists of the purchase or acceptance through capital contributions of the accounts receivable from the Originators and the subsequent retransfer of or granting of a security interest in such accounts receivable to the bank agent under the Receivables Facility. In addition, each SPE is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the SPE’s assets prior to any assets or value in the SPE becoming available to the Originators or Sprint, and  the assets of the SPE are not available to pay creditors of Sprint or any of its affiliate (other than any other SPE).

Note 19.	Guarantor Financial Information
On September 11, 2013, Sprint Corporation issued $2.25 billion aggregate principal amount of 7.250% notes due 2021 and $4.25 billion aggregate principal amount of 7.875% notes due 2023 in a private placement transaction with registration rights. On December 12, 2013, Sprint Corporation issued $2.5 billion aggregate principal amount of 7.125% notes due 2024 in a private placement transaction with registration rights. Each of these issuances are fully and unconditionally guaranteed by Sprint Communications, Inc. (Subsidiary Guarantor), which is a 100 percent owned subsidiary of Sprint Corporation (Parent/Issuer). In connection with the foregoing, the Company has entered into registration rights agreements with respect to the notes, each of which requires the Company and Sprint Communications, Inc. to use their reasonable best efforts to cause an offer to exchange the notes for a new issue of substantially identical exchange notes registered under the Securities Act of 1933 to be completed within 540 days after the closing date of the respective offerings. Under the Subsidiary Guarantor's revolving bank credit facility and other bank agreements, the Subsidiary Guarantor is currently restricted from paying cash dividends to the Parent/Issuer or any Non-Guarantor Subsidiary because the ratio of total indebtedness to adjusted EBITDA (each as defined in the applicable agreement) exceeds 2.5 to 1.0.
The guarantor financial information distinguishes between the Predecessor period relating to Sprint Communications for periods prior to the SoftBank Merger and the Successor period relating to Sprint Corporation (formerly Starburst II), for periods subsequent to the incorporation of Starburst II on October 5, 2012. The periods presented below do not include condensed consolidating financial statements for the Successor period as of December 31, 2012 or for the three months ended March 31, 2013 or 87 days ended December 31, 2012 because prior to the SoftBank Merger the financial information is already disclosed on the face of the consolidated financial statements. Additionally, as the Parent/Issuer column represents the activities of Sprint Corporation (formerly Starburst II). Also, no Parent/Issuer financial information exists for the Predecessor periods which are prior to the SoftBank Merger. We have accounted for investments in subsidiaries using the equity method. Presented below is the condensed consolidating financial information as of the Successor period ended March 31, 2014 and the Successor year ended December 31, 2013 and Predecessor year ended December 31, 2012, and for the Successor three-month transition period ended March 31, 2014 and year ended December 31, 2013, as well as for the Predecessor 191-day period ended July 10, 2013, unaudited three-month period ended March 31, 2013, and the years ended December 31, 2012 and 2011.

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING BALANCE SHEET

Successor
	As of March 31, 2014
	Parent/Issuer	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$—	$4,125	$845	$—	$4,970
Short-term investments	—	1,220	—	—	1,220
Accounts and notes receivable, net	74	27	3,607	(101)	3,607
Device and accessory inventory	—	—	982	—	982
Deferred tax assets	—	—	128	—	128
Prepaid expenses and other current assets	—	14	658	—	672
Total current assets	74	5,386	6,220	(101)	11,579
Investments	—	1,104	61	(1,019)	146
Investments in subsidiaries	25,316	25,588	—	(50,904)	—
Property, plant and equipment, net	—	—	16,299	—	16,299
Due from consolidated affiliate	—	18,234	—	(18,234)	—
Note receivable from consolidated affiliate	9,000	—	—	(9,000)	—
Intangible assets
Goodwill	—	—	6,383	—	6,383
FCC licenses and other	—	—	41,978	—	41,978
Definite-lived intangible assets, net	—	—	7,558	—	7,558
Other assets	133	133	613	(133)	746
Total assets	$34,523	$50,445	$79,112	$(79,391)	$84,689
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$—	$3,163	$—	$3,163
Accrued expenses and other current liabilities	78	493	5,074	(101)	5,544
Current portion of long-term debt, financing and capital lease obligations	—	—	991	—	991
Total current liabilities	78	493	9,228	(101)	9,698
Long-term debt, financing and capital lease obligations	9,000	15,027	8,779	(1,019)	31,787
Deferred tax liabilities	—	—	14,207	—	14,207
Note payable due to consolidated affiliate	—	9,000	—	(9,000)	—
Other liabilities	—	609	3,076	—	3,685
Due to consolidated affiliate	133	—	18,234	(18,367)	—
Total liabilities	9,211	25,129	53,524	(28,487)	59,377
Commitments and contingencies
Total stockholders' equity	25,312	25,316	25,588	(50,904)	25,312
Total liabilities and stockholders' equity	$34,523	$50,445	$79,112	$(79,391)	$84,689

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING BALANCE SHEET

Successor
	As of December 31, 2013
	Parent/Issuer	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$—	$5,665	$699	$—	$6,364
Short-term investments	—	1,105	—	—	1,105
Accounts and notes receivable, net	160	7	3,569	(166)	3,570
Device and accessory inventory	—	—	1,205	—	1,205
Deferred tax assets	—	—	186	—	186
Prepaid expenses and other current assets	—	19	609	—	628
Total current assets	160	6,796	6,268	(166)	13,058
Investments	—	1,102	60	(1,019)	143
Investments in subsidiaries	25,593	25,536	—	(51,129)	—
Property, plant and equipment, net	—	—	16,164	—	16,164
Due from consolidated affiliate	—	17,110	—	(17,110)	—
Note receivable from consolidated affiliate	9,000	—	—	(9,000)	—
Intangible assets
Goodwill	—	—	6,434	—	6,434
FCC licenses and other	—	—	41,824	—	41,824
Definite-lived intangible assets, net	—	—	8,014	—	8,014
Other assets	135	135	323	(135)	458
Total assets	$34,888	$50,679	$79,087	$(78,559)	$86,095
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$—	$3,312	$—	$3,312
Accrued expenses and other current liabilities	162	515	5,852	(166)	6,363
Current portion of long-term debt, financing and capital lease obligations	—	—	994	—	994
Total current liabilities	162	515	10,158	(166)	10,669
Long-term debt, financing and capital lease obligations	9,000	15,088	8,948	(1,019)	32,017
Deferred tax liabilities	—	—	14,227	—	14,227
Note payable due to consolidated affiliate	—	9,000	—	(9,000)	—
Other liabilities	—	483	3,115	—	3,598
Due to consolidated affiliate	142	—	17,103	(17,245)	—
Total liabilities	9,304	25,086	53,551	(27,430)	60,511
Commitments and contingencies
Total stockholders' equity	25,584	25,593	25,536	(51,129)	25,584
Total liabilities and stockholders' equity	$34,888	$50,679	$79,087	$(78,559)	$86,095

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING BALANCE SHEET

Predecessor
	As of December 31, 2012
	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$5,218	$1,133	$—	$6,351
Short-term investments	1,849	—	—	1,849
Accounts and notes receivable, net	9	3,656	(7)	3,658
Device and accessory inventory	—	1,200	—	1,200
Deferred tax assets	—	1	—	1
Prepaid expenses and other current assets	16	684	—	700
Total current assets	7,092	6,674	(7)	13,759
Investments	1,276	796	(1,019)	1,053
Investments in subsidiaries	5,294	—	(5,294)	—
Property, plant and equipment, net	—	13,607		13,607
Due from consolidated affiliate	11,133	—	(11,133)	—
Intangible assets
Goodwill	—	359	—	359
FCC licenses and other	—	20,677	—	20,677
Definite-lived intangible assets, net	—	1,335	—	1,335
Other assets	221	559	—	780
Total assets	$25,016	$44,007	$(17,453)	$51,570
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$3,487	$—	$3,487
Accrued expenses and other current liabilities	251	4,764	(7)	5,008
Current portion of long-term debt, financing and capital lease obligations	—	379	—	379
Total current liabilities	251	8,630	(7)	8,874
Long-term debt, financing and capital lease obligations	16,617	8,364	(1,019)	23,962
Deferred tax liabilities	—	7,047	—	7,047
Other liabilities	1,061	3,539	—	4,600
Due to consolidated affiliate	—	11,133	(11,133)	—
Total liabilities	17,929	38,713	(12,159)	44,483
Commitments and contingencies
Total stockholders' equity	7,087	5,294	(5,294)	7,087
Total liabilities and stockholders' equity	$25,016	$44,007	$(17,453)	$51,570

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

Successor
	For the Three Months Ended March 31, 2014
	Parent/Issuer	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Net operating revenues	$—	$—	$8,875	$—	$8,875
Net operating expenses:
Cost of services and products (exclusive of depreciation and amortization included below)	—	—	4,660	—	4,660
Selling, general and administrative	—	—	2,371	—	2,371
Severance, exit costs and asset impairments	—	—	127	—	127
Depreciation	—	—	868	—	868
Amortization	—	—	429	—	429
	—	—	8,455	—	8,455
Operating (loss) income	—	—	420	—	420
Other (expense) income:
Interest income	169	20	4	(189)	4
Interest expense	(166)	(373)	(166)	189	(516)
(Losses) earnings of subsidiaries	(154)	199	—	(45)	—
Other expense, net	—	—	(3)	—	(3)
	(151)	(154)	(165)	(45)	(515)
(Loss) income before income taxes	(151)	(154)	255	(45)	(95)
Income tax expense	—	—	(56)	—	(56)
Net (loss) income	(151)	(154)	199	(45)	(151)

Other comprehensive loss	(145)	(145)	(147)	292	(145)
Comprehensive (loss) income	$(296)	$(299)	$52	$247	$(296)

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

Successor
	For the Year ended December 31, 2013
	Parent/Issuer	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Net operating revenues	$—	$—	$16,891	$—	$16,891
Net operating expenses:
Cost of services and products (exclusive of depreciation and amortization included below)	—	—	9,777	—	9,777
Selling, general and administrative	36	—	4,805	—	4,841
Severance, exit costs and asset impairments	—	—	309	—	309
Depreciation	—	—	2,026	—	2,026
Amortization	—	—	908	—	908
	36	—	17,825	—	17,861
Operating loss	(36)	—	(934)	—	(970)
Other (expense) income:
Interest income	189	40	6	(200)	35
Interest expense	(163)	(548)	(407)	200	(918)
(Losses) earnings of subsidiaries	(1,831)	(1,320)	—	3,151	—
Other (expense) income, net	(15)	(3)	56	—	38
	(1,820)	(1,831)	(345)	3,151	(845)
(Loss) income before income taxes	(1,856)	(1,831)	(1,279)	3,151	(1,815)
Income tax expense	(4)	—	(41)	—	(45)
Net (loss) income	(1,860)	(1,831)	(1,320)	3,151	(1,860)

Other comprehensive income	102	102	93	(195)	102
Comprehensive (loss) income	$(1,758)	$(1,729)	$(1,227)	$2,956	$(1,758)

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

Predecessor
	For the 191 Days Ended July 10, 2013
	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Net operating revenues	$—	$18,602	$—	$18,602
Net operating expenses:
Cost of services and products (exclusive of depreciation and amortization included below)	—	10,545	—	10,545
Selling, general and administrative	—	5,067	—	5,067
Severance, exit costs and asset impairments	—	652	—	652
Depreciation	—	3,098	—	3,098
Amortization	—	147	—	147
Other, net	—	(22)	—	(22)
	—	19,487	—	19,487
Operating loss	—	(885)	—	(885)
Other (expense) income:
Interest income	61	15	(43)	33
Interest expense	(842)	(336)	43	(1,135)
Equity in losses of unconsolidated investments, net	—	(482)	—	(482)
Gain on previously-held equity interests	—	2,926	—	2,926
(Losses) earnings of subsidiaries	(365)	—	365	—
Other expense, net	(12)	(2)	—	(14)
	(1,158)	2,121	365	1,328
(Loss) income before income taxes	(1,158)	1,236	365	443
Income tax expense	—	(1,601)	—	(1,601)
Net (loss) income	(1,158)	(365)	365	(1,158)

Other comprehensive income	23	35	(35)	23
Comprehensive (loss) income	$(1,135)	$(330)	$330	$(1,135)

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

Predecessor
	For the Three Months Ended March 31, 2013 (Unaudited)
	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Net operating revenues	$—	$8,793	$—	$8,793
Net operating expenses:
Cost of services and products (exclusive of depreciation and amortization included below)	—	4,933	—	4,933
Selling, general and administrative	—	2,336	—	2,336
Severance, exit costs and asset impairments	—	25	—	25
Depreciation	—	1,422	—	1,422
Amortization	—	70	—	70
Other, net	—	(22)	—	(22)
	—	8,764	—	8,764
Operating (loss) income	—	29	—	29
Other (expense) income:
Interest income	29	6	(21)	14
Interest expense	(292)	(161)	21	(432)
Equity in losses of unconsolidated investments, net	—	(202)	—	(202)
(Losses) earnings of subsidiaries	(368)	—	368	—
Other expense, net	(12)	(2)	—	(14)
	(643)	(359)	368	(634)
(Loss) income before income taxes	(643)	(330)	368	(605)
Income tax expense	—	(38)	—	(38)
Net (loss) income	(643)	(368)	368	(643)

Other comprehensive income	14	15	(15)	14
Comprehensive (loss) income	$(629)	$(353)	$353	$(629)

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

Predecessor
	For the Year Ended December 31, 2012
	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Net operating revenues	$—	$35,345	$—	$35,345
Net operating expenses:
Cost of services and products (exclusive of depreciation and amortization included below)	—	20,841	—	20,841
Selling, general and administrative	—	9,765	—	9,765
Severance, exit costs and asset impairments	—	298	—	298
Depreciation	—	6,240	—	6,240
Amortization	—	303	—	303
Other, net	—	(282)	—	(282)
	—	37,165	—	37,165
Operating loss	—	(1,820)	—	(1,820)
Other (expense) income:
Interest income	112	34	(81)	65
Interest expense	(907)	(602)	81	(1,428)
Equity in losses of unconsolidated investments, net	—	(1,114)	—	(1,114)
(Losses) earnings of subsidiaries	(3,530)	—	3,530	—
Other (expense) income, net	(1)	126	—	125
	(4,326)	(1,556)	3,530	(2,352)
(Loss) income before income taxes	(4,326)	(3,376)	3,530	(4,172)
Income tax expense	—	(154)	—	(154)
Net (loss) income	(4,326)	(3,530)	3,530	(4,326)

Other comprehensive loss	(341)	(339)	339	(341)
Comprehensive (loss) income	$(4,667)	$(3,869)	$3,869	$(4,667)

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

Predecessor
	For the Year Ended December 31, 2011
	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Net operating revenues	$—	$33,679	$—	$33,679
Net operating expenses:
Cost of services and products (exclusive of depreciation and amortization included below)	—	19,015	—	19,015
Selling, general and administrative	—	9,592	—	9,592
Severance, exit costs and asset impairments	—	106	—	106
Depreciation	—	4,455	—	4,455
Amortization	—	403	—	403
Other, net	—	—	—	—
	—	33,571	—	33,571
Operating (loss) income	—	108	—	108
Other (expense) income:
Interest income	125	5	(94)	36
Interest expense	(370)	(735)	94	(1,011)
Equity in losses of unconsolidated investments, net	—	(1,730)	—	(1,730)
(Losses) earnings of subsidiaries	(2,645)	—	2,645	—
Other expense, net	—	(39)	—	(39)
	(2,890)	(2,499)	2,645	(2,744)
(Loss) income before income taxes	(2,890)	(2,391)	2,645	(2,636)
Income tax expense	—	(254)	—	(254)
Net (loss) income	(2,890)	(2,645)	2,645	(2,890)

Other comprehensive loss	(290)	(294)	294	(290)
Comprehensive (loss) income	$(3,180)	$(2,939)	$2,939	$(3,180)

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Successor
	For the Three Months Ended March 31, 2014
	Parent/Issuer	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$—	$(483)	$1,005	$—	$522
Cash flows from investing activities:
Capital expenditures	—	—	(1,488)	—	(1,488)
Expenditures relating to FCC licenses	—	—	(152)	—	(152)
Proceeds from sales and maturities of short-term investments	—	920	—	—	920
Purchases of short-term investments	—	(1,035)	—	—	(1,035)
Change in amounts due from/due to consolidated affiliates	—	(941)	—	941	—
Other, net	—	—	(1)	—	(1)
Net cash(used in) provided by investing activities	—	(1,056)	(1,641)	941	(1,756)
Cash flows from financing activities:
Repayments of debt and capital lease obligations	—	—	(159)	—	(159)
Debt financing costs	—	(1)	—	—	(1)
Change in amounts due from/due to consolidated affiliates	—	—	941	(941)	—
Net cash (used in) provided by financing activities	—	(1)	782	(941)	(160)
Net (decrease) increase in cash and cash equivalents	—	(1,540)	146	—	(1,394)
Cash and cash equivalents, beginning of period	—	5,665	699	—	6,364
Cash and cash equivalents, end of period	$—	$4,125	$845	$—	$4,970

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Successor
	For the Year Ended December 31, 2013
	Parent/Issuer	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$9	$(458)	$388	$—	$(61)
Cash flows from investing activities:
Capital expenditures	—	—	(3,847)	—	(3,847)
Expenditures relating to FCC licenses	—	—	(146)	—	(146)
Acquisitions, net of cash acquired	(16,640)	2,528	—	—	(14,112)
Proceeds from sales and maturities of short-term investments	—	1,715	—	—	1,715
Purchases of short-term investments	—	(1,719)	—	—	(1,719)
Change in amounts due from/due to consolidated affiliates	—	(7,189)	—	7,189	—
Investment in consolidated affiliate	(1,900)	—	—	1,900	—
Intercompany note advance to consolidated affiliate	(8,861)	—	—	8,861	—
Other, net	—	—	1	—	1
Net cash (used in) provided by investing activities	(27,401)	(4,665)	(3,992)	17,950	(18,108)
Cash flows from financing activities:
Proceeds from debt and financings	9,000	—	500	—	9,500
Repayments of debt and capital lease obligations	—	—	(3,378)	—	(3,378)
Debt financing costs	(139)	—	(8)	—	(147)
Proceeds from issuance of common stock and warrants, net	18,540	27	—	—	18,567
Change in amounts due from/due to consolidated affiliates	—	—	7,189	(7,189)	—
Intercompany note advance from parent	—	8,861	—	(8,861)	—
Equity contribution from parent	—	1,900	—	(1,900)	—
Other, net	(14)	—	—	—	(14)
Net cash provided by (used in) financing activities	27,387	10,788	4,303	(17,950)	24,528
Net (decrease) increase in cash and cash equivalents	(5)	5,665	699	—	6,359
Cash and cash equivalents, beginning of period	5	—	—	—	5
Cash and cash equivalents, end of period	$—	$5,665	$699	$—	$6,364

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Predecessor
	For the 191 Days Ended July 10, 2013
	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(559)	$3,230	$—	$2,671
Cash flows from investing activities:
Capital expenditures	—	(3,140)	—	(3,140)
Expenditures relating to FCC licenses	—	(125)	—	(125)
Acquisitions, net of cash acquired	(4,039)	—	—	(4,039)
Investment in Clearwire (including debt securities)	—	(308)	—	(308)
Proceeds from sales and maturities of short-term investments	2,445	—	—	2,445
Purchases of short-term investments	(1,221)	—	—	(1,221)
Change in amounts due from/due to consolidated affiliates	(372)	—	372	—
Other, net	—	3	—	3
Net cash (used in) provided by investing activities	(3,187)	(3,570)	372	(6,385)
Cash flows from financing activities:
Proceeds from debt and financings	—	204	—	204
Repayments of debt and capital lease obligations	—	(362)	—	(362)
Debt financing costs	(11)	—	—	(11)
Proceeds from issuance of common stock and warrants, net	60	—	—	60
Change in amounts due from/due to consolidated affiliates	—	372	(372)	—
Net cash provided by (used in) financing activities	49	214	(372)	(109)
Net decrease in cash and cash equivalents	(3,697)	(126)	—	(3,823)
Cash and cash equivalents, beginning of period	5,218	1,133	—	6,351
Cash and cash equivalents, end of period	$1,521	$1,007	$—	$2,528

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Predecessor
	For the Three Months Ended March 31, 2013 (Unaudited)
	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(210)	$1,150	$—	$940
Cash flows from investing activities:
Capital expenditures	—	(1,381)	—	(1,381)
Expenditures relating to FCC licenses	—	(55)	—	(55)
Investment in Clearwire (including debt securities)	—	(80)	—	(80)
Proceeds from sales and maturities of short-term investments	1,281	—	—	1,281
Purchases of short-term investments	(926)	—	—	(926)
Change in amounts due from/due to consolidated affiliates	(236)	—	236	—
Other, net	—	3	—	3
Net cash used in investing activities	119	(1,513)	236	(1,158)
Cash flows from financing activities:
Proceeds from debt and financings	—	204	—	204
Repayments of debt and capital lease obligations	—	(59)	—	(59)
Debt financing costs	(10)	—	—	(10)
Proceeds from issuance of common stock and warrants, net	7	—	—	7
Change in amounts due from/due to consolidated affiliates	—	236	(236)	—
Net cash provided by (used in) financing activities	(3)	381	(236)	142
Net increase (decrease) in cash and cash equivalents	(94)	18	—	(76)
Cash and cash equivalents, beginning of period	5,218	1,133	—	6,351
Cash and cash equivalents, end of period	$5,124	$1,151	$—	$6,275

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Predecessor
	For the Year Ended December 31, 2012
	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(728)	$3,727	$—	$2,999
Cash flows from investing activities:
Capital expenditures	—	(4,261)	—	(4,261)
Expenditures relating to FCC licenses	—	(198)	—	(198)
Investment in Clearwire (including debt securities)	—	(228)	—	(228)
Proceeds from sales and maturities of short-term investments	1,513	—	—	1,513
Purchases of short-term investments	(3,212)	—	—	(3,212)
Change in amounts due from/due to consolidated affiliates	(5,610)	—	5,610	—
Other, net	—	11	—	11
Net cash (used in) provided by investing activities	(7,309)	(4,676)	5,610	(6,375)
Cash flows from financing activities:
Proceeds from debt and financings	8,880	296	—	9,176
Repayments of debt and capital lease obligations	—	(4,791)	—	(4,791)
Debt financing costs	(105)	(29)	—	(134)
Proceeds from issuance of common stock and warrants, net	29	—	—	29
Change in amounts due from/due to consolidated affiliates	—	5,610	(5,610)	—
Net cash provided by (used in) financing activities	8,804	1,086	(5,610)	4,280
Net increase (decrease) in cash and cash equivalents	767	137	—	904
Cash and cash equivalents, beginning of period	4,451	996	—	5,447
Cash and cash equivalents, end of period	$5,218	$1,133	$—	$6,351

Index to Consolidated Financial Statements

SPRINT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Predecessor
	For the Year Ended December 31, 2011
	Subsidiary Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(319)	$4,010	$—	$3,691
Cash flows from investing activities:
Capital expenditures	—	(3,130)	—	(3,130)
Expenditures relating to FCC licenses	—	(258)	—	(258)
Reimbursements relating to FCC licenses	—	135	—	135
Investment in Clearwire (including debt securities)	—	(331)	—	(331)
Proceeds from sales and maturities of short-term investments	980	—	—	980
Purchases of short-term investments	(830)	—	—	(830)
Change in amounts due from/due to consolidated affiliates	(3,429)	—	3,429	—
Other, net	—	(9)	—	(9)
Net cash used in investing activities	(3,279)	(3,593)	3,429	(3,443)
Cash flows from financing activities:
Proceeds from debt and financings	4,000	—	—	4,000
Repayments of debt and capital lease obligations	(250)	(3,656)	—	(3,906)
Debt financing costs	(86)	—	—	(86)
Proceeds from issuance of common stock and warrants, net	18	—	—	18
Change in amounts due from/due to consolidated affiliates	—	3,429	(3,429)	—
Net cash provided by (used in) financing activities	3,682	(227)	(3,429)	26
Net increase (decrease) in cash and cash equivalents	84	190	—	274
Cash and cash equivalents, beginning of period	4,367	806	—	5,173
Cash and cash equivalents, end of period	$4,451	$996	$—	$5,447

Index to Consolidated Financial Statements

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Clearwire Corporation
Bellevue, Washington

We have audited the accompanying consolidated financial statements of Clearwire Corporation and its subsidiaries (the "Company"), which comprise the consolidated balance sheet as of July 9, 2013, and the related consolidated statements of operations, comprehensive loss, cash flows, and stockholders' equity for the 190 days ended July 9, 2013, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clearwire Corporation and its subsidiaries as of July 9, 2013, and the results of their operations and their cash flows for the 190 days ended July 9, 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the consolidated financial statements, effective July 9, 2013, Sprint Communications, Inc. acquired all of the outstanding stock of Clearwire Corporation in a business combination accounted for as a purchase. As a result of the acquisition, Clearwire Corporation became a consolidated subsidiary of Sprint Corporation as of that date. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
February 21, 2014

Index to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Clearwire Corporation
Bellevue, Washington

We have audited the accompanying consolidated balance sheet of Clearwire Corporation and subsidiaries (the “Company”) as of December 31, 2012 and the related consolidated statements of operations, comprehensive loss, cash flows, and stockholders’ equity for each of the two years in the period ended December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Clearwire Corporation and subsidiaries as of December 31, 2012 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
February 21, 2014

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	July 9, 2013	December 31, 2012
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$193,912	$193,445
Short-term investments	476,224	675,112
Restricted cash	1,642	1,653
Accounts receivable, net of allowance of $2,000 and $3,145	21,226	22,769
Inventory	19,403	10,940
Prepaids and other assets	135,948	83,769
Total current assets	848,355	987,688
Property, plant and equipment, net	2,019,326	2,259,004
Restricted cash	2,019	3,709
Spectrum licenses, net	4,222,900	4,249,621
Other intangible assets, net	18,204	24,660
Other assets	137,105	141,107
Total assets	$7,247,909	$7,665,789
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$260,667	$177,855
Other current liabilities	332,113	227,610
Total current liabilities	592,780	405,465
Long-term debt, net	4,322,935	4,271,357
Deferred tax liabilities, net	218,450	143,992
Other long-term liabilities	961,328	963,353
Total liabilities	6,095,493	5,784,167
Commitments and contingencies (Note 12)
Stockholders’ equity:
Class A common stock, par value $0.0001, 1,500,000 and 2,000,000 shares authorized; 823,197 and 691,315 shares outstanding	82	69
Class B common stock, par value $0.0001, 1,500,000 and 1,400,000 shares authorized; 650,588 and 773,733 shares outstanding	65	77
Additional paid-in capital	3,477,182	3,158,244
Accumulated other comprehensive loss	(2)	(6)
Accumulated deficit	(2,926,193)	(2,346,393)
Total Clearwire Corporation stockholders’ equity	551,134	811,991
Non-controlling interests	601,282	1,069,631
Total stockholders’ equity	1,152,416	1,881,622
Total liabilities and stockholders’ equity	$7,247,909	$7,665,789
See notes to consolidated financial statements

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	190 Days Ended July 9,	Year ended December 31,
	2013	2012	2011
	(In thousands)
Revenues	$665,602	$1,264,694	$1,253,466
Operating expenses:
Cost of goods and services and network costs (exclusive of items shown separately below)	439,351	908,078	1,249,966
Selling, general and administrative expense	294,913	558,202	698,067
Depreciation and amortization	370,411	768,193	687,636
Spectrum lease expense	178,989	326,798	308,693
Loss from abandonment of network and other assets	833	82,206	700,341
Total operating expenses	1,284,497	2,643,477	3,644,703
Operating loss	(618,895)	(1,378,783)	(2,391,237)
Other income (expense):
Interest income	612	1,895	2,335
Interest expense	(305,632)	(553,459)	(505,992)
Gain on derivative instruments	5,337	1,356	145,308
Other income (expense), net	1,753	(12,153)	681
Total other expense, net	(297,930)	(562,361)	(357,668)
Loss from continuing operations before income taxes	(916,825)	(1,941,144)	(2,748,905)
Income tax benefit (provision)	(185,480)	197,399	(106,828)
Net loss from continuing operations	(1,102,305)	(1,743,745)	(2,855,733)
Less: non-controlling interests in net loss from continuing operations of consolidated subsidiaries	522,505	1,182,183	2,158,831
Net loss from continuing operations attributable to Clearwire Corporation	(579,800)	(561,562)	(696,902)
Net loss from discontinued operations attributable to Clearwire Corporation, net of tax	—	(167,005)	(20,431)
Net loss attributable to Clearwire Corporation	$(579,800)	$(728,567)	$(717,333)

See notes to consolidated financial statements

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	190 Days Ended July 9,	Year ended December 31,
	2013	2012	2011
	(In thousands)
Net loss:
Net loss from continuing operations	$(1,102,305)	$(1,743,745)	$(2,855,733)
Less: non-controlling interests in net loss from continuing operations of consolidated subsidiaries	522,505	1,182,183	2,158,831
Net loss from continuing operations attributable to Clearwire Corporation	(579,800)	(561,562)	(696,902)
Net loss from discontinued operations	—	(168,361)	(81,810)
Less: non-controlling interests in net loss from discontinued operations of consolidated subsidiaries	—	1,356	61,379
Net loss from discontinued operations attributable to Clearwire Corporation, net of tax	—	(167,005)	(20,431)
Net loss attributable to Clearwire Corporation	(579,800)	(728,567)	(717,333)
Other comprehensive income (loss):
Unrealized foreign currency gains (losses) during the period	43	(699)	3,913
Less: reclassification adjustment of cumulative foreign currency (gains) losses to net loss from continuing operations	—	(8,739)	—
Unrealized investment holding gains (losses) during the period	(35)	56	(1,185)
Less: reclassification adjustment of investment holding gains to net loss	—	—	(4,945)
Other comprehensive income (loss)	8	(9,382)	(2,217)
Less: non-controlling interests in other comprehensive (income) loss of consolidated subsidiaries	(4)	6,056	1,851
Other comprehensive income (loss) attributable to Clearwire Corporation	4	(3,326)	(366)
Comprehensive loss:
Comprehensive loss	(1,102,297)	(1,921,488)	(2,939,760)
Less: non-controlling interests in comprehensive loss of consolidated subsidiaries	522,501	1,189,595	2,222,061
Comprehensive loss attributable to Clearwire Corporation	$(579,796)	$(731,893)	$(717,699)

See notes to consolidated financial statements

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	190 Days Ended July 9,	Year ended December 31,
	2013	2012	2011
	(In thousands)
Cash flows from operating activities:
Net loss from continuing operations	$(1,102,305)	$(1,743,745)	$(2,855,733)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income taxes	184,599	(199,199)	105,308
Non-cash gain on derivative instruments	(5,337)	(1,356)	(145,308)
Accretion of discount on debt	36,832	41,386	40,216
Depreciation and amortization	370,411	768,193	687,636
Amortization of spectrum leases	27,871	54,328	53,674
Non-cash rent expense	82,332	197,169	342,962
Loss on property, plant and equipment (Note 4)	10,085	171,780	966,441
Other operating activities	20,973	42,740	27,745
Changes in assets and liabilities:
Inventory	(10,057)	11,200	15,697
Accounts receivable	(2,770)	50,401	(54,212)
Prepaids and other assets	(53,431)	326	22,447
Prepaid spectrum licenses	—	1,904	(4,360)
Deferred revenue	39,227	170,455	16,497
Accounts payable and other liabilities	60,329	(17,090)	(152,180)
Net cash used in operating activities of continuing operations	(341,241)	(451,508)	(933,170)
Net cash provided by (used in) operating activities of discontinued operations	—	(3,000)	2,381
Net cash used in operating activities	(341,241)	(454,508)	(930,789)
Cash flows from investing activities:
Capital expenditures	(76,843)	(112,997)	(405,655)
Purchases of available-for-sale investments	(501,814)	(1,797,787)	(957,883)
Disposition of available-for-sale investments	699,450	1,339,078	1,255,176
Other investing activities	1,224	(655)	20,229
Net cash provided by (used in) investing activities of continuing operations	122,017	(572,361)	(88,133)
Net cash provided by (used in) investing activities of discontinued operations	—	1,185	(3,886)
Net cash provided by (used in) investing activities	122,017	(571,176)	(92,019)
Cash flows from financing activities:
Principal payments on long-term debt	(20,566)	(26,985)	(29,957)
Proceeds from issuance of long-term debt	240,000	300,000	—
Debt financing fees	—	(6,205)	(1,159)
Equity investment by strategic investors	199	8	331,400
Proceeds from issuance of common stock	—	58,460	387,279
Net cash provided by financing activities of continuing operations	219,633	325,278	687,563
Net cash provided by financing activities of discontinued operations	—	—	—
Net cash provided by financing activities	219,633	325,278	687,563
Effect of foreign currency exchange rates on cash and cash equivalents	58	107	(4,573)
Net increase (decrease) in cash and cash equivalents	467	(700,299)	(339,818)
Cash and cash equivalents:
Beginning of period	193,445	893,744	1,233,562
End of period	193,912	193,445	893,744
Less: cash and cash equivalents of discontinued operations at end of period	—	—	1,815
Cash and cash equivalents of continuing operations at end of period	$193,912	$193,445	$891,929
Supplemental cash flow disclosures:
Cash paid for interest including capitalized interest paid	$256,227	$505,913	$474,849
Non-cash investing activities:
Fixed asset purchases in accounts payable and accrued expenses	$18,337	$20,795	$14,144
Fixed asset purchases financed by long-term debt	$50,126	$36,229	$11,514
Non-cash financing activities:
Vendor financing obligations	$(11,128)	$(4,644)	$(3,332)
Capital lease obligations	$(38,998)	$(31,585)	$(8,182)
Class A common stock issued for repayment of long-term debt	$—	$88,456	$—
Repayment of long-term debt through issuances of Class A common stock	$—	$(88,456)	$—

See notes to consolidated financial statements

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the 190 Days Ended July 9, 2013 and the Years Ended December 31, 2012 and 2011

	Class A Common Stock		Class B Common Stock
	Shares	Amounts	Shares	Amounts	Additional Paid In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Non-controlling Interests	Total Stockholders’ Equity
	(In thousands)
Balances at December 31, 2010	243,544	$24	743,481	$74	$2,221,110	$2,495	$(900,493)	$4,546,788	$5,869,998
Net loss from continuing operations	—	—	—	—	—	—	(696,902)	(2,158,831)	(2,855,733)
Net loss from discontinued operations	—	—	—	—	—	—	(20,431)	(61,379)	(81,810)
Foreign currency translation adjustment	—	—	—	—	—	1,149	—	2,764	3,913
Unrealized gain on investments	—	—	—	—	—	(1,515)	—	(4,615)	(6,130)
Issuance of common stock, net of issuance costs, and other capital transactions	208,671	21	96,222	9	478,394	664	—	210,088	689,176
Share-based compensation and other transactions	—	—	—	—	15,130	—	—	11,494	26,624
Balances at December 31, 2011	452,215	45	839,703	83	2,714,634	2,793	(1,617,826)	2,546,309	3,646,038
Net loss from continuing operations	—	—	—	—	—	—	(561,562)	(1,182,183)	(1,743,745)
Net loss from discontinued operations	—	—	—	—	—	—	(167,005)	(1,356)	(168,361)
Foreign currency translation adjustment	—	—	—	—	—	(3,354)	—	(6,084)	(9,438)
Unrealized gain on investments	—	—	—	—	—	28	—	28	56
Issuance of common stock, net of issuance costs, and other capital transactions	239,100	24	(65,970)	(6)	415,467	527	—	(287,806)	128,206
Share-based compensation and other transactions	—	—	—	—	28,143	—	—	723	28,866
Balances at December 31, 2012	691,315	69	773,733	77	3,158,244	(6)	(2,346,393)	1,069,631	1,881,622
Net loss from continuing operations	—	—	—	—	—	—	(579,800)	(522,505)	(1,102,305)
Foreign currency translation adjustment	—	—	—	—	—	16	—	27	43
Unrealized loss on investments	—	—	—	—	—	(12)	—	(23)	(35)
Issuance of common stock, net of issuance costs, and other capital transactions	131,882	13	(123,145)	(12)	295,834	—	—	56,284	352,119
Share-based compensation and other transactions	—	—	—	—	23,104	—	—	(2,132)	20,972
Balances at July 9, 2013	823,197	$82	650,588	$65	$3,477,182	$(2)	$(2,926,193)	$601,282	$1,152,416

See notes to consolidated financial statements

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business

Clearwire Corporation, including its consolidated subsidiaries, ("Clearwire", "we," "us," "our," or the "Company") is a provider of fourth generation, or 4G, wireless broadband services. We build and operate next generation mobile broadband networks that provide high-speed mobile Internet and residential Internet access services in communities throughout the country. Our current 4G mobile broadband network operates on the Worldwide Interoperability of Microwave Access technology 802.16e standard, which we refer to as mobile WiMAX. In our current 4G mobile broadband markets in the United States, we offer our services through retail channels and through our wholesale partners.

Sprint Acquisition

On December 17, 2012, we entered into an agreement and plan of merger with Sprint Nextel Corporation, which we refer to as the Merger Agreement, pursuant to which Sprint Nextel Corporation agreed to acquire all of the outstanding shares of Clearwire Corporation Class A and Class B common stock, which we refer to as Class A Common Stock and Class B Common Stock, respectively, not currently owned by Sprint Nextel Corporation, SoftBank Corp., which we refer to as SoftBank, or their affiliates. The merger, which we refer to as the Sprint Acquisition, closed on July 9, 2013, which we refer to as the Acquisition Date, and as of that date we became a wholly-owned subsidiary of Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), which we refer to as Sprint, and an indirect wholly-owned subsidiary of Sprint Corporation. At the closing of the Sprint Acquisition, the outstanding shares of common stock were converted automatically into the right to receive $5.00 per share in cash, without interest, which we refer to as the Merger Consideration. As a result of the Sprint Acquisition and the resulting change in ownership and control, the acquisition method of accounting will be applied by Sprint, pushed-down to us and included in our consolidated financial statements for all periods presented subsequent to the Acquisition Date. This will result in a new basis of presentation based on the estimated fair values of our assets and liabilities for the successor period beginning as of the day following the consummation of the merger. The estimated fair values will be based on management's judgment after evaluating several factors, including a preliminary valuation assessment.
The accompanying consolidated financial statements and notes represent the period of time prior to the Sprint Acquisition and do not reflect adjustments which will be made as a result of the Sprint Acquisition, including the acquisition method of accounting. Prior to the Sprint Acquisition, Sprint applied the equity method of accounting to its investment in Clearwire. Clearwire’s accompanying consolidated financial statements have been included as an Exhibit to Sprint’s Form 10-K as required by Regulation S-X, Rule 3.09.
Note Purchase Agreement

In connection with the Merger Agreement, on December 17, 2012, we entered into a Note Purchase Agreement, which we refer to as the Note Purchase Agreement, with Clearwire Communications LLC, which we refer to as Clearwire Communications, Clearwire Finance Inc., and together with Clearwire Communications, which we refer to as the Issuers, and Sprint, in which Sprint agreed to purchase from us at our election up to an aggregate principal amount of $800.0 million of 1.00% Exchangeable Notes due 2018, which we refer to as the Sprint Notes, in ten monthly installments of $80.0 million each on the first business day of each month, which we refer to as the Draw Date, beginning January 2013 and through the pendency of the merger. The Notes accrue interest at 1.00% per annum and are exchangeable into shares of Class A Common Stock at an exchange rate of 666.67 shares per $1,000 aggregate principal amount of the Notes, which is equivalent to a price of $1.50 per share, subject to anti-dilution protections. See Note 9, Long-term Debt, net, for further information.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Liquidity

To date, we have invested heavily in building and maintaining our networks. We have a history of operating losses, and we expect to have significant losses in the future. We do not expect our operations to generate cumulative positive cash flows during the next twelve months.

We expect to meet our funding needs for the near future through our cash and investments held at July 9, 2013 and cash receipts from our mobile WiMAX, services from our retail and wholesale business, other than Sprint, and Sprint under the 2011 November 4G MVNO Amendment. Additionally, we anticipate receiving funds from Sprint for the deployment of our Time Division Duplex, which we refer to as TDD, Long Term Evolution, which we refer to as LTE, network and the use of additional spectrum not specified in the 2011 November 4G MVNO Amendment. As a wholly-owned subsidiary of Sprint, to the extent we are not able to fund our business through our retail and wholesale revenue streams, we expect to receive funding for any shortfall from Sprint such that we will continue to be a going concern for at least the next twelve months.

2.	Summary of Significant Accounting Policies
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. The following is a summary of our significant accounting policies:
Principles of Consolidation — The consolidated financial statements include all of the assets, liabilities and results of operations of our wholly-owned subsidiaries, and subsidiaries we control or in which we have a controlling financial interest. Investments in entities that we do not control and are not the primary beneficiary, but for which we have the ability to exercise significant influence over operating and financial policies, are accounted for under the equity method. All intercompany transactions are eliminated in consolidation.
Non-controlling interests on the consolidated balance sheets include third-party investments in entities that we consolidate, but do not wholly own. We classify our non-controlling interests as part of equity and we allocate net loss, other comprehensive income (loss) and other equity transactions to our non-controlling interests in accordance with their applicable ownership percentages. We also continue to attribute to our non-controlling interests their share of losses even if that attribution results in a deficit non-controlling interest balance. See Note 14, Stockholders' Equity, for further information.
Financial Statement Presentation — We have reclassified certain prior period amounts to conform with the current period presentation.
Use of Estimates — Preparing financial statements in conformity with U.S. GAAP requires management to make complex and subjective judgments. By their nature, these judgments are subject to an inherent degree of uncertainty. These judgments are based on our historical experience, terms of existing contracts, observance of trends in the industry, information provided by our subscribers and information available from other outside sources, as appropriate. Additionally, changes in accounting estimates are reasonably likely to occur from period to period. These factors could have a material impact on our financial statements, the presentation of our financial condition, changes in financial condition or results of operations.
Significant estimates inherent in the preparation of the accompanying financial statements include: impairment analysis of spectrum licenses with indefinite lives, including judgments about when an impairment indicator may or may not have occurred and estimates of the fair value of our spectrum licenses, the recoverability and determination of useful lives for long-lived assets, which include property, plant and equipment and other intangible assets, tax valuation allowances and valuation of derivatives.
Cash and Cash Equivalents — Cash equivalents consist of money market mutual funds and highly liquid short-term investments, with original maturities of three months or less. Cash equivalents are stated at cost, which

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

approximates market value. Cash and cash equivalents exclude cash that is contractually restricted for operational purposes. We maintain cash and cash equivalent balances with financial institutions that exceed federally insured limits. We have not experienced any losses related to these balances, and management believes the credit risk related to these balances to be minimal.
Restricted Cash — Restricted cash consists primarily of amounts to satisfy certain contractual obligations and is classified as a current or non-current asset based on its designated purpose. The majority of this restricted cash has been designated to satisfy certain lease obligations.
Investments — We have an investment portfolio comprised primarily of U.S. Government and Agency marketable debt securities. We classify marketable debt securities as available-for-sale investments and these securities are stated at their estimated fair value. Our investments are recorded as short-term investments when the original maturities are greater than three months but remaining maturities are less than one year. Our investments with maturities of more than one year are recorded as long-term investments. Unrealized gains and losses are recorded within accumulated other comprehensive income (loss). Realized gains and losses are measured and reclassified from accumulated other comprehensive income (loss) on the basis of the specific identification method.
We account for certain of our investments using the equity method based on our ownership interest and our ability to exercise significant influence. Accordingly, we record our investment initially at cost and we adjust the carrying amount of the investment to recognize our share of the earnings or losses of the investee each reporting period. We cease to recognize investee losses when our investment basis is zero. At July 9, 2013 and December 31, 2012, our balance in equity method investees was $0.
We recognize realized losses when declines in the fair value of our investments below their cost basis are judged to be other-than-temporary. In determining whether a decline in fair value is other-than-temporary, we consider various factors including market price, investment ratings, the financial condition and near-term prospects of the issuer, the length of time and the extent to which the fair value has been less than the cost basis, and our intent and ability to hold the investment until maturity or for a period of time sufficient to allow for any anticipated recovery in market value. If it is judged that a decline in fair value is other-than-temporary, a realized loss equal to the excess of the cost basis over fair value is recorded in the consolidated statements of operations, and a new cost basis in the investment is established.
Fair Value Measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, we consider the principal or most advantageous market in which the asset or liability would transact, and if necessary, consider assumptions that market participants would use when pricing the asset or liability.
The accounting guidance for fair value measurement requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. Financial assets and financial liabilities are classified in the hierarchy based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.

Level 2:
Inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in less active markets; or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:	Unobservable inputs that are significant to the fair value measurement and cannot be corroborated by market data.
If listed prices or quotes are not available, fair value is based upon internally developed or other available models that primarily use, as inputs, market-based or independently sourced market parameters, including but not limited to interest rate curves, volatilities, equity prices, and credit curves. We use judgment in determining certain assumptions that market participants would use in pricing the financial instrument, including assumptions about discount rates and credit spreads. The degree of management judgment involved in determining fair value is dependent upon the availability of observable market parameters. For assets or liabilities that trade actively and have quoted market prices or observable market parameters, there is minimal judgment involved in measuring fair value. When observable market prices and parameters are not fully available, management judgment is necessary to estimate fair value. In addition, changes in market conditions may reduce the availability and reliability of quoted prices or observable data. See Note 11, Fair Value, for further information.
Accounts Receivable — Accounts receivables are stated at amounts due from subscribers and our wholesale partners net of an allowance for doubtful accounts. See Note 15, Related Party Transactions, for further information regarding accounts receivable balances with related parties.
Inventory — Inventory primarily consists of customer premise equipment, which we refer to as CPE, and other accessories sold to retail subscribers and is stated at the lower of cost or net realizable value. Cost is determined under the average cost method. We record inventory write-downs for obsolete and slow-moving items based on inventory turnover trends and historical experience.
Property, Plant and Equipment — Property, plant and equipment, excluding construction in progress, is stated at cost, net of accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets once the assets are placed in service. Our network construction expenditures are recorded as construction in progress until the network or other asset is placed in service, at which time the asset is transferred to the appropriate property, plant and equipment, which we refer to as PP&E, category. We capitalize costs of additions and improvements, including salaries, benefits and related overhead costs associated with constructing PP&E and interest costs related to construction. The estimated useful life of PP&E is determined based on historical usage of identical or similar equipment, with consideration given to technological changes and industry trends that could impact the network architecture and asset utilization. Leasehold improvements are recorded at cost and amortized over the lesser of their estimated useful lives or the related lease term, including renewals that are reasonably assured. Included within Network and base station equipment is equipment recorded under capital leases which is generally being amortized over the lease term. Maintenance and repairs are expensed as incurred.
PP&E is assessed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such events or circumstances exist, we determine the recoverability of the asset's carrying value by estimating the expected undiscounted future cash flows that are directly associated with and that are expected to arise as a direct result of the use and disposal of the asset. If the expected undiscounted future cash flows are less than the carrying amount of the asset, a loss is recognized for the difference between the fair value of the asset and its carrying value. For purposes of testing impairment, our long-lived assets, including PP&E and intangible assets with definite useful lives, and our spectrum license assets are combined into a single asset group. This represents the lowest level for which there are identifiable cash flows which

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

are largely independent of other assets and liabilities, and management believes that utilizing these assets as a group represents the highest and best use of the assets and is consistent with management's strategy of utilizing our spectrum licenses on an integrated basis as part of our nationwide network. For PP&E, there were no impairment losses recorded in the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011.
In addition to the analyses described above, we periodically assess certain assets that have not yet been deployed in our networks, including equipment and cell site development costs, classified as construction in progress. This assessment includes the provision for differences between recorded amounts and the results of physical counts and the provision for excessive and obsolete equipment. See Note 4, Property, Plant and Equipment, for further information.
Internally Developed Software — We capitalize costs related to computer software developed or obtained for internal use, and interest costs incurred during the period of development. Software obtained for internal use has generally been enterprise-level business and finance software customized to meet specific operational needs. Costs incurred in the application development phase are capitalized and amortized over the useful life of the software once the software has been placed in service, which is generally three years. We periodically assess capitalized software costs that have not been placed in service to determine whether any projects are no longer expected to be completed. The capitalized cost associated with any projects that are not expected to be completed are written down. Costs recognized in the preliminary project phase and the post-implementation phase, as well as maintenance and training costs, are expensed as incurred.
Spectrum Licenses — Spectrum licenses primarily include owned spectrum licenses with indefinite lives and favorable spectrum leases. Indefinite lived spectrum licenses acquired are stated at cost and are not amortized. While owned spectrum licenses in the United States are issued for a fixed time, renewals of these licenses have occurred routinely and at nominal cost. Moreover, we have determined that there are currently no legal, regulatory, contractual, competitive, economic or other factors that limit the useful lives of our owned spectrum licenses and therefore, the licenses are accounted for as intangible assets with indefinite lives. The impairment test for intangible assets with indefinite useful lives consists of a comparison of the fair value of an intangible asset with its carrying amount. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess. The estimated fair value of spectrum licenses are determined by the use of the Greenfield direct value method, which estimates value through estimating discounted future cash flows of a hypothetical start-up business. Spectrum licenses with indefinite useful lives are assessed for impairment annually, or more frequently, if an event indicates that the asset might be impaired. We had no impairments for any of the periods presented for indefinite lived intangible assets.
Favorable spectrum leases are stated at cost, net of accumulated amortization, and are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying value of spectrum leases are amortized on a straight-line basis over their estimated useful lives or lease term, including expected renewal periods, as applicable. There were no impairment losses for favorable spectrum leases in the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011.
Other Intangible Assets — Other intangible assets consist of subscriber relationships, trademarks, patents and other, and are stated at cost net of accumulated amortization. Amortization is calculated using either the straight-line method or an accelerated method over the assets' estimated remaining useful lives. Other intangible assets are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. There were no impairment losses for our other intangible assets in the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011.
Derivative Instruments and Hedging Activities — It is our policy that hedging activities are executed only to manage exposures arising in the normal course of business and not for the purpose of creating speculative positions or trading. We record all derivatives on the balance sheet at fair value as either assets or liabilities. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and whether it qualifies for hedge accounting.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

During 2010, we issued exchangeable notes that included embedded exchange options, which we refer to as the Exchange Options, which qualified as derivative instruments and are required to be accounted for separately from the host debt instruments and recorded as derivative financial instruments at fair value. The embedded Exchange Options do not qualify for hedge accounting, and as such, all future changes in the fair value of these derivative instruments will be recognized currently in earnings until such time as the Exchange Options are exercised or expire. See Note 10, Derivative Instruments, for further information.
Debt Issuance Costs — Debt issuance costs are initially capitalized as a deferred cost and amortized to interest expense under the effective interest method over the expected term of the related debt. Unamortized debt issuance costs related to extinguishment of debt are expensed at the time the debt is extinguished and recorded in other income (expenses), net in the consolidated statements of operations. Unamortized debt issuance costs are considered long-term and recorded in Other assets in the consolidated balance sheets.
Interest Capitalization — We capitalize interest related to the construction of our network infrastructure assets, as well as the development of software for internal use. Capitalization of interest commences with pre-construction period administrative and technical activities, which includes obtaining leases, zoning approvals and building permits, and ceases when the construction is substantially complete and available for use or when we suspend substantially all construction activity. Interest is capitalized on construction in progress and software under development. Interest capitalization is based on rates applicable to borrowings outstanding during the period and the balance of qualified assets under construction during the period. Capitalized interest is reported as a cost of the network assets or software assets and depreciated over the useful lives of those assets. See Note 4, Property, Plant and Equipment.
Income Taxes — We record deferred income taxes based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities using the tax rates expected to be in effect when the temporary differences reverse. Deferred tax assets are also recorded for net operating loss, capital loss, and tax credit carryforwards. Valuation allowances, if any, are recorded to reduce deferred tax assets to the amount considered more likely than not to be realized. We also apply a recognition threshold that a tax position is required to meet before being recognized in the financial statements. Our policy is to recognize any interest related to unrecognized tax benefits in interest expense or interest income. We recognize penalties as additional income tax expense.
Revenue Recognition — We primarily earn revenue by providing access to our high-speed wireless networks. Also included in revenue are sales of CPE and additional add-on services. In our 4G mobile broadband markets, we offer our services through retail channels and through our wholesale partners. We believe that the geographic diversity of our retail subscriber base minimizes the risk of incurring material losses due to concentration of credit risk. Sprint, our major wholesale customer, accounts for substantially all of our wholesale revenues to date, and comprises approximately 36% of total revenues during the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011.
Revenue consisted of the following (in thousands):

	190 Days Ended July 9,	Year Ended December 31,
	2013	2012	2011
Retail and other revenue	$424,723	$796,225	$759,805
Wholesale revenue	240,879	468,469	493,661
Total revenues	$665,602	$1,264,694	$1,253,466
Revenue from retail subscribers is billed one month in advance and recognized ratably over the service period. Revenues associated with the sale of CPE and other equipment is recognized when title and risk of loss is transferred. Billed shipping and handling costs are classified as revenue.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Revenue arrangements with multiple deliverables are divided into separate units and, where available, revenue is allocated using vendor-specific objective evidence or third-party evidence of the selling prices; otherwise estimated selling prices are utilized. Any revenue attributable to the delivered elements is recognized currently in revenue and any revenue attributable to the undelivered elements is deferred and will be recognized as the undelivered elements are expected to be delivered over the remaining term of the agreements.
With the exception of the Universal Service Fee, which we refer to as USF, a regulatory surcharge, taxes and other fees collected from customers are excluded from revenues. USF is recorded on a gross basis and included in revenues when billed to customers. USF included in revenue for the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011 were $0.9 million, $2.8 million and $3.9 million, respectively.
For the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011, substantially all of our wholesale revenues were derived from our agreements with Sprint. In November 2011, we entered into the November 2011 4G MVNO Amendment. As a result, the minimum payments under the previous amendment to the 4G MVNO agreement entered into with Sprint in April 2011 were replaced with the provisions of the November 2011 4G MVNO Amendment. Under the November 2011 4G MVNO Amendment, Sprint is paying us $925.9 million for unlimited 4G mobile WiMAX services for resale to its retail subscribers in 2012 and 2013, approximately two-thirds of which was paid for service provided in 2012, and the remainder paid for service provided in 2013. As part of the November 2011 4G MVNO Amendment, we also agreed to usage based pricing for WiMAX services after 2013 and for LTE service beginning in 2012.
In 2011, revenues from wholesale subscribers were billed one month in arrears and were generally recognized as they are earned, based on terms defined in our commercial agreements with our wholesale partners. For 2011, substantially all of our wholesale revenues were derived from our agreement with Sprint.  Under that agreement, revenues were earned as Sprint utilized our network, with usage-based pricing that included volume discounts.
Advertising Costs — Advertising costs are expensed as incurred or the first time the advertising occurs. Advertising expense was $22.6 million, $69.7 million and $76.4 million for the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011, respectively.
Operating Leases — We have operating leases for spectrum licenses, towers and certain facilities, and equipment for use in our operations. Certain of our spectrum licenses are leased from third-party holders of Educational Broadband Service, which we refer to as EBS, spectrum licenses granted by the FCC. EBS licenses authorize the provision of certain communications services on the EBS channels in certain markets throughout the United States. We account for these spectrum leases as executory contracts which are similar to operating leases. Signed leases which have unmet conditions required to become effective are not amortized until such conditions are met and are included in spectrum licenses in the accompanying consolidated balance sheets, if such leases require upfront payments. For leases containing scheduled rent escalation clauses, we record minimum rental payments on a straight-line basis over the term of the lease, including the expected renewal periods as appropriate. For leases containing tenant improvement allowances and rent incentives, we record deferred rent, which is classified as a liability, and that deferred rent is amortized over the term of the lease, including the expected renewal periods as appropriate, as a reduction to rent expense.
We periodically terminate unutilized tower leases, or when early termination is not available under the terms of the lease, we advise our landlords of our intention not to renew. At the time we notify our landlords of our intention not to renew, we recognize a cease-to-use tower lease liability based on the remaining lease rentals adjusted for any prepaid or deferred rent recognized under the lease, reduced by estimated sublease rentals, if any, that could be reasonably obtained for the property.
Discontinued Operations — As a result of a strategic decision to focus investment in the United States market, during the second quarter of 2011, we committed to sell our operations in Belgium, Germany and Spain. These businesses comprised substantially all of the remaining operations previously reported in our International segment. During the year ended December 31, 2012, we completed the sale of operations in Germany, Belgium and

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Spain. Associated results of operations for the years ended December 31, 2012 and 2011 are separately reported as discontinued operations.
Summarized financial information for discontinued operations is show below (in thousands):

	Year Ended December 31,
	2012	2011
Total revenues	$8,473	$20,767

Loss from discontinued operations before income taxes	$(1,185)	$(86,749)
Income tax benefit (provision)	(167,176)	4,939
Net loss from discontinued operations	(168,361)	(81,810)
Less: non-controlling interests in net loss from discontinued operations of consolidated subsidiaries	1,356	61,379
Net loss from discontinued operations attributable to Clearwire Corporation	$(167,005)	$(20,431)

New Accounting Pronouncements
In December 2011, the Financial Accounting Standards Board (FASB) issued authoritative guidance regarding
Disclosures about Offsetting Assets and Liabilities, which requires common disclosure requirements to allow investors to better compare and assess the effect of offsetting arrangements on financial statements prepared under U.S. GAAP with financial statements prepared under IFRS. The standard was effective beginning in the first quarter 2013, requires retrospective application, and only affects disclosures in the footnotes to the financial statements. In October 2012, the FASB tentatively decided to limit the scope of this authoritative guidance to derivatives, repurchase agreements, and securities lending and securities borrowing arrangements. In January 2013, the FASB issued additional clarifying guidance which limited the scope of the disclosure requirements to derivatives, repurchase agreements and reverse purchase agreements, and securities lending and securities borrowing transactions that are either offset in accordance with specific criteria contained in U.S. GAAP or subject to a master netting arrangement or similar agreement. Based on the scope revision, this authoritative guidance did not impact our existing disclosures.
In February 2013, the FASB issued authoritative guidance regarding Comprehensive Income: Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which amends existing guidance and requires, in a single location, the presentation of the effects of certain significant amounts reclassified from each component of accumulated other comprehensive income based on its source and Statement of Comprehensive (Loss) Income line items affected by the reclassification. The guidance was effective beginning in the first quarter 2013 and did not have a material effect on our consolidated financial statements as amounts reclassified out of other comprehensive income, consisting primarily of the recognition of foreign currency gains, are immaterial for all periods presented.
In July 2013, the FASB issued authoritative guidance regarding Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force), which amends existing guidance related to the financial presentation of unrecognized tax benefits by requiring an entity to net its unrecognized tax benefits against the deferred tax assets for all available same-jurisdiction loss or other tax carryforwards that would apply in settlement of the uncertain tax positions. The amendments will be effective beginning in the first quarter of 2014 with early adoption permitted, will be applied prospectively to all unrecognized tax benefits that exist at the effective date, and are not expected to have a material effect on our consolidated financial statements.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

3.	Investments
Investments as of July 9, 2013 and December 31, 2012 consisted of the following (in thousands):

	July 9, 2013				December 31, 2012
		Gross Unrealized				Gross Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value
Short-term
U.S. Government and Agency Issues	$476,170	$54	$—	$476,224	$675,024	$88	$—	$675,112
During the first quarter of 2012, we sold the Auction Market Preferred securities and recorded a gain of $3.3 million to Other income (expense), net on the consolidated statements of operations representing the total proceeds received. We no longer own any collateralized debt obligations or Auction Market Preferred securities.
No other-than-temporary impairment losses were recorded for the 190 days ended July 9, 2013 or the years ended December 31, 2012 or 2011.

4.	Property, Plant and Equipment
Property, plant and equipment as of July 9, 2013 and December 31, 2012 consisted of the following (in thousands):

	Useful	July 9,	December 31,
	Lives (Years)	2013	2012
Network and base station equipment	5-15	$3,400,849	$3,396,376
Customer premise equipment	2	35,962	45,376
Furniture, fixtures and equipment	3-5	487,470	480,160
Leasehold improvements	Lesser of useful life or lease term	27,714	30,142
Construction in progress	N/A	184,022	156,630
		4,136,017	4,108,684
Less: accumulated depreciation and amortization		(2,116,691)	(1,849,680)
		$2,019,326	$2,259,004

	190 Days Ended July 9,	Year Ended December 31,
	2013	2012	2011
Supplemental information (in thousands):
Capitalized interest	$6,751	$6,598	$18,823
Depreciation expense	$362,777	$749,765	$665,344
We have entered into lease arrangements related to our network construction and equipment that meet the criteria for capital leases. At July 9, 2013 and December 31, 2012, we have recorded capital lease assets with an original cost of $151.8 million and $112.8 million, respectively, within network and base station equipment.
Construction in progress is primarily composed of costs incurred during the process of completing network projects not yet placed in service. The balance at July 9, 2013 included $145.5 million of costs related to completing network projects not yet placed in service, $38.1 million of network and base station equipment not yet assigned to a project and $0.4 million of costs related to information technology, which we refer to as IT, and other corporate projects.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Charges associated with Property, plant and equipment
We periodically assess assets that have not yet been deployed in our networks, including equipment and cell site development costs, classified as construction in progress. We evaluate for losses related to (1) shortage, or loss incurred in deploying such equipment, (2) reserve for excessive and obsolete equipment not yet deployed in the network, and (3) abandonment of network and corporate projects no longer expected to be deployed. In addition to charges incurred in the normal course of business, this assessment includes evaluating the impact of changes in our business plans and strategic network plans on those assets.
During 2012, we solidified our TDD-LTE network architecture, including identifying the sites at which we expect to overlay TDD-LTE technology in the first phase of our deployment. Any projects that are not required to deploy TDD-LTE technology at those sites, or that are no longer viable due to the development of the TDD-LTE network architecture, were abandoned and the related costs written down. In addition, any network equipment not required to support our network deployment plans or sparing requirements were written down to estimated salvage value.
We incurred the following charges associated with PP&E for the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011 (in thousands):

	190 Days Ended July 9,	Year Ended December 31,
	2013	2012	2011
Abandonment of network projects no longer meeting strategic network plans	$671	$81,642	$397,204
Abandonment of network projects associated with terminated leases	—	—	233,468
Abandonment of corporate projects	162	564	69,669
Total loss from abandonment of network and other assets	833	82,206	700,341
Charges for disposal and differences between recorded amounts and results of physical counts(1)(2)	5,315	30,961	56,188
Charges for excessive and obsolete equipment(1)	3,937	58,613	209,912
Total losses on property, plant and equipment	$10,085	$171,780	$966,441

(1)     Included in Cost of goods and services and network costs on the consolidated statements of operations.

(2)	For the year ended December 31, 2012, $14.0 million related to retail operations is included in Selling, general and administrative expense on the consolidated statements of operations.

5.	Spectrum Licenses
Owned and leased spectrum licenses as of July 9, 2013 and December 31, 2012 consisted of the following (in thousands):

	July 9, 2013			December 31, 2012
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Indefinite-lived owned spectrum	$3,104,664	$—	$3,104,664	$3,104,129	$—	$3,104,129
Spectrum leases and prepaid spectrum	1,371,737	(265,740)	1,105,997	1,370,317	(237,317)	1,133,000
Pending spectrum and transition costs	12,239	—	12,239	12,492	—	12,492
Total spectrum licenses	$4,488,640	$(265,740)	$4,222,900	$4,486,938	$(237,317)	$4,249,621
Indefinite-lived Owned Spectrum Licenses — Spectrum licenses, which are issued on both a site-specific and a wide-area basis, authorize wireless carriers to use radio frequency spectrum to provide service to certain

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

geographical areas in the United States. These licenses are generally acquired as an asset purchase or through a business combination. In some cases, we acquire licenses directly from the governmental authority.
Spectrum Leases and Prepaid Spectrum — We also lease spectrum from third parties who hold the spectrum licenses. These leases are accounted for as executory contracts, which are treated like operating leases. Upfront consideration paid to third-party holders of these leased licenses at the inception of a lease agreement is capitalized as prepaid spectrum lease costs and is expensed over the term of the lease agreement, including expected renewal terms, as applicable. Favorable spectrum leases of $1.0 billion were recorded as an asset as a result of purchase accounting in November 2008 and are amortized over the lease term.

	190 Days Ended July 9,	Year Ended December 31,
	2013	2012	2011
Supplemental Information (in thousands):
Amortization of prepaid and other spectrum licenses	$29,022	$56,554	$55,870
As of July 9, 2013, future amortization of spectrum licenses, spectrum leases and prepaid lease costs (excluding pending spectrum and spectrum transition costs) is expected to be as follows (in thousands):

Remainder of 2013	$25,752
2014	53,928
2015	53,376
2016	52,588
2017	51,328
Thereafter	869,025
Total	$1,105,997

6.	Other Intangible Assets
Other intangible assets as of July 9, 2013 and December 31, 2012 consisted of the following (in thousands):

		July 9, 2013			December 31, 2012
	Useful lives	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Subscriber relationships	7 years	$108,275	$(91,888)	$16,387	$108,275	$(86,040)	$22,235
Trade names and trademarks	5 years	3,804	(3,550)	254	3,804	(3,106)	698
Patents and other	10 years	3,297	(1,734)	1,563	3,270	(1,543)	1,727
Total other intangibles		$115,376	$(97,172)	$18,204	$115,349	$(90,689)	$24,660
As of July 9, 2013, the future amortization of other intangible assets is expected to be as follows (in thousands):

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Remainder of 2013	$5,822
2014	7,740
2015	3,874
2016	329
2017	329
Thereafter	110
Total	$18,204

	190 Days Ended July 9,	Year Ended December 31,
	2013	2012	2011
Supplemental Information (in thousands):
Amortization expense	$6,483	$16,232	$20,096
We evaluate all of our patent renewals on a case by case basis, based on renewal costs.

7.	Supplemental Information on Liabilities
Current liabilities
Current liabilities consisted of the following (in thousands):

	July 9,	December 31,
	2013	2012
Accounts payable and accrued expenses:
Accounts payable	$139,857	$83,701
Accrued interest	55,813	42,786
Salaries and benefits	29,816	22,010
Business and income taxes payable	31,621	20,363
Other accrued expenses	3,560	8,995
Total accounts payable and accrued expenses	260,667	177,855
Other current liabilities:
Derivative instruments	—	5,333
Deferred revenues(1)	229,517	124,466
Current portion of long-term debt	44,510	36,080
Cease-to-use lease liability(1)	44,240	55,158
Other(1)	13,846	6,573
Total other current liabilities	332,113	227,610
Total	$592,780	$405,465

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Other long-term liabilities
Other long-term liabilities consisted of the following (in thousands):

	July 9,	December 31,
	2013	2012
Deferred rents associated with tower and spectrum leases(1)	$795,597	$717,741
Cease-to-use liability(1)	104,841	114,284
Deferred revenue(1)	13,750	83,887
Other(1)	47,140	47,441
Total	$961,328	$963,353

(1)    See Note 15, Related Party Transactions, for further detail regarding balances with related parties.

8.	Income Taxes
The income tax provision (benefit) consists of the following for the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011 (in thousands):

	For the 190 Days Ended July 9,	Year Ended December 31,
	2013	2012	2011
Current taxes:
International	$—	$—	$(59)
State	881	1,800	1,579
Total current taxes	881	1,800	1,520
Deferred taxes:
Federal	170,248	(182,520)	96,292
State	14,351	(16,679)	9,016
Total deferred taxes	184,599	(199,199)	105,308
Income tax provision (benefit)	$185,480	$(197,399)	$106,828
The income tax rate computed using the federal statutory rates is reconciled to the reported effective income tax rate as follows:

	For the 190 Days Ended July 9,	Year Ended December 31,
	2013	2012	2011
Federal statutory income tax rate	35.0%	35.0%	35.0%
State income taxes (net of federal benefit)	0.3	0.7	0.7
Non-controlling interest	(19.9)	(21.3)	(27.5)
Basis adjustments in investments in Clearwire Communications LLC	(11.1)	1.1	(1.5)
Other, net	0.8	(1.0)	0.1
Allocation to items of equity other than other comprehensive income	12.0	(1.2)	1.7
Valuation allowance	(37.3)	(3.1)	(12.4)
Effective income tax rate	(20.2)%	10.2%	(3.9)%

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Components of deferred tax assets and liabilities as of July 9, 2013 and December 31, 2012 were as follows (in thousands):

	July 9,	December 31,
	2013	2012
Noncurrent deferred tax assets:
Net operating loss carryforward	$886,883	$553,195
Capital loss carryforward	86,319	221,453
Other assets	331	625
Total deferred tax assets	973,533	775,273
Valuation allowance	(852,968)	(458,935)
Net deferred tax assets	120,565	316,338
Noncurrent deferred tax liabilities:
Investment in Clearwire Communications	339,771	460,834
Other	(756)	(504)
Total deferred tax liabilities	339,015	460,330
Net deferred tax liabilities	$218,450	$143,992

We determine deferred income taxes based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities using the tax rates expected to be in effect when any temporary differences reverse or when the net operating loss, which we refer to as NOL, capital loss or tax credit carry-forwards are utilized.

As of July 9, 2013, excluding NOL carry-forwards that we permanently will be unable to use (as discussed below), we had United States federal tax NOL carry-forwards of approximately $2.01 billion of which $1.35 billion is subject to certain annual limitations imposed under Section 382 of the Internal Revenue Code. The NOL carry-forwards begin to expire in 2021. We had $435.4 million of tax NOL carry-forwards in foreign jurisdictions; $426.1 million have no statutory expiration date, and $9.3 million begins to expire in 2015. We also have federal capital loss carry-forwards of $227.5 million which is also subject to certain annual limitations imposed under Section 382 of the Internal Revenue Code. The capital loss carry-forwards begin to expire between 2015 and 2017. Our U.S. federal NOL carry-forwards and capital loss carry-forwards in total are subject to the annual limitations imposed under Section 382 of the Internal Revenue Code. We currently do not project that the Company will generate capital gain income to utilize the capital loss carry-forwards. However, if the Company generates sufficient capital gain income to enable utilization of capital loss carry-forwards in excess of $227.5 million, then NOL carry-forwards of up to $227.5 million may no longer be available to offset future taxable income.

We have recorded a valuation allowance against our deferred tax assets to the extent that we determined that it is more likely than not that these items will either expire before we are able to realize their benefits or that future deductibility is uncertain. As it relates to the United States tax jurisdiction, we determined that our temporary taxable difference associated with our investment in Clearwire Communications LLC, which we refer to as Clearwire Communications, will not fully reverse within the carry-forward period of the NOLs and accordingly does not represent relevant future taxable income.

Sprint Holdco LLC, which we refer to as Sprint, exchanged 57.5 million of Clearwire Communications Class B common interests, which we refer to as Class B Common Interests, and a corresponding number of shares of Class B Common Stock, for an equal number of shares of Class A Common Stock, and which we refer to as the Sprint Exchange, on July 5, 2013. Intel Capital Wireless Investment Corporation 2008A, which we refer to as Intel,

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

exchanged 65.6 million Class B Common Interests, and a corresponding number of shares of Class B Common Stock, for an equal number of shares of Class A Common Stock, and which we refer to as the Intel Exchange, on July 9, 2013. The Sprint Exchange and the Intel Exchange resulted in significant changes to the financial statement and tax basis, respectively, that Clearwire has in its interest in Clearwire Communications, as well as, a decrease in the amount of temporary differences which will reverse within the NOL carryforward period (see discussion below).

Our deferred tax assets primarily represent NOL carry-forwards associated with Clearwire's operations prior to the formation of the Company on November 28, 2008 and the portion of the partnership losses allocated to Clearwire after the formation of the Company. The Company is subject to a change in control test under Section 382 of the Internal Revenue Code, that if met, would limit the annual utilization of any pre-change in control NOL carry-forward as well as the ability to use certain unrealized built in losses as future tax deductions. We believe that the Sprint Acquisition, which occurred on July 9, 2013, when combined with other issuances of our Class A Common Stock and certain third party investor transactions involving our Class A Common Stock since September 27, 2012, resulted in a change in control under Section 382 of the Internal Revenue Code. As a result of this change in control and the changes in control that occurred on September 27, 2012 and December 13, 2011, respectively, we believe that we permanently will be unable to use a significant portion of our NOL carry-forwards and credit carry-forwards, which are collectively referred to as tax attributes, that arose before the change in control to offset future taxable income. As a result of the annual limitations under Sections 382 and 383 of the Internal Revenue Code on the utilization of tax attributes following an ownership change, it was determined that approximately $2.03 billion of United States NOL carry-forwards will expire unutilized. The United States tax attributes are presented net of these limitations. In addition, subsequent changes of ownership for purposes of Sections 382 and 383 of the Internal Revenue Code could further diminish our use of remaining United States tax attributes.

We have recognized a deferred tax liability for the difference between the financial statement carrying value and the tax basis of the partnership interest. As it relates to the United States tax jurisdiction, we determined that our temporary taxable difference associated with our investment in the partnership will not completely reverse within the carry-forward period of the NOLs. The portion of such temporary difference that will reverse within the carry-forward period of the NOLs represents relevant future taxable income. Management has reviewed the facts and circumstances, including the history of NOLs, projected future tax losses, and determined that it is appropriate to record a valuation allowance against the portion of our deferred tax assets that are not deemed realizable. As a result of the Sprint Exchange and Intel Exchange, there was a net decrease in the amount of temporary difference which will reverse within the NOL carry-forward period. Therefore, management determined that it was appropriate to increase the valuation allowance recorded against our deferred tax assets, along with recording a corresponding deferred tax expense for our continuing operations. The income tax expense reflected in our condensed consolidated statements of operations for continuing operations primarily reflects United States deferred taxes and certain state taxes.

We file income tax returns for Clearwire and our subsidiaries in the United States federal jurisdiction and various state and foreign jurisdictions. As of July 9, 2013, the tax returns for Clearwire for the years 2003 through 2012 remain open to examination by the Internal Revenue Service and various state tax authorities.

Our policy is to recognize any interest related to unrecognized tax benefits in interest expense or interest income. We recognize penalties as additional income tax expense. As of July 9, 2013, we had no material uncertain tax positions and therefore accrued no interest or penalties related to uncertain tax positions.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

9.	Long-term Debt, Net
Long-term debt at July 9, 2013 and December 31, 2012 consisted of the following (in thousands):

	July 9, 2013
	Interest Rates	Effective Rate(1)	Maturities	Par Amount	Net Discount	Carrying Value
Notes:
2015 Senior Secured Notes	12.00%	12.92%	2015	$2,947,494	$(23,622)	$2,923,872
2016 Senior Secured Notes	14.75%	15.36%	2016	300,000	—	300,000
Second-Priority Secured Notes	12.00%	12.42%	2017	500,000	—	500,000
Exchangeable Notes	8.25%	16.93%	2040	629,250	(153,009)	476,241
Sprint Notes	1.00%	N/A (5)	2018	240,000	(227,265)	12,735
Vendor Financing Notes(3)	LIBOR based(2)	6.37%	2014/2015	31,982	—	31,982
Capital lease obligations and other(3)				122,615	—	122,615
Total debt, net				$4,771,341	$(403,896)	4,367,445
Less: Current portion of Vendor Financing Notes and capital lease obligations and other(4)						(44,510)
Total long-term debt, net						$4,322,935
_______________________________________

(1)	Represents weighted average effective interest rate based on year-end balances.

(2)	Coupon rate based on 3-month LIBOR plus a spread of 5.50% (secured) and 7.00% (unsecured). Included in the balance are unsecured notes with par amount of $15.2 million at July 9, 2013.

(3)	As of July 9, 2013, par amount of approximately $138.0 million is secured by assets classified as Network and base station equipment. The remaining par amount is unsecured.

(4)	Included in Other current liabilities on the consolidated balance sheet.

(5)
The discount on the Sprint Notes is accreted as interest expense on a straight-line basis over the life of the notes due to the magnitude of the initial discount. For further discussion, see Sprint Notes below.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

	December 31, 2012
	Interest Rates	Effective Rate(1)	Maturities	Par Amount	Net Discount	Carrying Value
Notes:
2015 Senior Secured Notes	12.00%	12.92%	2015	$2,947,494	$(27,900)	$2,919,594
2016 Senior Secured Notes	14.75%	15.36%	2016	300,000	—	300,000
Second-Priority Secured Notes	12.00%	12.42%	2017	500,000	—	500,000
Exchangeable Notes	8.25%	16.93%	2040	629,250	(165,050)	464,200
Vendor Financing Notes(3)	LIBOR based(2)	6.37%	2014/2015	32,056	(51)	32,005
Capital lease obligations(3)				91,638	—	91,638
Total debt, net				$4,500,438	$(193,001)	4,307,437
Less: Current portion of Vendor Financing Notes and capital lease obligations(4)						(36,080)
Total long-term debt, net						$4,271,357
_______________________________________

(1)	Represents weighted average effective interest rate based on year-end balances.

(2)	Coupon rate based on 3-month LIBOR plus a spread of 5.50% (secured) and 7.00% (unsecured). Included in the balance are unsecured notes with par amount of $4.6 million at December 31, 2012.

(3)	As of December 31, 2012, par amount of approximately $118.8 million is secured by assets classified as Network and base station equipment.

(4)	Included in Other current liabilities on the consolidated balance sheet.
Notes
2015 Senior Secured Notes — During the fourth quarter of 2009, Clearwire Communications completed offerings of $2.52 billion 12% senior secured notes due 2015, which we refer to as the 2015 Senior Secured Notes. The 2015 Senior Secured Notes provide for bi-annual payments of interest in June and December. In connection with the issuance of the 2015 Senior Secured Notes, we also issued $252.5 million of notes to Sprint and Comcast with identical terms as the 2015 Senior Secured Notes in replacement of equal amounts of indebtedness under the senior term loan facility.
During December 2010, Clearwire Communications issued an additional $175.0 million of 2015 Senior Secured Notes with substantially the same terms.
The holders of the 2015 Senior Secured Notes have the right to require us to repurchase all of the notes upon the occurrence of certain change of control events or a sale of certain assets, at a price of 101% of the principal amount or 100% of the principal amount, respectively, plus any unpaid accrued interest to the repurchase date. Change of control excludes a change of control by permitted holders including, but not limited to, Sprint, any of its successors and its respective affiliates. As of December 1, 2012, we may redeem all or a part of the 2015 Senior Secured Notes by paying a make-whole premium as stated in the terms, plus any unpaid accrued interest to the repurchase date.
Our payment obligations under the 2015 Senior Secured Notes are guaranteed by certain domestic subsidiaries on a senior basis and secured by certain assets of such subsidiaries on a first-priority lien basis. The 2015 Senior Secured Notes contain limitations on our activities, which among other things include incurring additional indebtedness and guarantee indebtedness; making distributions or payment of dividends or certain other restricted payments or investments; making certain payments on indebtedness; entering into agreements that restrict distributions from restricted subsidiaries; selling or otherwise disposing of assets; merger, consolidation or sales of

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

substantially all of our assets; entering transactions with affiliates; creating liens; issuing certain preferred stock or similar equity securities and making investments and acquiring assets.
See Note 16, Subsequent Events.
2016 Senior Secured Notes — In January 2012, Clearwire Communications completed an offering of senior secured notes with a par value of $300.0 million, due 2016 and bearing interest at 14.75%, which we refer to as the 2016 Senior Secured Notes. The 2016 Senior Secured Notes provide for bi-annual payments of interest in June and December.
The holders of the 2016 Senior Secured Notes have the right to require us to repurchase all of the notes upon the occurrence of specific kinds of changes of control at a price of 101% of the principal plus any unpaid accrued interest to the repurchase date. Change of control excludes a change of control by permitted holders including, but not limited to, Sprint, any of its successors and its respective affiliates. Under certain circumstances, Clearwire Communications will be required to use the net proceeds from the sale of assets to make an offer to purchase the 2016 Senior Secured Notes at an offer price equal to 100% of the principal amount plus any unpaid accrued interest.
Our payment obligations under the 2016 Senior Secured Notes are guaranteed by certain domestic subsidiaries on a senior basis and secured by certain assets of such subsidiaries on a first-priority lien basis. The 2016 Senior Secured Notes contain the same limitations on our activities as those of the 2015 Senior Secured Notes.
Second-Priority Secured Notes — During December 2010, Clearwire Communications completed an offering of $500.0 million 12% second-priority secured notes due 2017, which we refer to as the Second-Priority Secured Notes. The Second-Priority Secured Notes provide for bi-annual payments of interest in June and December.
The holders of the Second-Priority Secured Notes have the right to require us to repurchase all of the notes upon the occurrence of certain change of control events or a sale of certain assets at a price of 101% of the principal amount or 100% of the principal amount, respectively, plus any unpaid accrued interest to the repurchase date. Change of control excludes a change of control by permitted holders including, but not limited to, Sprint, any of its successors and its respective affiliates. Prior to December 1, 2013, we may redeem up to 35% of the aggregate principal amount of the Second-Priority Secured Notes at a redemption price of 112% of the aggregate principal amount, plus any unpaid accrued interest to the repurchase date. After December 1, 2014, we may redeem all or a part of the Second-Priority Secured Notes by paying a make-whole premium as stated in the terms, plus any unpaid accrued interest to the repurchase date.
Our payment obligations under the Second-Priority Secured Notes are guaranteed by certain domestic subsidiaries on a senior basis and secured by certain assets of such subsidiaries on a second-priority lien basis. The Second-Priority Secured Notes contain the same limitations on our activities as those of the 2015 Senior Secured Notes.
See Note 16, Subsequent Events.
Exchangeable Notes — During December 2010, Clearwire Communications completed offerings of $729.2 million 8.25% exchangeable notes due 2040, which we refer to as the Exchangeable Notes. The Exchangeable Notes provide for bi-annual payments of interest in June and December. The Exchangeable Notes are subordinated to the 2015 Senior Secured Notes and 2016 Senior Secured Notes and rank equally in right of payment with the Second-Priority Secured Notes.
The holders of the Exchangeable Notes have the right to exchange their notes for Class A Common Stock, at any time, prior to the maturity date. We have the right to settle the exchange by delivering cash or shares of Class A Common Stock, subject to certain conditions. The initial exchange rate for each note is 141.2429 shares per $1,000 note, equivalent to an initial exchange price of approximately $7.08 per share, subject to adjustments upon the occurrence of certain corporate events, which we refer to as the Exchangeable Notes Exchange Rate. Upon exchange, we will not make additional cash payment or provide additional shares for accrued or unpaid interest, make-whole premium or additional interest.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

The holders of the Exchangeable Notes have the right to require us to repurchase all of the notes upon the occurrence of a fundamental change, including a change of control, event at a price of 100% of the principal amount plus any unpaid accrued interest to the repurchase date. The holders who elect to exchange the Exchangeable Notes in connection with the occurrence of a fundamental change will be entitled to additional shares that are specified based on the date on which such event occurs and the price paid per share of Class A Common Stock in the fundamental change, with a maximum number of shares issuable per note not to exceed 169.4915 shares per $1,000 note. If our stock price is less than $5.90 per share, subject to certain adjustments, no additional shares shall be added to the exchange rate. Upon the consummation of the Sprint Acquisition, each $1,000 principal amount of Exchangeable Notes was changed into a right to exchange such principal amount of Exchange Notes into cash equal to the product of the Merger Consideration, multiplied by the Exchangeable Notes Exchange Rate.
The holders of the Exchangeable Notes have the option to require us to repurchase for cash the Exchangeable Notes on December 1, 2017, 2025, 2030 and 2035 at a price equal to 100% of the principal amount of the notes plus any unpaid accrued interest to the repurchase date. On or after December 1, 2017, we may, at our option, redeem all or part of the Exchangeable Notes at a price equal to 100% of the principal amount of the notes plus any unpaid accrued interest to the redemption date.
Our payment obligations under the Exchangeable Notes are guaranteed by certain domestic subsidiaries in the same priority as the Second-Priority Secured Notes.
Upon issuance of the Exchangeable Notes, we recognized a derivative liability representing the embedded exchange feature with an estimated fair value of $231.5 million and an associated debt discount on the Exchangeable Notes. The discount is accreted over the expected life, approximately 7 years, of the Exchangeable Notes using the effective interest rate method. See Note 10, Derivative Instruments, for additional discussion of the derivative liability.
During the first quarter of 2012, Clearwire and Clearwire Communications entered into securities purchase agreements with certain institutional investors, which we refer to as the Exchange Transaction, pursuant to which Clearwire issued 38.0 million shares of Class A Common Stock for an aggregate price of $83.5 million, which we refer to as the Purchase Price, and Clearwire Communications repurchased $100.0 million in aggregate principal amount, plus accrued but unpaid interest, of its Exchangeable Notes for a total price equal to the Purchase Price.
See Note 16, Subsequent Events
Sprint Notes — In connection with the Merger Agreement, we entered into the Note Purchase Agreement with the Issuers and Sprint, in which Sprint agreed to purchase from us at our election up to an aggregate principal amount of $800 million of notes maturing on June 1, 2018 in ten monthly installments of $80 million. Interest on the notes is 1% and is payable semi-annually in June and December. We elected to forego the January, February and June 2013 draws and elected to take the March, April and May 2013 draws and received $240 million from Sprint.
Sprint has the right to exchange notes held in connection with the Note Purchase Agreement for Clearwire Class A common stock or Clearwire Class B common stock and Clearwire Communications Class B common units at the applicable exchange rate at any time prior to the maturity date after July 9, 2013. The applicable exchange rate is 666.67 shares of Clearwire Class A common stock (or Clearwire Class B common stock and Clearwire Communications Class B common units) per $1,000 principal, equivalent to an exchange price of approximately $1.50 per share.
The Sprint Notes are guaranteed by the Issuers' existing wholly-owned domestic subsidiaries. The Sprint Notes are expressly subordinated to the 2015 and 2016 Senior Secured Notes; rank equally in right of payments with all the Issuers' and the guarantors' other existing and future senior indebtedness; and senior to any existing and future subordinated indebtedness. The Sprint Notes do not contain any financial or operating covenants.
The Sprint Notes contain a beneficial conversion feature, which we refer to as BCF. A BCF will be recorded if the Company's stock price is greater than the exchange price on the commitment date. Therefore, on the settlement

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

date of each draw of the Sprint Notes, the BCF will be calculated based on the closing price on settlement date less the exchange price of $1.50 per share multiplied by the number of shares of Clearwire Class A common stock issued. The amount of the BCF for each draw is limited to the proceeds received for that draw. The BCF is recognized as a discount to the debt and an increase to Additional paid-in capital on the consolidated balance sheets. The debt discount will be accreted from the date of issuance through the stated maturity into Interest expense on the consolidated statements of operations on a straight-line basis.

See Note 16, Subsequent Events.

At July 9, 2013, we were in compliance with our debt covenants.
Vendor Financing Notes
We have a vendor financing facility, which we refer to as the Vendor Financing Facility, which allows us to obtain financing by entering into notes, which we refer to as Vendor Financing Notes. The Vendor Financing Notes mature during 2014 and 2015 and the coupon rates are based on 3-month LIBOR plus a spread of 5.50% and 7.00% for secured and unsecured notes, respectively.
Capital Lease Obligations
Certain of our network equipment have been acquired under capital lease facilities. At the inception of the capital lease, the lower of either the present value of the minimum lease payments required by the lease or the fair value of the equipment, is recorded as a capital lease obligation. The initial non-cancelable term of these capital leases are three to twelve years and may include one or more renewal options at the end of the initial lease term that may be exercised at our discretion. Lease payments for the initial lease term and any fixed renewal periods are established at the inception of the lease and interest expense is recognized using the effective interest rate method based on the rate imputed using the contractual terms of the lease.
Our lease agreements may contain change of control provisions. In certain agreements, a change of control may exclude a change of control by permitted holders including, but not limited to, Sprint, any of its successors and its respective affiliates. Other agreements may reference circumstances involving a change of control resulting in Clearwire's credit rating falling below “Caa1” as rated by Moody's Investors Service. Upon the occurrence of a change of control, the lessor may require payment of a predetermined casualty value of the leased equipment
Future Payments — For future payments on our long-term debt see Note 12, Commitments and Contingencies.
Interest Expense — Interest expense included in our consolidated statements of operations for the 190 days ended July 9, 2013, and the years ended December 31, 2012 and 2011, consisted of the following (in thousands):

	190 Days Ended July 9,	Year Ended December 31,
	2013	2012	2011
Interest coupon(1)	$275,551	$518,671	$484,599
Accretion of debt discount and amortization of debt premium, net(2)	36,832	41,386	40,216
Capitalized interest	(6,751)	(6,598)	(18,823)
Total interest expense	$305,632	$553,459	$505,992
_______________________________________

(1)	The year ended December 31, 2012 included $2.5 million of coupon interest relating to the Exchangeable Notes, which was settled in the non-cash Exchange Transaction.

(2)	Includes non-cash amortization of deferred financing fees which are classified as Other assets on the consolidated balance sheets.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

10.	Derivative Instruments
The holders’ exchange rights contained in the Exchangeable Notes constitute embedded derivative instruments that are required to be accounted for separately from the debt host instrument at fair value. As a result, upon the issuance of the Exchangeable Notes, we recognized Exchange Options, with an estimated fair value of $231.5 million as a derivative liability. As a result of the Exchange Transaction, $100.0 million in par value of the Exchangeable Notes were retired and the related Exchange Options, with a notional amount of 14.1 million shares, were settled at fair value. The Exchange Options are indexed to Class A Common Stock, have a notional amount of 88.9 million shares at July 9, 2013 and December 31, 2012 and mature in 2040.
We do not apply hedge accounting to the Exchange Options. Therefore, gains and losses due to changes in fair value are reported in our consolidated statements of operations. At July 9, 2013, the Exchange Options' estimated fair value was $0. At December 31, 2012, the Exchange Options’ estimated fair value of $5.3 million was reported in Other current liabilities on our consolidated balance sheets. For the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011, we recognized gains of $5.3 million, $1.4 million and $159.7 million, respectively, from the changes in the estimated fair value in Gains on derivative instruments in our consolidated statements of operations. See Note 11, Fair Value, for information regarding valuation of the Exchange Options.

11.	Fair Value
The following is a description of the valuation methodologies and pricing assumptions we used for financial instruments measured and recorded at fair value on a recurring basis in our financial statements and the classification of such instruments pursuant to the valuation hierarchy.
Cash Equivalents and Investments
Where quoted prices for identical securities are available in an active market, we use quoted market prices to determine the fair value of investment securities and cash equivalents, and they are classified in Level 1 of the valuation hierarchy. Level 1 securities include U.S. Government Treasury Bills, actively traded U.S. Government Treasury Notes and money market mutual funds for which there are quoted prices in active markets or quoted net asset values published by the money market mutual fund and supported in an active market.
Investments are classified in Level 2 of the valuation hierarchy for securities where quoted prices are available for similar investments in active markets or for identical or similar investments in markets that are not active and we use "consensus pricing" from independent external valuation sources. Level 2 securities include U.S. Government Agency Discount Notes and U.S. Government Agency Notes.
Derivatives
The Exchange Options are classified in Level 3 of the valuation hierarchy. To estimate the fair value of the Exchange Options, we used an income approach based on valuation models, including option pricing models and discounted cash flow models. We maximized the use of market-based observable inputs in the models and developed our own assumptions for unobservable inputs based on management estimates of market participants’ assumptions in pricing the instruments.
Upon the consummation of the Sprint Acquisition, each $1,000 principal amount of Exchangeable Notes was changed into a right to exchange such principal amount of Exchange Notes into an amount of cash equal to the product of (i) $5.00 multiplied by (ii) the exchange rate of 141.2429. Therefore, at the holder's option, each $1,000 of Exchangeable Notes can be tendered in exchange for $706.21 or a redemption price of $0.706. Given the equity underlying the Exchange Options no longer exists at the closing of the Sprint Acquisition and the value of the redemption is less than par (alternatively, the spot price of $5.00 is less than the strike price of the option of $7.08), the fair value of the Exchange Option immediately prior to the closing of the merger was $0.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

The following table summarizes our financial assets by level within the valuation hierarchy at July 9, 2013 (in thousands):

	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
Financial assets:
Cash and cash equivalents	$193,912	$—	$—	$193,912
Short-term investments	$251,244	$224,980	$—	$476,224
Other assets — derivative warrant assets	$—	$—	$215	$215

The following table summarizes our financial assets and liabilities by level within the valuation hierarchy at December 31, 2012 (in thousands):

	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
Financial assets:
Cash and cash equivalents	$193,445	$—	$—	$193,445
Short-term investments	$375,743	$299,369	$—	$675,112
Other assets — derivative warrant assets	$—	$—	$211	$211
Financial liabilities:
Other current liabilities — derivative liabilities (Exchange Options)	$—	$—	$(5,333)	$(5,333)
The following table presents the change in Level 3 financial assets and liabilities measured on a recurring basis for the 190 days ended July 9, 2013 (in thousands):

	January 1, 2013	Acquisitions, Issuances and Settlements	Net Realized/Unrealized Gains Included in Earnings		Net Realized/Unrealized Gains (Losses) Included in Accumulated Other Comprehensive Income	July 9, 2013	Net Unrealized Gains (Losses) Included in 2012 Earnings Relating to Instruments Held at July 9, 2013
Other assets:
Derivatives	$211	$—	$4	(1)	$—	$215	$4
Other current liabilities:
Derivatives	$(5,333)	$—	$5,333	(1)	$—	$—	$5,333
_____________________________________

(1)	Included in Gain on derivative instruments in the consolidated statements of operations.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

The following table presents the change in Level 3 financial assets and liabilities measured on a recurring basis for the year ended December 31, 2012 (in thousands):

	January 1, 2012	Acquisitions, Issuances and Settlements	Net Unrealized Gains (Losses) Included in Earnings		Net Unrealized Gains (Losses) Included in Accumulated Other Comprehensive Income	December 31, 2012	Net Unrealized Gains (Losses) Included in 2011 Earnings Relating to Instruments Held at December 31, 2012
Other assets:
Derivatives	$209	$—	$2	(1)	$—	$211	$2
Other current liabilities:
Derivatives	$(8,240)	$1,553	$1,354	(1)	$—	$(5,333)	$1,778
______________________________________

(1)	Included in Gain on derivative instruments in the consolidated statements of operations.
The following is the description of the fair value for financial instruments we hold that are not subject to fair value recognition.
Debt Instruments
To estimate the fair value of the 2015 Senior Secured Notes, the 2016 Senior Secured Notes, the Second-Priority Secured Notes and the Exchangeable Notes, we used the average indicative price from several market makers.
A level of subjectivity is applied to estimate the fair value of the Sprint Notes. We use a market approach, benchmarking the price of the Sprint Notes to our Exchangeable Notes, adjusting for differences in critical terms such as tenor and strike price of the options as well as liquidity.
To estimate the fair value of the Vendor Financing Notes, we used an income approach based on the contractual terms of the notes and market-based parameters such as interest rates. A level of subjectivity is applied to estimate the discount rate used to calculate the present value of the estimated cash flows.
The following table presents the carrying value and the approximate fair value of our outstanding debt instruments at July 9, 2013 and 2012 (in thousands):

	July 9, 2013		December 31, 2012
	Carrying Value	Fair Value	Carrying Value	Fair Value
Notes:
2015 Senior Secured Notes	$2,923,872	$3,167,127	$2,919,594	$3,180,238
2016 Senior Secured Notes	$300,000	$412,500	$300,000	$414,375
Second-Priority Secured Notes	$500,000	$583,125	$500,000	$591,565
Exchangeable Notes(1)	$476,241	$696,164	$464,200	$689,598
Sprint Notes(2)	$12,735	$176,713	$—	$—
Vendor Financing Notes	$31,982	$32,458	$32,005	$31,802
_______________________________________

(1)
Carrying value as of July 9, 2013 and December 31, 2012 is net of $153.0 million and $165.1 million discount, respectively, arising from the separation of the Exchange Options from the debt host instrument. The fair value of the Exchangeable

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Notes incorporates the value of the exchange feature which we have recognized separately as a derivative on our consolidated balance sheets. See Note 9, Long-term Debt, Net for additional discussion.

(2)	Carrying value as of July 9, 2013 is net of $227.3 million discount arising from the BCF. See Note 9, Long-term Debt, Net for additional discussion.

12.	Commitments and Contingencies
Future minimum cash payments under obligations for our continuing operations listed below (including all optional expected renewal periods on operating leases) as of July 9, 2013, are as follows (in thousands):

	Total	2013	2014	2015	2016	2017	Thereafter, including all renewal periods
Long-term debt obligations(1)	$4,648,725	$12,282	$12,729	$2,954,464	$300,000	$500,000	$869,250
Interest payments on long-term debt obligations(1)	2,751,195	257,101	513,316	512,700	158,563	114,313	1,195,202
Operating lease obligations	3,207,212	188,022	402,830	406,397	404,451	401,897	1,403,615
Spectrum lease obligations	6,792,437	84,210	182,997	187,529	193,215	207,181	5,937,305
Spectrum service credits and signed spectrum agreements	101,727	1,470	2,939	2,939	2,939	2,939	88,501
Capital lease obligations(2)	165,831	16,677	35,563	34,297	22,574	14,426	42,294
Purchase agreements	109,141	76,317	17,871	6,301	1,899	1,884	4,869
Total	$17,776,268	$636,079	$1,168,245	$4,104,627	$1,083,641	$1,242,640	$9,541,036
_____________________________________

(1)	Principal and interest payments beyond 2017 represent potential principal and interest payments on the Exchangeable Notes beyond the expected repayment in 2017.

(2)	Payments include $41.3 million representing interest.
Expense recorded related to spectrum and operating leases was as follows (in thousands):

	190 days ended July 9,	Year ended December 31,
	2013	2012	2011
Spectrum lease expense	$178,989	$326,798	$308,693
Operating lease expense	$245,010	$502,701	$637,688

Operating lease obligations — Our commitments for non-cancelable operating leases consist mainly of leased sites, including towers and rooftop locations, and office space. Certain of the leases provide for minimum lease payments, additional charges and escalation clauses. Operating leases generally have initial terms of five to seven years with multiple renewal options for additional five-year terms totaling between 20 and 25 years. Operating lease obligations in the table above include all lease payments for the contractual lease term plus one renewal period and include any remaining future lease payments for leases where notice of intent not to renew has been sent as a result of the lease termination initiatives. The estimated lease term utilized for lease expense recognition purposes for most leases includes the initial non-cancelable term plus one renewal period.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Spectrum lease obligations - Certain of the leases provide for minimum lease payments, additional charges and escalation clauses. Leased spectrum agreements have terms of up to 30 years and the weighted average remaining lease term at July 9, 2013 was approximately 23 years, including renewal terms. We expect that all renewal periods in our spectrum leases will be renewed by us.

Spectrum service credits - We have commitments to provide Clearwire services to certain lessors in launched markets, and to reimburse lessors for certain capital equipment and third-party service expenditures, over the term of the lease. We accrue a monthly obligation for the services and equipment based on the total estimated available service credits divided by the term of the lease. The obligation is reduced as actual invoices are presented and paid to the lessors. During the 190 days ended July 9, 2013, and the years ended December 31, 2012 and 2011 we satisfied $1.2 million, $3.3 million and $4.5 million, respectively, related to these commitments. The maximum remaining commitment at July 9, 2013 is $101.7 million and is expected to be incurred over the term of the related lease agreements, which generally range from 15-30 years.

Purchase agreements - Included in the table above are purchase commitments with take-or-pay obligations and/or volume commitments for equipment that are non-cancelable. The table above also includes other obligations we have that include minimum purchase commitments with certain suppliers over time for goods and services regardless of whether suppliers fully deliver them. They include, among other things, agreements for backhaul, subscriber devices and IT related and other services.
In addition, we are party to various arrangements that are conditional in nature and create an obligation to make payments only upon the occurrence of certain events, such as the actual delivery and acceptance of products or services. Because it is not possible to predict the timing or amounts that may be due under these conditional arrangements, no such amounts have been included in the table above. The table above also excludes blanket purchase order amounts where the orders are subject to cancellation or termination at our discretion or where the quantity of goods or services to be purchased or the payment terms are unknown because such purchase orders are not firm commitments.

Legal proceedings - As more fully described below, we are involved in a variety of lawsuits, claims, investigations and proceedings concerning intellectual property, business practices, commercial and other matters. We determine whether we should accrue an estimated loss for a contingency in a particular legal proceeding by assessing whether a loss is deemed probable and can be reasonably estimated. We reassess our views on estimated losses on a quarterly basis to reflect the impact of any developments in the matters in which we are involved. Legal proceedings are inherently unpredictable, and the matters in which we are involved often present complex legal and factual issues. We vigorously pursue defenses in legal proceedings and engage in discussions where possible to resolve these matters on terms favorable to us, including pursuing settlements where we believe it may be the most cost effective result for the Company. It is possible, however, that our business, financial condition and results of operations in future periods could be materially and adversely affected by increased litigation expense, significant settlement costs and/or unfavorable damage awards.
Throughout the legal proceedings disclosure, we use the terms Clearwire and the Company to refer to Clearwire Corporation, Clearwire Communications LLC, Clear Wireless LLC and its subsidiaries.

Consumer and Employment Purported Class Actions and Investigation(s)
In April 2009, a purported class action lawsuit was filed against Clearwire U.S. LLC in Superior Court in King County, Washington by a group of five plaintiffs (Chad Minnick, et al.). The lawsuit generally alleges that we disseminated false advertising about the quality and reliability of our services; imposed an unlawful early termination fee, which we refer to as ETF; and invoked allegedly unconscionable provisions of our Terms of Service to the detriment of subscribers. In November 2010, a purported class action lawsuit was filed against Clearwire by Angelo Dennings in the U.S. District Court for the Western District of Washington. The complaint generally alleges we slow network speeds when network demand is highest and that such network management violates our

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

agreements with subscribers and is contrary to the Company's advertising and marketing claims. Plaintiffs also allege that subscribers do not review the Terms of Service prior to subscribing, and when subscribers cancel service due to network management, we charge an ETF or restocking fee that they claim is unconscionable under the circumstances. In March 2011, a purported class action was filed against Clearwire in the U.S. District Court for the Eastern District of California. The case, Newton v. Clearwire, Inc. [sic], alleges Clearwire's network management and advertising practices constitute breach of contract, unjust enrichment, unfair competition under California's Business and Professions Code Sections 17200 et seq., and violation of California's Consumers' Legal Remedies Act. Plaintiff contends Clearwire's advertisements of “no speed cap” and “unlimited data” are false and misleading. Plaintiff alleges Clearwire has breached its contracts with customers by not delivering the Internet service as advertised. Plaintiff also claims slow data speeds are due to Clearwire's network management practices. The parties collectively settled these three lawsuits, and the settlement is in the process of administration. We have accrued an estimated amount we anticipate to pay for the settlement in Other current liabilities. The amount accrued is considered immaterial to the financial statements.
In August 2012, Richard Wuest filed a purported class action against Clearwire in the California Superior Court, San Francisco County. Plaintiff alleges that Clearwire violated California's Invasion of Privacy Act, Penal Code 630, notably §632.7, which prohibits the recording of communications made from a cellular or cordless telephone without the consent of all parties to the communication. Plaintiff seeks class certification, statutory damages, injunctive relief, costs, attorney fees, and pre- and post- judgment interest. We removed the matter to federal court. On November 2, 2012, we filed an answer to the complaint. On May 31, 2013, Plaintiff filed a First Amended Complaint adding two Clearwire call vendors to the lawsuit. We filed an answer on July 15, 2013, and discovery has begun. Class certification briefing is scheduled for the spring of 2014. The litigation is in the early stages, its outcome is unknown and an estimate of any potential loss cannot be made at this time.

On September 6, 2012, the Washington State Attorney General's Office served on Clearwire Corporation a Civil Investigative Demand pursuant to RCW 19.86.110. The demand seeks information and documents in furtherance of the Attorney General Office's investigation of possible unfair trade practices, failure to properly disclose contractual terms, and misleading advertising. On October 22, 2012, we responded to the demand. The outcome of any investigation is unknown and an estimate of any potential loss cannot be made at this time.

In April 2013, Kenneth Lindsay, a former employee and others, filed a purported collective class action lawsuit in U.S. District Court for the District of Minnesota, against Clear Wireless LLC and Workforce Logic LLC. Plaintiffs allege claims individually and on behalf of a purported nationwide collective class under the Fair Labor Standards Act, which we refer to as the FSLA, from April 9, 2010 to present. The lawsuit alleges that defendants violated the FLSA, notably sections 201 and 207 and relevant regulations, regarding failure to pay minimum wage, failure to pay for hours worked during breaks or work performed "off the clock" before, during and after scheduled work shifts, overtime, improper deductions, and improper withholding of wages, commissions and bonuses. Plaintiffs seek back wages, unpaid wages, overtime, liquidated damages, attorney fees and costs. We filed an answer to the complaint on April 30, 2013. In January, 2014, the magistrate judge granted plaintiffs’ motion for conditional class certification, and we have filed our objections to that ruling with the district judge. The litigation is in the early stages, its outcome is unknown and an estimate of any potential loss cannot be made at this time.

Shareholder Actions

On April 26, 2013, stockholders ACP Master, Ltd., Aurelius Capital Master, Ltd., and Aurelius Opportunities Fund II, LLC, filed suit in the Delaware Court of Chancery against the Company, its directors, Sprint and Sprint HoldCo., which we refer to as the ACP Action. On December 20, 2013, those entities filed an amended complaint, naming as defendants Sprint Corporation, Sprint Communications, Inc., the former directors of the Company, Starburst I, Inc., and SoftBank Corp. The amended ACP Action alleges that the directors of the Company breached their fiduciary duties in connection with the Sprint-Clearwire transaction (the “Merger”), that Sprint breached duties owed to the plaintiff stockholders by virtue of its status as a “controlling” stockholder, and that the other entities

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

aided and abetted the alleged breaches of duties. The ACP action seeks a declaration that Sprint and the director defendants breached their fiduciary duties, and that the other entities aided and abetted that breach; a declaration that the Special Committee and majority-of-minority conditions were insufficient safeguards and that defendants bear a burden of proving the “entire fairness” of the transaction; a declaration that the Note Purchase Agreement was the product of defendants’ breach of fiduciary duties; a finding that the Merger was unfair to the plaintiffs; rescission of the Merger; and unspecified damages, fees and expenses. The defendants moved to dismiss the ACP Action in January, 2014.

On October 23, 2013, the plaintiffs in the ACP Action filed a new lawsuit in the Delaware Court of Chancery against the Company. The complaint asks the court for an appraisal of the “fair value” of plaintiffs’ stock in Clearwire, and an order that Clearwire pay plaintiffs the “fair value,” plus interest and costs. The Company filed its answer in November, 2013, and discovery has begun. This case and the ACP Action are in the early stages, their outcome is unknown, and an estimate of potential losses cannot be made at this time.

In addition to the matters described above, we are often involved in certain other proceedings which seek monetary damages and other relief. Based upon information currently available to us, none of these other claims are expected to have a material effect on our business, financial condition or results of operations.

13.	Share-Based Payments
As of July 9, 2013, there were 25,226,048 shares available for grant under the Clearwire Corporation 2008 Stock Compensation Plan, which we refer to as the 2008 Plan, which authorizes us to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, which we refer to as RSUs, performance based RSUs and other stock awards to our employees, directors and consultants. Grants to be awarded under the 2008 Plan will be made available at the discretion of the Compensation Committee of the Board of Directors from authorized but unissued shares, authorized and issued shares reacquired, or a combination thereof.
Restricted Stock Units
We grant RSUs and performance based RSUs to certain officers and employees under the 2008 Plan. All RSUs generally have performance and service requirements or service requirements only, with vesting periods ranging from two to four years. The fair value of our RSUs is based on the grant-date fair market value of the common stock, which equals the grant date market price. Performance RSUs awarded in 2012 have one to two years performance periods and were granted once the performance objectives were established in the first quarter of 2012.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

A summary of the RSU activity for the 190 day period ended July 9, 2013, and the years ended 2012 and 2011 is presented below:

	Restricted Stock Units		Weighted- Average Grant Price		Fair Value (In Millions)
	Future Performance and Service Required	Future Service Required	Future Performance and Service Required	Future Service Required	Future Performance and Service Required	Future Service Required
Restricted stock units outstanding — January 1, 2011	—	14,675,653	$—	$5.99
Granted	—	10,300,239	—	4.06	$—	$44.9
Forfeited	—	(7,985,495)	—	5.46
Vested	—	(6,240,674)	—	5.54	$—	$24.1
Restricted stock units outstanding — December 31, 2011	—	10,749,723	$—	$4.79
Granted	6,619,937	17,857,468	1.96	2.25	$13.0	$40.2
Forfeited	(208,102)	(2,141,799)	1.99	3.32
Vested	—	(4,501,785)	—	4.45	$—	$8.4
Restricted stock units outstanding — December 31, 2012	6,411,835	21,963,607	$1.96	$2.83
Granted	—	11,637,901	—	3.19	$—	$37.1
Forfeited	(1,691,445)	(506,235)	1.96	7.77
Vested	—	(7,913,173)	—	2.72	$—	$26.0
Restricted stock units outstanding — July 9, 2013	4,720,390	25,182,100	$1.96	$3.03
As of July 9, 2013, there were 29,902,490 RSUs outstanding and total unrecognized compensation cost of approximately $38.4 million, which is expected to be recognized over a weighted-average period of approximately 1.1 years.
Stock Options
We granted options to certain officers and employees under the 2008 Plan. All options generally vest over a four-year period and expire no later than ten years after the date of grant. The fair value of option grants was estimated on the date of grant using the Black-Scholes option pricing model.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

A summary of option activity from January 1, 2011 through July 9, 2013 is presented below:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)
Options outstanding — January 1, 2011	16,443,241	$11.80	5.69
Granted	—	—
Forfeited	(10,701,871)	11.86
Exercised	(1,180,619)	3.07
Options outstanding — December 31, 2011	4,560,751	$13.98	4.24
Granted	—	—
Forfeited	(1,310,146)	12.94
Exercised	—	—
Options outstanding — December 31, 2012	3,250,605	$14.39	4.36
Granted	—
Forfeited	(66,732)	16.18
Exercised	(64,750)	3.06
Options outstanding — July 9, 2013	3,119,123	$14.59	3.30
Vested and expected to vest — July 9, 2013	3,115,111	$14.60	3.30
Exercisable outstanding — July 9, 2013	3,050,591	$14.77	3.31

The intrinsic value of options exercised during the 190 days ended July 9, 2013 and the year ended December 31, 2011 was $0.1 million and $2.3 million, respectively. There were no option exercises during the period ended December 31, 2012. At July 9, 2013, the aggregate intrinsic value of options outstanding was $1.3 million

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Information regarding stock options outstanding and exercisable as of July 9, 2013 is as follows:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Options	Weighted Average Contractual Life Remaining (Years)	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$3.00	6,666.78		$3.00	6,666	$3.00
$3.03	610,750	4.68	3.03	610,750	3.03
$3.53 - $6.77	400,617	2.34	5.90	345,835	5.80
$7.41 - $7.87	57,500	3.26	7.57	43,750	7.57
$11.03	110,700	2.12	11.03	110,700	11.03
$15.00	200,665	2.50	15.00	200,665	15.00
$17.11	323,600	1.60	17.11	323,600	17.11
$18.00	509,497	3.14	18.00	509,497	18.00
$23.30	339,900	4.14	23.30	339,900	23.30
$25.00	559,228	3.64	25.00	559,228	25.00
Total	3,119,123	3.30	$14.59	3,050,591	$14.77

There were no options granted in 2013, 2012 and 2011. The total fair value of options vested during the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011 was $0.5 million, $0.7 million and $6.6 million, respectively. The total unrecognized share based compensation costs related to non-vested stock options outstanding at July 9, 2013 was approximately $0.1 million and is expected to be recognized over a weighted average period of approximately four months.
Share-based compensation expense is based on the estimated grant-date fair value of the award and is recognized net of estimated forfeitures on those shares expected to vest, over a graded vesting schedule on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in-substance, multiple awards. Share-based compensation expense recognized for all plans for the 190 days ended July 9, 2013, and for the years 2012 and 2011 is as follows (in thousands):

	190 Days Ended July 9,	Year Ended December 31.
	2013	2012	2011
Options	$82	$250	$1,016
RSUs	20,890	28,616	25,535
Sprint Equity Compensation Plans	—	—	73
Total	$20,972	$28,866	$26,624

See Note 16, Subsequent Events.

14.	Stockholders’ Equity
Class A Common Stock
The Class A Common Stock represents the common equity of Clearwire. The holders of the Class A Common Stock are entitled to one vote per share and, as a class, are entitled to 100% of any dividends or distributions made by Clearwire, with the exception of certain minimal liquidation rights provided to the Class B Common

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Stockholders, which are described below. Each share of Class A Common Stock participates ratably in proportion to the total number of shares of Class A Common Stock issued by Clearwire. Holders of Class A Common Stock have 100% of the economic interest in Clearwire and are considered the controlling interest for the purposes of financial reporting.
Upon liquidation, dissolution or winding up, the Class A Common Stock will be entitled to any assets remaining after payment of all debts and liabilities of Clearwire, with the exception of certain minimal liquidation rights provided to the Class B Common Stockholders, which are described below.
Class B Common Stock
The Class B Common Stock represents non-economic voting interests in Clearwire. Identical to the Class A Common Stock, the holders of Class B Common Stock are entitled to one vote per share. However, they do not have any rights to receive distributions other than stock dividends paid proportionally to each outstanding Class A and Class B Common Stockholder or upon liquidation of Clearwire, an amount equal to the par value per share, which is $0.0001 per share.
The sole holder, which is Sprint, is entitled to hold an equivalent number of Class B Common Interests, which, in substance, reflects their economic stake in Clearwire. This is accomplished through an exchange feature that provides the holder the right, at any time, to exchange one share of Class B Common Stock plus one Class B Common Interest for one share of Class A Common Stock.
On July 5, 2013, Sprint completed the exchange of 57.5 million shares of Class B Common Interests and a corresponding number of shares of Class B Common Stock for an equal number of shares of Class A Common Stock pursuant to the Amended and Restated Operating Agreement dated as of November 28, 2008 governing Clearwire Communications.
On July 9, 2013, Intel completed the exchange of 65.6 million shares of Class B Common Interests and a corresponding number of shares of Class B Common Stock for an equal number of shares of Class A Common Stock pursuant to the Amended and Restated Operating Agreement dated as of November 28, 2008 governing Clearwire Communications.

At July 9, 2013, prior to consideration of the Sprint Acquisition, Sprint's economic interest in Clearwire and its subsidiaries is equal to its voting interest and was approximately 50.1%.

The following table lists the voting interests in Clearwire as of July 9, 2013:

Investor	Class A Common Stock	Class A Common Stock Voting % Outstanding	Class B Common Stock(1)	Class B Common Stock % Voting Outstanding	Total	Total % Voting Outstanding
Sprint	88,422,958	10.7%	650,587,860	100.0%	739,010,818	50.1%
Comcast	88,504,132	10.8%	—	—%	88,504,132	6.0%
Intel	94,076,878	11.4%	—	—%	94,076,878	6.4%
Other Shareholders	552,193,151	67.1%	—	—	552,193,151	37.5%
	823,197,119	100%	650,587,860	100%	1,473,784,979	100%
_______________________________________

(1)	The holders of Class B Common Stock hold an equivalent number of Class B Common Interests.

As a result of the Sprint Acquisition, each share of Clearwire Corporation common stock, par value $0.0001 per share, other than shares owned by Sprint, SoftBank Corp., or their affiliates, were converted into the right to receive $5.00 per share in cash.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Clearwire Communications Interests
Clearwire is the sole holder of voting interests in Clearwire Communications. As such, Clearwire controls 100% of the decision making of Clearwire Communications and consolidates 100% of its operations. Clearwire also holds all of the outstanding Clearwire Communications Class A common interests representing 55.9% of the economics of Clearwire Communications as of July 9, 2013. The holders of the Class B Common Interests own the remaining 44.1% of the economic interests. It is intended that at all times, the number of Clearwire Communications Class A common interests held by Clearwire will equal the number of shares of Class A Common Stock issued by Clearwire.
The non-voting Clearwire Communication units are designated as either Clearwire Communications Class A common interests, all of which are held by Clearwire, or Class B Common Interests, which are held by Sprint and Intel. Both classes of non-voting Clearwire Communication units participate in distributions of Clearwire Communications on an equal and proportionate basis.
The following shows the effects of the changes in Clearwire’s ownership interests in Clearwire Communications (in thousands):

	190 Days ended July 9,	Year ended December 31,
	2013	2012	2011
Clearwire's loss from equity investees	$(226,783)	$(758,705)	$(612,214)
Increase/(decrease) in Clearwire’s additional paid-in capital for issuance or conversion of Class B Common Stock	301,283	379,048	137,353
Increase in Clearwire’s additional paid-in capital for issuance of Class A Common Stock	1,979	58,460	384,106
Other effects of changes in Clearwire’s additional paid-in capital for issuance of Class A and Class B Common Stock	20,972	28,143	18,870
Net transfers from non-controlling interests	324,234	465,651	540,329
Change from net loss attributable to Clearwire and transfers to non-controlling interests	$97,451	$(293,054)	$(71,885)
Dividend Policy
We have not declared or paid any cash dividends on Class A or Class B Common Stock. We currently expect to retain future earnings, if any, for use in the operations. We do not anticipate paying any cash dividends in the foreseeable future. In addition, covenants in the indentures governing our Senior Secured Notes impose significant restrictions on our ability to pay cash dividends to our stockholders.
Non-controlling Interests in Clearwire Communications
Clearwire Communications is consolidated into Clearwire because we hold 100% of the voting interest in Clearwire Communications. Therefore, the holders of the Class B Common Interests represent non-controlling interests in a consolidated subsidiary. As a result, the income (loss) consolidated by Clearwire is decreased in proportion to the outstanding non-controlling interests. The conversion of Class B Common Interests and the corresponding number of Class B Common Stock to Class A Common Stock is recorded in Issuance of common stock, net of issuance costs, and other capital transactions on our consolidated statement of stockholders' equity.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Warrants

During the first quarter of 2013, we issued a warrant to purchase 2.0 million shares of Class A Common Stock at an exercise price of $1.75 per share related to a spectrum lease agreement. The warrants expire January 29, 2019. In connection with the Sprint Acquisition, the warrants were settled for a lump sum cash amount equal to the amount by which the Merger Consideration exceeded the exercise price of the warrants.
In addition, prior to the closing of the merger with Sprint, we had 375,000 warrants outstanding with an exercise price of $3.00. These warrants were settled for a lump sum cash amount equal to the amount by which the Merger Consideration exceeded the exercise price of the warrants.

15.	Related Party Transactions
We have a number of strategic and commercial relationships with third parties that have had a significant impact on our business, operations and financial results. These relationships have been with Sprint, Intel, Comcast, Time Warner Cable, Bright House, Google, Eagle River, and Ericsson, all of which are or have been related parties. Some of these relationships include agreements pursuant to which we sell wireless broadband services to certain of these related parties on a wholesale basis, which such related parties then resell to each of their respective end user subscribers. We sell these services at terms defined in our contractual agreements.
The following amounts for related party transactions are included in our consolidated financial statements (in thousands):

	July 9,	December 31,
	2013	2012
Accounts receivable	$16,497	$17,227
Prepaid assets and other assets	$4,235	$5,943
Accounts payable and accrued expenses	$58,210	$8,223
Other current liabilities:
Cease-to-use	$5,650	$5,497
Deferred revenue	$200,698	$96,161
Other	$5,642	$5,642
Other long-term liabilities:
Cease-to-use	$37,541	$36,793
Deferred revenue	$13,750	$83,887
Deferred rent	$61,053	$32,213
Other	$334	$2,821

	190 days Ended July 9,	Year Ended December 31,
	2013	2012	2011
Revenue	$237,111	$465,295	$493,350
Cost of goods and services and network costs (inclusive of capitalized costs)	$75,469	$152,669	$182,671
Selling, general and administrative (inclusive of capitalized costs)	$26,749	$50,193	$31,453
Sprint Merger Agreement — On December 17, 2012, we entered into a Merger Agreement, pursuant to which Sprint agreed to acquire all of the outstanding shares of Class A and Class B Common Stock not currently owned by

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

Sprint. On July 9, 2013, Sprint completed the acquisition of Clearwire Corporation and its subsidiaries. See Note 1, Description of Business
See Note 16, Subsequent Events.
Note Purchase Agreement — In connection with the Merger Agreement, on December 17, 2012, we and certain of our subsidiaries also entered into the Note Purchase Agreement, in which Sprint agreed to purchase from us at our election up to an aggregate principal amount of $800 million of 1.00% exchangeable notes due 2018, in ten monthly installments of $80.0 million each. We elected to forego the first two draws (January 2013 and February 2013) under the Note Purchase Agreement which reduced the aggregate principal amount available to $640 million. We elected to take the March, April and May draws and received $240.0 million from Sprint. In addition, we elected to forego the June draw. See Note 9, Long-term Debt, Net, for further information.
Rollover Notes — In connection with the issuance of the 2015 Senior Secured Notes, on November 24, 2009, we issued notes to Sprint and Comcast with identical terms as the 2015 Senior Secured Notes. From time to time, other related parties may hold portions of our long-term debts, and as debtholders, would be entitled to receive interest payments from us.
Relationships among Certain Stockholders, Directors, and Officers of Clearwire — Prior to the completion of the Sprint Acquisition, Sprint, through two wholly-owned subsidiaries, Sprint HoldCo and SN UHC 1, Inc., owns the largest interest in Clearwire with an effective voting and economic interest of approximately 50.1%. After the conversion of their Class B Common Interests and corresponding number of Class B Common Stock into Class A Common Stock, Comcast, Intel and Bright House together own voting interest in Clearwire of approximately 13.0% at July 9, 2013, prior to consummation of the merger with Sprint.
Clearwire, Sprint, Intel, Comcast and Bright House are party to the Equityholders’ Agreement, which sets forth certain rights and obligations of the equityholders with respect to governance of Clearwire, transfer restrictions on our common stock, rights of first refusal and pre-emptive rights, among other things.
4G MVNO Agreement — We have a non-exclusive 4G MVNO agreement, which we refer to as the 4G MVNO Agreement, with Comcast MVNO II, LLC, TWC Wireless, LLC, Bright House and Sprint Spectrum L.P.,which we refer to as Sprint Spectrum. We sell wireless broadband services to the other parties to the 4G MVNO Agreement for the purposes of the purchasers' marketing and reselling our wireless broadband services to their respective end user subscribers. The wireless broadband services to be provided under the 4G MVNO Agreement include standard network services, and, at the request of any of the parties, certain non-standard network services. We sell these services at prices defined in the 4G MVNO Agreement.
Sprint Wholesale Relationship
Under the November 2011 4G MVNO Amendment, Sprint is paying us a fixed amount for unlimited 4G mobile WiMAX services for resale to its retail subscribers in 2013, a portion of which will be paid as an offset to principal and interest due under a $150.0 million promissory note issued by us to Sprint on January 3, 2012, which we refer to as the Sprint Promissory Note. The Sprint Promissory Note has an aggregate principal amount of $150.0 million and bears interest of 11.5% per annum. On January 2, 2013, we offset $83.6 million of principal and related accrued interest to reduce the principal amount we owe to Sprint under the promissory note to $75.0 million maturing on January 2, 2014. If not previously paid, Sprint may offset the amounts payable by us under the Sprint Promissory Note, including interest, against payments then due by Sprint to Clearwire Communications under the 4G MVNO Agreement, as amended. Because the Sprint Promissory Note was entered into in conjunction with the November 2011 4G MVNO Amendment, and amounts due may be offset against payments due under the November 2011 4G MVNO Amendment, it is treated as deferred revenue for accounting purposes, and associated interest costs are being recorded as a reduction to the payable by Sprint for unlimited WiMAX service in calendar year 2013.

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

As part of the 4G MVNO Agreement, we also agreed to usage based pricing for WiMAX services after 2013 and for LTE service beginning in 2012. We also agreed that Sprint may re-wholesale wireless broadband services, subject to certain conditions and we agreed to operate our WiMAX network through calendar year 2015.
For the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011, we received $231.2 million, $537.3 million and $434.3 million, respectively, from Sprint for 4G broadband wireless services. During the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011, wholesale revenue recorded attributable to Sprint comprised approximately 36% of total revenues and substantially all of our wholesale revenues.
3G MVNO Agreement — We entered into a non-exclusive 3G MVNO agreement with Sprint Spectrum, which we refer to as the 3G MVNO Agreement, whereby Sprint agrees to sell its code division multiple access and mobile voice and data communications service for the purpose of resale to our retail customers. The data communications service includes Sprint’s existing core network services, other network elements and information that enable a third party to provide services over the network, or core network enablers, and subject to certain limitations and exceptions, new core network services, core network enablers and certain customized services. For the 190 days ended July 9, 2013 and for the years ended December 31, 2012 and 2011, we paid $1.0 million, $4.4 million, and $17.8 million, respectively, to Sprint for 3G wireless services provided by Sprint to us.
Sprint Master Site Agreement — In November 2008, we entered into a master site agreement with Sprint, which we refer to as the Master Site Agreement, pursuant to which Sprint and we established the contractual framework and procedures for the leasing of tower and antenna collocation sites to each other. Leases for specific sites will be negotiated by Sprint and us on request by the lessee. The leased premises may be used by the lessee for any activity in connection with the provision of wireless communications services, including attachment of antennas to the towers at the sites. The term of the Master Site Agreement is ten years from the date the agreement was signed. The term of each lease for each specific site will be five years, but the lessee has the right to extend the term for up to an additional 20 years. The monthly fee will increase 3% per year. The lessee is also responsible for the utility costs and for certain additional fees. During the 190 days ended July 9, 2013 and the years ended December 31, 2012 and 2011, we made rent payments under this agreement of $35.5 million, $59.6 million, and $55.8 million , respectively.
Master Agreement for Network Services — In November 2008, we entered into a master agreement for network services, which we refer to as the Master Agreement for Network Services, with various Sprint affiliated entities, which we refer to as the Sprint Entities, pursuant to which the Sprint Entities and we established the contractual framework and procedures for us to purchase network services from Sprint Entities. We may order various services from the Sprint Entities, including IP network transport services, data center co-location, toll-free services and access to the following business platforms: voicemail, instant messaging services, location-based systems and media server services. The Sprint Entities will provide a service level agreement that is consistent with the service levels provided to similarly situated subscribers. Pricing is specified in separate product attachments for each type of service; in general, the pricing is based on the mid-point between fair market value of the service and the Sprint Entities’ fully allocated cost for providing the service. The term of the Master Agreement for Network Services is five years, but we will have the right to extend the term for an additional five years. Additionally, in accordance with the Master Agreement for Network Services with the Sprint Entities, we assumed certain agreements for backhaul services that contain commitments that extend up to five years.
Ericsson, Inc. — Ericsson, provides network deployment services to us, including site acquisition and construction management services. In addition, during the second quarter of 2011, we entered into a managed services agreement with Ericsson to operate, maintain and support our network. Dr. Hossein Eslambolchi, who was a member of our Board of Directors prior to the Sprint Acquistion, had a consulting agreement with Ericsson. As part of his consulting agreement, Dr. Eslambolchi received payments for his services from Ericsson. He has not received any compensation directly from us related to his relationship with Ericsson. For the 190 days ended July 9,

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(CONTINUED)

2013 and for the years ended December 31, 2012 and 2011, we paid $43.9 million, $76.9 million and $41.1 million, respectively, to Ericsson for network management services.

16.	Subsequent Events
We have evaluated subsequent events through February 24, 2014, the date in which the consolidated financial statements were issued. The following events occurred subsequent to July 9, 2013:

Sprint Acquisition

On July 9, 2013, Sprint completed the acquisition of Clearwire Corporation and its subsidiaries. As a result of the Sprint Acquisition and the resulting change in ownership and control, the acquisition method of accounting was applied by Sprint, pushed-down to us and included in our consolidated financial statements for all periods presented subsequent to the Acquisition Date. This resulted in a new basis of presentation based on the estimated fair values of our assets and liabilities for the successor period beginning as of the day following the consummation of the merger.

Long-term Debt, net

Using equity contributions from Sprint and available cash, we retired all of the 2015 Senior Secured Notes and all of the Second-Priority Secured Notes by December 2013.
In September 2013, Sprint exchanged all of the outstanding Sprint Notes for 160,000,800 shares of Class B Common Stock and the same amount of Class B Common Interests.

On October 17, 2013, the Issuers entered into a supplemental indenture related to the Exchangeable Notes that 1) permitted the periodic reports filed by Sprint (rather than Clearwire Corporation) with the SEC to satisfy the Issuers' reporting and related obligations in the event that Sprint and Sprint Communications unconditionally guarantee the Exchangeable Notes and 2) agreed to use commercially reasonable efforts to obtain credit ratings for the Exchangeable Notes by two national rating agencies.
On July 19, 2013, Clearwire Communications and Clearwire Finance, Inc. entered into a $3.0 billion credit agreement, which we refer to as the Sprint Credit Agreement, with Sprint Communications, Inc. where Sprint agrees to make revolving credit loans to us subject to the terms and conditions set forth in the agreement. The interest rate on outstanding loans is the LIBOR Rate as of the preceding interest payment date plus applicable margin of 4.00% to 4.75%, which is based on Moody's and S&P ratings. The interest payment date is the last business day of each fiscal quarter. The maturity date of the Sprint Credit Agreement is July 1, 2017. Under the Sprint Credit Agreement, we are not permitted to incur indebtedness unless agreed to by Sprint through written consent. As of December 31, 2013, the Sprint Credit Agreement had an outstanding balance of $315.5 million.
Share-Based Payments
In connection with the Sprint Acquisition, each outstanding and unexercised option to purchase shares of our Common Stock, whether or not then vested, was canceled in exchange for a lump sum cash amount equal to the amount, if any, by which the Merger Consideration exceeded the exercise price of such option, less applicable withholding taxes. In connection with the Sprint Acquisition, each RSU granted to a non-employee member of our board of directors, which we refer to as a Director RSU, was canceled in exchange for a lump sum cash payment equal to the product of the Merger Consideration, without interest, and the number of shares of Class A Common Stock subject to such Director RSU. In addition, each outstanding RSU granted prior to December 17, 2012 was converted into a right to receive a cash payment equal to the product of the Merger Consideration and the number of shares of Class A Common Stock subject to such unvested RSU, which we refer to as a Restricted Cash Account. On July 19, 2013, each holder of a Restricted Cash Account received a lump sum cash payment equal to 50% of the Restricted Cash Account balance, less applicable tax withholdings. The remaining balance of the Restricted Cash

Index to Consolidated Financial Statements

CLEARWIRE CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Account will vest and be paid upon the earlier of (i) the original vesting schedule of the unvested RSUs or (ii) the one year anniversary of the merger, provided however that the holder of a Restricted Cash Account will also be paid the remaining balance upon an involuntary termination of the holder's employment. In addition, each RSU granted after December 17, 2012, which we refer to as an Unvested 2013 RSU, was converted into a right to receive a cash payment equal to the product of the Merger Consideration, without interest, and the number of shares of Class A Common Stock subject to such Unvested 2013 RSU, each of which we refer to as a 2013 Restricted Cash Account. Each 2013 Restricted Cash Account is unvested and will vest and be paid out in accordance with the original vesting conditions of the award, provided however that the holder of a 2013 Restricted Cash Account will also be paid a pro-rata portion of the 2013 Restricted Cash Account upon an involuntary termination of the holder's employment.
Other Related Party Transactions
On July 19, 2013, Clearwire Corporation entered into a services agreement with Sprint/United Management Company, a wholly-owned subsidiary of Sprint Corporation, which we refer to as the Management Company, whereas the Management Company will provide certain services to Clearwire Corporation, the parent company to Clearwire Communications, and its subsidiaries for a stated management fee based on a schedule as set forth in the agreement. No fees are due in 2013.
On July 19, 2013, Clearwire Communications, including direct and indirect subsidiaries as defined in the agreement, which we refer to as the Licensees, entered into a spectrum usage agreement with Sprint Spectrum, L.P., a wholly-owned subsidiary of Sprint Corporation, and their affiliated entities as defined in the agreement, which we refer to as the Users. The Licensees will allow the Users to use the spectrum holdings of Licensees as equipment is deployed by Users using such spectrum subject to the terms defined in the agreement. Users shall pay Licensees an annual spectrum use fee as set forth in the agreement, beginning in 2014.
On January 2, 2014, we offset against payments due under the November 2011 4G MVNO Amendment, treated as deferred revenue, $83.6 million of principal and related accrued interest to repay the amount owed by us under the Sprint Promissory Note.